UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Nielsen Holdings plc

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Nielsen Holdings plc

Proxy Statement

Annual General Meeting of Shareholders

May 17, 2022 | 9:00 a.m. EST

Nielsen

Nielsen Core Values

Inclusion Be open, begin with trust, respect everyone and appreciate every contribution

•  Be open to new ideas and diverse perspective

•  Begin with trust, prove accountability and resolve challenges with respect, care and candor

•  Respect and advocate for everyone and help them reach their full potential

•  Demonstrate appreciation for every contribution from the team

Courage Show grit, be bold and drive to decisions with feedback that helps us grow

•  Show grit and persevere with passion, overcoming barriers and obstacles along the way

•  Be bold, share your ideas and learn by trying and failing fast as we innovate together

•  Drive to data-driven decisions, bring others on board and commit to action

•  Give and seek meaningful feedback that helps us grow

Growth Go big, act with purpose, be curious and develop yourself and others

•  Go big by prioritizing high potential opportunities and better outcomes for our customers, company and colleagues

•  Act with speed and purpose to move forward, discover, innovate and improve

•  Be curious, reframe challenges and commit to always growing

•  Develop yourself and others being a role model for quality

(incorporated and registered in England and Wales with registered no. 09422989)

Registered Office:

5th Floor Endeavour House

189 Shaftesbury Avenue

London

WC2H 8JR

United Kingdom

April 5, 2022

Dear Shareholders,

On behalf of the Board of Directors (the “Board”), I cordially invite you to attend the Annual General Meeting of Shareholders (the “Annual Meeting”) of Nielsen Holdings plc (the “Company,” “Nielsen,” “we” or “us”) to be held at 9:00 a.m. (Eastern Time) on Tuesday, May 17, 2022. You may attend online at www.virtualshareholdermeeting.com/NLSN2022 or, to attend in person, please come to 675 Avenue of the Americas, New York, NY 10010.

The year 2021 was extremely productive for Nielsen, and I am proud of all that we accomplished. In March 2021, we closed on the sale of our Global Connect business (“Global Connect”), enabling our singular focus as a global leader in audience measurement, data and analytics.

The media industry is undergoing rapid change, led by the audience shift to streaming. Over the past several years, Nielsen has also been undergoing a significant transformation to keep pace with clients’ evolving needs and shifting to a growth-driven mindset. Our strategy today is digital-first and global-first and aligns with where growth in the industry is coming from.

We are the currency of choice for linear television and audio in the U.S. media market, and we are shaping the future of cross-media measurement with Nielsen ONE. The industry wants a single metric that brings together linear, digital and streaming, and it wants measurement that is independent, trusted, representative and complete. We believe we are delivering this with Nielsen ONE. In 2021, we delivered on every significant product milestone, and, in early 2022, we accelerated our roadmap to deliver the first iteration of Nielsen ONE. We currently remain on track for a full launch of Nielsen ONE at the end of 2022, and we are working in close collaboration with clients and industry organizations as we lead the industry into the next generation of audience measurement.

The year 2021 did not come without challenges. Our accreditation from the Media Rating Council (“MRC”) for our National and Local television ratings services was suspended partially related to challenges of the COVID-19 pandemic. We faced public criticism by some of our largest traditional television clients, though we continue to grow our business with these clients and broaden our relationships with them. Nielsen has always stood for gold standard quality, and we were disappointed by the loss of accreditation. We have since taken significant steps to improve quality controls to meet MRC accreditation standards and drive sustained quality improvements to ensure that we remain the best measure of how all people consume all media for many years to come.

Our mission is to power a better media future for all people and that means embracing, leveraging and incorporating diversity, equity and inclusion (“DE&I”) into all that we do. In 2021, we continued to advance our DE&I strategy, making strong progress across four pillars that underpin our strategy: People, Product and Thought Leadership, Business Diversity, and Community Advocacy.

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In accordance with the UK Companies Act 2006, the formal notice of the Annual Meeting is set out on the pages following the “Summary of Proxy Statement Information” and, for the purposes of the UK Companies Act 2006, the full text of each of the resolutions to be proposed at the Annual Meeting is set out in Annex G of this proxy statement. Our proxy materials are first being distributed or made available to shareholders on or about April 5, 2022.

We are proud of the progress we have made, but there is more to do. On March 28, 2022, we entered into a definitive agreement to be acquired by a consortium of private investment funds (the “Consortium”) led by Evergreen Coast Capital Corporation (“Evergreen”), an affiliate of Elliott Investment Management L.P. (“Elliott”), and Brookfield Business Partners L.P. together with institutional partners (collectively, “Brookfield”) for $28.00 per share in an all-cash transaction. We believe this proposed transaction creates value for our shareholders while supporting Nielsen’s commitment to our clients, employees and stakeholders. The Annual Meeting does not relate to the proposed transaction. We will hold a separate special meeting of Nielsen shareholders to approve resolutions relating to the proposed transaction.

I thank you for your continued support of Nielsen.

Sincerely,

David Kenny

Chief Executive Officer

LTR2

LETTER FROM OUR CHAIRPERSON TO OUR SHAREHOLDERS

Dear Shareholders,

On behalf of the Board, I am pleased to invite you to our Company’s 2022 Annual Meeting. We are grateful for your continued confidence in Nielsen; it is our privilege to serve and represent your interests on the Board.

In 2021, we successfully completed the sale of Global Connect, hit significant product milestones and met or exceeded all key guidance metrics despite facing some unanticipated challenges. We have a strong position within the media ecosystem and have refined our strategy to align with audiences’ shift to streaming. It’s my pleasure to summarize highlights from the Board’s activities over the last year.

Oversight of Sale of Global Connect and Reduction of Debt

We closed on the sale of Global Connect to affiliates of Advent International Corporation in March 2021. The Board, with the help of its Finance Committee, oversaw the sale of Global Connect as well as the use of proceeds to significantly reduce debt, providing greater financial flexibility to execute the Company’s growth strategy and expand its role in the global media marketplace.

Board Oversight of Strategy and Pending Sale to Consortium of Private Investment Funds

As Nielsen progresses toward becoming a digital-first company, the Board has worked with management to refine the Company’s strategy to align with where growth in the media industry is coming from. The Board formally reviewed the Company’s strategy in depth at its October meeting and also regularly discussed the Company’s strategy – including notable business initiatives, capital allocation priorities and potential business development opportunities – with management throughout the year. The Board is intently focused on ensuring that all of our key decisions are made with the goal of maximizing value for shareholders.

To that end, on March 28, 2022, with the unanimous support of the Board, Nielsen entered into a definitive agreement to be acquired by the Consortium led by Evergreen, an affiliate of Elliott, and Brookfield for $28.00 per share in an all-cash transaction valued at approximately $16 billion, including the assumption of debt.

Following a comprehensive review of the proposal, with the assistance of independent financial and legal advisors, the Board believes that the proposed transaction represents an attractive outcome for our shareholders by providing a cash takeout at a substantial premium, while supporting Nielsen’s commitment to our clients, employees and stakeholders.

The proposed transaction is subject to required regulatory approvals and Nielsen shareholder approval as well as other customary closing conditions. We will ask you to vote at another time on resolutions relating to the proposed transaction at a special meeting of the Nielsen shareholders. Additionally, the proposed transaction will be subject to court approval pursuant to a UK court-sanctioned scheme of arrangement. If the closing conditions are met, the proposed transaction is expected to close in the second half of 2022.

Board Composition

Our Board continually evaluates its composition and collective expertise based on Nielsen’s evolving needs as a public company and its strategy and priorities. Since 2019, we have added four new directors who contribute significant expertise in the media industry and one new director who contributes significant financial and global expertise to the Board.

Our Board is also diverse, with five of our nine independent directors being female and two of our nine independent directors being racially/ethnically diverse. We believe our 2022 director nominees bring the right mix of specific experience, qualifications and skills to ensure the Board, as a whole, has the necessary tools to perform its function effectively.

LTR3

Environmental, Social and Governance (“ESG”)

In the last year, the Board has continued to emphasize Nielsen’s ESG program. The Board amended certain committee charters to include more focused Board oversight of ESG programs and also met with an outside consultant who provided continuing education to the Board and senior management on diversity, equity and inclusion in December 2021.

At the operational level, the Company is targeting increased diversity throughout the organization, undertaking longer term ESG goal setting and risk assessments, and providing more comprehensive ESG disclosures to shareholders.

Shareholder Engagement

On behalf of the full Board, I want to thank you, our shareholders, for speaking with us over the last year to share your thoughts on what Nielsen is doing well and where we can continue to improve. We remain committed to this transparency and to demonstrating our accountability. In early 2022, I was pleased to speak directly with several investors and appreciated the dialogue and feedback on topics that are most important to our shareholders.

I look forward to continuing this dialogue with you going forward.

On behalf of the Board of Directors, thank you for your continued support of Nielsen.

James A. Attwood, Jr.

Chairperson, Board of Directors

LTR4

Summary of Proxy Statement Information

This summary highlights certain information contained elsewhere in this proxy statement. You should read the complete proxy statement and annexes before voting.

2021 PERFORMANCE HIGHLIGHTS

We are dedicated to driving shareholder value by posting solid operating performance. The Company’s long-term business performance and progress against strategic initiatives form the context in which pay decisions are made. In 2021, we executed well and delivered strong results, despite some unanticipated challenges.

During 2021:

•

We completed the previously announced sale of Global Connect to affiliates of Advent International Corporation in March, enabling a singular focus on media with a mission to power a better media future for all people.

•

We significantly strengthened our balance sheet. We paid down $2.7 billion dollars of debt, ending the year at 3.52x net debt leverage.[1] Our de-levering was facilitated by the Global Connect sale proceeds and operating cash flows.

•	We delivered strong financial results and met or exceeded our 2021 guidance across all key metrics.

•

We made measurable progress toward becoming a digital-first company, and our strategy is aligned with growth in the industry. We drove growth across our three essential solutions and delivered accelerated growth internationally.

•

We delivered on significant product milestones for Nielsen ONE, our cross-media solution, and accelerated our roadmap with the launch of Nielsen ONE Alpha, the first iteration of Nielsen ONE ads, in early 2022.

•	We remained committed to building a globally inclusive and impactful culture at Nielsen, which includes incorporating DE&I into all that we do.

Further information about our 2021 performance can be found on pages 34-35. For a reconciliation of our non-GAAP financial measures to their most comparable GAAP financial measures, please see Annex C “Information Regarding Non-GAAP Financial Measures.”

COMPENSATION HIGHLIGHTS

•	Our executive compensation program is designed to incentivize and reward our leadership team for delivering sustained financial performance and long-term shareholder value.

•

A significant portion of named executive officer (“NEO”) compensation is at risk, dependent on the achievement of challenging annual and long-term performance goals and/or the performance of our share price.

•	Nielsen’s executive compensation philosophy includes a stated emphasis on variable, at-risk compensation. Nielsen’s performance in 2021 was reflected in the following pay outcomes:

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The Compensation and Talent Committee evaluated performance under the 2021 Annual Incentive Plan (“AIP”). The Compensation and Talent Committee determined that the Company’s adjusted EBITDA margin % and free cash flow performance exceeded targets while the organic revenue growth performance was missed by 1/10th of a percent resulting in a total pool funding of 122.9%. Further information on how AIP payouts were determined can be found on pages 41-43.

[1]	Please see Annex C for additional information and reconciliations to the most directly comparable GAAP financial measures, as applicable.

SUMM1

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The Compensation and Talent Committee approved ending performance for the 2019-2021 Long Term Performance Plan (“LTPP”) cycle at the end of 2020 due to the sale of Global Connect. Performance for this plan was evaluated at 37.5%. The performance restricted stock units (“PRSUs”) vested at the end of 2021 as per the original vesting schedule.

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The 2020 – 2022 LTPP plan was set with 1-year performance targets due to the pending sale of Global Connect. Performance for this plan was evaluated at 25%. The PRSUs will vest at the end of 2022 for the 2020 plan as per the original three year vesting schedule.

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The 2021-2023 LTPP plan was returned to a normal 3-year performance cycle. Relative total shareholder return (“RTSR”) modifier, which was removed from 2020-2022 LTPP due to 1-year performance targets, was reinstated for the 2021-2023 plan.

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In March 2021, the Compensation and Talent Committee approved a one-time award of Performance Stock Options (“PSOs”) with a grant date fair value of $1.5 million to Messrs. Kenny, Rao and Callard and Mses. Zukauckas and Lovett. The Committee granted this one-time award, entirely in the form of performance based stock options, to motivate the executive team to execute against the new media growth agenda, align leveraged compensation to significant improvements in the value of the Company and align compensation of its executive officers with the interests of its shareholders. In addition, the Compensation and Talent Committee determined the awards were important for retention of the new executive team during this pivotal period as a standalone media company.

◾

The Compensation and Talent Committee considers the performance vesting requirements of the March 2021 PSOs to be very rigorous. The recipients will only realize value if significant shareholder value is created and if they remain employed as of March 11, 2025. As of December 31, 2021, when the closing price of our stock was $20.51, stock appreciation of 71.5%, and market cap value (assuming constant share count) increase of $5.26 billion was required for the performance vesting requirement to be satisfied.

◾	Further information on the March 2021 PSOs can be found on page 49.

•	2022 incentive plans remain unchanged from 2021 plans.

Further information about our compensation can be found on pages 33-66.

SHAREHOLDER ENGAGEMENT AND FEEDBACK

We actively seek feedback from our shareholders and other stakeholders throughout the year. From March 2021 to March 2022, we met with shareholders representing approximately 58% of our outstanding shares to discuss a broad range of topics. To establish a direct line of communication between shareholders and our Board, our Chairperson, Mr. James A. Attwood, Jr., actively participated in certain of these meetings to discuss executive compensation, corporate governance and related matters; in aggregate, he met with shareholders representing approximately 21% of our outstanding shares.

SUMM2

BOARD HIGHLIGHTS

Following the re-election of the Board nominees at our Annual Meeting, the Board will have the following characteristics:

BOARD EXPERTISE AND SKILLS

Our directors are keenly focused on building a board that supports Nielsen’s strategic goals and evolving business priorities. In that regard, in addition to the areas of experience set forth below, the qualities that are of paramount importance for our director nominees include: a proven record of success and business judgment, innovative and strategic thinking, a commitment to corporate responsibility, appreciation of multiple cultures and perspectives, and adequate time to devote to their responsibilities. Since 2019, we have added five new directors, comprised of four directors with significant media expertise and one director who contributes significant financial and global expertise.

Media	Technology & Digital	Global Experience	Consumer Insights	CEO/C-Suite Experience (Active or Retired)	Outside Public Company Board Experience

Financial Leadership	Accounting/ Auditing/ Risk Management	Corporate Governance	Marketing/ Sales	Legal/ Regulatory	Strategy Planning/ Business Development/ M&A	Sustainability/ ESG

SUMM3

GOVERNANCE HIGHLIGHTS

Director Independence • 9 out of 10 of our director nominees are independent • All Board committees are fully independent

Board Accountability

•  All directors are elected annually

•  Annual board and committee self-assessments (conducted by an outside, independent advisor in 2021)

•  Shareholders representing at least 5% of our share capital have the right to require the directors to call a special meeting at which the shareholders may propose to vote on the removal and/or appointment of directors

•  Simple majority vote standard for uncontested director elections

Board Leadership • Independent Chairperson • Lead Independent Director to be elected if Chairperson is also the CEO or is a director who does not otherwise qualify as “independent”	Board Refreshment • Ongoing Board succession planning • Mean tenure of director nominees is 5.3 years • 5 new independent directors elected since 2019

Board Oversight

•  Ongoing focus on strategic matters

•  Active leadership of the Company’s sale of Global Connect and use of proceeds to significantly reduce debt

•  Robust oversight of risk management

•  Active engagement in human capital management and CEO succession planning

•  Regular executive sessions without management present

Director Engagement

•  Board held 8 meetings in 2021 with all directors attending at least 75% of Board meetings

•  Committees held 28 meetings in 2021 with all directors attending 100% of applicable meetings

•  Governance guidelines restrict the number of other board memberships

•  In connection with the nomination process, directors’ other responsibilities/obligations are considered

Director Share Ownership

•  Five times their annual cash fees (with a transition period for new directors)

•  Directors may not hedge or pledge their common stock

•  All equity currently granted as director compensation must be held for the director’s entire tenure on the Board

Director Access

•  Independent Board Chairperson actively engages with shareholders and solicits different shareholder viewpoints

•  Directors may contact any employee directly and receive access to any aspect of the business or activities undertaken or proposed by management

•  Board and its committees may engage independent advisors in their sole discretion

•  Shareholders may contact any of the committee chairpersons and the independent directors as a group

SUMM4

NOMINEES FOR BOARD OF DIRECTORS

The following information is provided as of March 1, 2022.

James A. Attwood, Jr.	Thomas H. Castro	Guerrino De Luca	Karen M. Hoguet
Age: 63 Director since: 2006	Age: 67 Director since: 2020	Age: 69 Director since: 2017	Age: 65 Director since: 2010

Senior Advisor, The Carlyle Group Independent Board Chairperson	President and Chief Executive Officer of El Dorado Capital	Former Chairman of the Board and Chief Executive Officer of Logitech International S.A.	Former Chief Financial Officer of Macy’s, Inc.

Committees: Finance (Chairperson) Nomination and Corporate Governance	Committees: Audit Nomination and Corporate Governance	Committees: Audit Compensation and Talent	Committees: Audit (Chairperson) Finance
David Kenny	Janice Marinelli Mazza	Jonathan F. Miller	Stephanie Plaines
Age: 60 Director since: 2018	Age: 63 Director since: 2020	Age: 65 Director since: 2020	Age: 54 Director since: 2021

Chief Executive Officer, Nielsen Holdings plc	Former President of Global Content Sales and Distribution, Direct-to- Consumer and International of The Walt Disney Company	Chief Executive Officer, Integrated Media Co.	Former Chief Financial Officer of Jones Lang LaSalle Incorporated (“JLL”)

Committees: None	Committees: Compensation and Talent Nomination and Corporate Governance	Committees: Finance	Committees: Audit
Nancy Tellem	Lauren Zalaznick
Age: 69 Director since: 2019	Age: 59 Director since: 2016

Executive Chairperson of JBF Interlude 2009 Ltd. (“Eko”)	Senior Advisor, Boston Consulting Group, Global TMT Practice

Committees: Compensation and Talent (Chairperson) Finance	Committees: Nomination and Corporate Governance (Chairperson) Compensation and Talent

SUMM5

Notice of annual general meeting of shareholders

NIELSEN HOLDINGS PLC

NOTICE OF THE 2022 ANNUAL MEETING

WHEN: May 17, 2022 at 9:00 a.m. (Eastern Time)

WHERE: Online via live webcast at www.virtualshareholdermeeting.com/NLSN2022 or in person at 675 Avenue of the Americas, New York, NY 10010.

Check-in in person will begin at 8:30 a.m. (Eastern Time) and check-in online will begin at 8:45 a.m. (Eastern Time), and you should allow ample time for check-in procedures. Whether you attend the meeting online or in person, you will be able to ask questions and vote during the meeting.

Any changes to the Annual Meeting arrangements will be published on our website. You are therefore encouraged to monitor the website for any announcements or updates.

RECORD DATE: March 21, 2022

ITEMS OF BUSINESS:

At the Annual Meeting, you will be asked to consider and vote on the resolutions set forth under Proposals 1 to 10 in the “Proposals to be Voted Upon” section below as well as such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Explanations of the proposed resolutions together with the relevant information for each resolution are given on pages 1 to 73 and Annexes A, B, C, D, E and F of this proxy statement. For the purposes of English law, the full text of each resolution is set out in Annex G to this proxy statement.

The Company’s UK annual report and accounts for the year ended December 31, 2021, which consist of the UK statutory accounts, the UK statutory directors’ report, the UK statutory directors’ compensation report, the UK statutory strategic report and the UK statutory auditor’s report (the “UK Annual Report and Accounts”), has been made available to shareholders. There will be an opportunity at the Annual Meeting for shareholders to ask questions or make comments on the UK Annual Report and Accounts and the other proxy materials.

You will not be asked to consider and vote on any resolutions related to the Proposed Transaction (as defined in the “Recent Developments” section below). A separate proxy statement will be delivered and resolutions related to the Proposed Transaction will be considered at a separate special meeting of the Company’s shareholders.

For additional information about our Annual Meeting, shareholders’ rights, proxy voting and access to proxy materials, see the “General Information and Frequently Asked Questions About the Annual Meeting” section on pages 82 to 87 of this proxy statement.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning the proxy card (if you received one) prior to the meeting or by attending the Annual Meeting and voting online or in person.

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PROPOSALS TO BE VOTED UPON1

The Board considers that all the proposals to be put to the Annual Meeting are in the best interest of the Company and its shareholders as a whole.

Proposal		Board Recommendation

Proposal No. 1	Election of Directors[2]	for each nominee

Proposal No. 2	Ratification of Independent Registered Public Accounting Firm

Proposal No. 3	Reappointment of UK Statutory Auditor

Proposal No. 4	Authorization of the Audit Committee to Determine UK Statutory Auditor Compensation

Proposal No. 5	Non-Binding, Advisory Vote on Executive Compensation

Proposal No. 6	Non-Binding, Advisory Vote on Directors’ Compensation Report

Proposal No. 7	Authorization of the Board of Directors to Allot Equity Securities

Proposal No. 8	Authorization of the Board of Directors to Allot Equity Securities without Rights of Pre-emption

Proposal No. 9	Authorization of the Board of Directors to Allot Equity Securities without Rights of Pre-emption in connection with an acquisition or specified capital investment

Proposal No. 10	Approval of Forms of Share Repurchase Contracts and Share Repurchase Counterparties

[1]	Resolutions Nos. 1 to 7 will be proposed as ordinary resolutions, which under applicable law means that each resolution must be passed by a simple majority of the total voting rights of shareholders who vote on such resolution, and resolutions Nos. 8 to 10 will be proposed as special resolutions, which under applicable law means that the affirmative vote of at least 75 percent of the votes cast at the Annual Meeting is required to approve each proposal.
[2]	A separate resolution will be proposed for each director.

NOT2

Notes:

1.

In accordance with the Company’s articles of association, all resolutions will be taken on a poll. Voting on a poll means that each share represented in person or by proxy will be counted in the vote. Resolutions Nos. 1 to 7 will be proposed as ordinary resolutions, which under applicable law means that each resolution must be passed by a simple majority of the total voting rights of shareholders who vote on such resolution, whether in person or by proxy. Resolutions Nos. 8, 9 and 10 will be proposed as special resolutions, which under applicable law means that the affirmative vote of at least 75 percent of the votes cast at the Annual Meeting is required to approve each proposal. Explanatory notes regarding each of the proposals (and related resolutions) are set out in the relevant sections of the accompanying proxy materials relating to such proposals.

2.

The results of the polls taken on the resolutions at the Annual Meeting and any other information required by the UK Companies Act 2006 will be made available on the Company’s website as soon as reasonably practicable following the Annual Meeting and for a period of two years thereafter.

3.

To be entitled to attend and vote at the Annual Meeting and any adjournment or postponement thereof, shareholders must be registered in the Register of Members of the Company at the close of business in New York on March 21, 2022 (the “Record Date”). Changes to the Register of Members after the relevant deadline shall be disregarded in determining the rights of any person to attend and vote at the meeting. If you hold shares through a broker, bank or other nominee, you can attend the Annual Meeting and vote by following the instructions you receive from your bank, broker or other nominee.

4.

Shareholders are entitled to appoint a proxy to exercise all or any of their rights to attend and to speak and vote on their behalf at the Annual Meeting. A shareholder may appoint more than one proxy in relation to the Annual Meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that shareholder. A corporate shareholder may appoint one or more corporate representatives to attend and to speak and vote on its behalf at the Annual Meeting. A proxy need not be a shareholder of the Company.

5.

If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by proxy through the Internet or by telephone, your vote must be received by 11:59 p.m. (Eastern Time) on May 16, 2022 to be counted. If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by mail, your vote must be received by 9:00 a.m. (Eastern Time) on May 13, 2022 to be counted. A shareholder who has returned a proxy instruction is not prevented from attending the Annual Meeting either online or in person and voting if he/she wishes to do so, but please note that only your vote last cast will count. If you hold shares through Nielsen’s 401(k) plan, the plan trustee, Fidelity Management Trust Company, will vote according to the instructions received from you provided that your instructions are received by 11:59 p.m. (Eastern Time) on May 12, 2022. Your instructions cannot be changed or revoked after that time, and the shares you hold through the 401(k) plan cannot be voted online at the Annual Meeting.

6.

Unless you hold shares through Nielsen’s 401(k) plan, you may revoke a previously delivered proxy at any time prior to the Annual Meeting. You may vote online if you attend the Annual Meeting online, or in person if you attend the physical meeting, thereby cancelling any previous proxy.

7.

Shareholders meeting the threshold requirements set out in the UK Companies Act 2006 have the right to require the Company to publish on the Company’s website a statement setting out any matter relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be presented before the Annual Meeting; or (ii) any circumstance connected with the auditor of the Company ceasing to hold office since the previous annual general meeting at which annual accounts and reports were presented in accordance with the UK Companies Act 2006. The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with the UK Companies Act 2006. When the Company is required to place a statement on a website under the UK Companies Act 2006, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on its website. The business which may be dealt with at the Annual Meeting includes any statement that the Company has been required under the UK Companies Act 2006 to publish on a website.

8.

Pursuant to the Securities and Exchange Commission (“SEC”) rules, the Company’s proxy statement (including this Notice of Annual General Meeting of Shareholders), the Company’s annual report on Form 10-K for the year ended December 31, 2021, the Company’s UK Annual Report and Accounts and related information prepared in connection with the Annual Meeting are, or will be, available at: www.proxyvote.com and www.nielsen.com/investors. You will need the 16-digit control number included on your Notice or proxy card in order to access the proxy materials on www.proxyvote.com. These proxy materials will be available free of charge.

9.

You may not use any electronic address provided in this Notice of Annual General Meeting of Shareholders or any related documentation to communicate with the Company for any purposes other than as expressly stated.

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PROXY VOTING METHODS

Shareholders holding shares of Nielsen on the Record Date may vote their shares by proxy through the Internet, by telephone or by mail or by attending the Annual Meeting online or in person and voting during the meeting. For shares held through a bank, broker or other nominee, shareholders may vote by submitting voting instructions to the bank, broker or other nominee. To reduce our administrative and postage costs, we ask that shareholders vote through the Internet or by telephone, both of which are available 24 hours a day, seven days a week. Shareholders may revoke their proxies at the times and in the manners described in the “Notes” section of this Notice of Annual General Meeting of Shareholders and the “General Information and Frequently Asked Questions About the Annual Meeting” section on pages 82-87 of this proxy statement.

If you are voting by proxy through the Internet or by telephone, your vote must be received by 11:59 p.m. (Eastern Time) on May 16, 2022 to be counted. If you are voting by mail, your vote must be received by 9:00 a.m. (Eastern Time) on May 13, 2022 to be counted.

If you hold shares through Nielsen’s plan, the plan trustee, Fidelity Management Trust Company, will vote according to the instructions received from you provided that your instructions are received by 11:59 p.m. (Eastern Time) on May 12, 2022. Your instructions cannot be changed or revoked after that time, and the shares you hold through the 401(k) plan cannot be voted at the Annual Meeting.

TO VOTE BY PROXY:

By Internet

• Go to the website www.proxyvote.com 24 hours a day, seven days a week (before the meeting) or www.virtualshareholder meeting.com/NLSN2022 (during the meeting) and follow the instructions.

• You will need the 16-digit control number included on your Notice or proxy card in order to vote online.

By Telephone

• From a touch-tone phone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

• You will need the 16-digit control number included on your Notice or proxy card in order to vote by telephone.

By Mail

• Mark your selections on your proxy card (if you received one).

• Date and sign your name exactly as it appears on your proxy card.

• Mail the proxy card in the postage-paid envelope that is provided to you.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

NOT4

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING

This proxy statement, our annual report on Form 10-K for the year ended December 31, 2021, our UK Annual Report and Accounts for the year ended December 31, 2021, which consists of the UK statutory accounts, the UK statutory directors’ report, the UK statutory directors’ compensation report, the UK statutory strategic report and the UK statutory auditor’s report and related information prepared in connection with the Annual Meeting are, or will be, available at www.proxyvote.com and www.nielsen.com/investors. You will need the 16-digit control number included on your Notice or proxy card in order to access the proxy materials on www.proxyvote.com. In addition, if you have not received a copy of our proxy materials and would like one, you may download an electronic copy of our proxy materials or request a paper copy at www.proxyvote.com, or by telephone at 1-800-579-1639 or by email to sendmaterial@proxyvote.com. If requesting materials by email, please send a blank email with the 16-digit control number included on your Notice. You will also have the opportunity to request paper or email copies of our proxy materials for all future shareholder meetings.

April 5, 2022

By Order of the Board of Directors,

Jennifer Meschewski

Company Secretary

Registered Office: 5th Floor Endeavour House, 189 Shaftesbury Avenue, London, WC2H 8JR, United Kingdom

Registered in England and Wales No. 09422989

NOT5

RECENT DEVELOPMENTS

On 28 March 2022, the Company entered into a definitive agreement (the “Transaction Agreement”) to be acquired by Neptune Intermediate Jersey Limited and Neptune BidCo US Inc. (collectively, the “Purchasing Entities”) by way of a scheme of arrangement (the “Scheme”) between the Company and the Scheme Shareholders (as defined in the Scheme) under Part 26 of the Companies Act. The Purchasing Entities are controlled by a consortium of private investment funds led by Evergreen Coast Capital Corporation, an affiliate of Elliott Investment Management L.P., and Brookfield Business Partners L.P. The Transaction Agreement provides that at the effective time of the Transaction, all ordinary shares will be transferred from the Company’s shareholders to Neptune BidCo US Inc. in accordance with the provisions of the Scheme and the laws of England and Wales, and that Scheme Shareholders will receive the consideration of $28.00 in cash, without interest, per ordinary share (the “Proposed Transaction”).

The Board voted unanimously to approve and support the Proposed Transaction. The Proposed Transaction is subject to approval by Nielsen shareholders, regulatory approvals and other customary closing conditions. The Proposed Transaction will also be subject to UK court approval pursuant to the Scheme. If the closing conditions are met, the Proposed Transaction is expected to close in the second half of 2022.

NOT6

This Proxy Statement of Nielsen Holdings plc includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those relating to Nielsen ONE, the Proposed Transaction and those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected, including regarding Nielsen ONE and the Proposed Transaction. Factors leading thereto may include, without limitation, the risks related to the Ukraine conflict or the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the Ukraine conflict or the COVID-19 pandemic on Nielsen’s business, the failure of our new business strategy in accomplishing our objectives, economic or other conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business, the timing, receipt and terms and conditions of any required governmental and regulatory approvals affecting the Proposed Transaction that could reduce the anticipated benefits or cause the parties to abandon the Proposed Transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement, the possibility that Nielsen shareholders may not approve the Proposed Transaction, the risk that the parties to the Transaction Agreement may not be able to satisfy the conditions to the Proposed Transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the Proposed Transaction, the risk that any announcements relating to the Proposed Transaction could have adverse effects on the market price of Nielsen’s ordinary shares, the risk of any unexpected costs or expenses resulting from the Proposed Transaction, the risk of any litigation relating to the Proposed Transaction, the risk that the Proposed Transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally, the risk that the pending Proposed Transaction could distract management of Nielsen and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.

This proxy statement includes several website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Acting upon the recommendation of its Nomination and Corporate Governance Committee, our Board has nominated the persons identified herein for re-election as directors. Directors will hold office until the end of the next annual general meeting of shareholders and the election and qualification of their successors or until their earlier resignation, removal, disqualification or death.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the re-election of these nominees, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for re-election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

ONGOING BOARD SUCCESSION PLANNING

Our Nomination and Corporate Governance Committee seeks to ensure that our Board as a whole possesses the objectivity and the mix of skills and experience to provide effective oversight and guidance to management to execute on the Company’s long-term strategy. The Nomination and Corporate Governance Committee assesses potential candidates based on their history of achievement, the breadth of their experiences, whether they bring specific skills or expertise in areas that the Nomination and Corporate Governance Committee has identified and whether they possess personal attributes that will contribute to the effective functioning of the Board.

Ongoing Board refreshment provides fresh perspectives while leveraging the institutional knowledge and historical perspective of our longer-tenured directors. The Nomination and Corporate Governance Committee also considers succession planning for roles such as Board and committee chairpersons for purposes of continuity and to maintain relevant expertise and depth of experience.

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DIRECTOR NOMINATION PROCESS

Our Nomination and Corporate Governance Committee uses the following process to identify and add new directors to the Board:

1 ▶	2	▶	3 ▶	4
Collect Candidate Pool	In-Depth Review		Recommendation to the Board	Outcome
• Independent Directors • Shareholders • Independent Search Firms

•  The Nomination and Corporate Governance Committee takes into account the qualifications discussed in the Summary of Proxy Statement Information section under “Board Expertise and Skills” and the criteria discussed in the board matrix set forth below under “Nominees for Election to the Board of Directors” as well as all other factors it considers appropriate to build a Board to effectively oversee Nielsen’s strategy and evolving business priorities.

•  Candidates meet with members of the Nomination and Corporate Governance Committee and its Chairperson.

•  Due diligence is conducted, the Chairperson of the Nomination and Corporate Governance Committee solicits feedback from other directors as well as third parties on potential candidates.

			• The Nomination and Corporate Governance Committee presents qualified candidates to the Board.

Five new independent directors since 2019, including:

•  3 Female

•  2 racially/ethnically diverse

•  Expertise in one or more of the following areas:

¡   Media expertise

¡  Technology and digital expertise

¡  Financial expertise

¡   Consumer insights

¡  CEO experience

¡  CFO experience

¡   Global experience

¡  Public company board experience

Our Nomination and Corporate Governance Committee is authorized to use an independent search firm to help identify, evaluate and conduct due diligence on potential director candidates. Using an independent search firm helps the Nomination and Corporate Governance Committee ensure that it is conducting a broad search and helps it to consider a diverse slate of candidates with the qualifications and expertise that are needed to provide effective oversight of management and assist in long-term value creation. The firm identifies candidates who meet the criteria of our search, provides requested background and other relevant information regarding candidates, and coordinates arrangements for interviews as necessary.

Diversity Policy

Our Corporate Governance Guidelines require the Nomination and Corporate Governance Committee to consider all factors it deems appropriate, which may include age, gender, nationality, ethnic and racial background, gender identity or expression and sexual orientation, and disability status, in nominating directors and to review and make recommendations, regarding the composition and size of the Board to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

2

Currently, half of our director nominees are female, and two of our director nominees are racially/ethnically diverse. Over time, the Nomination and Corporate Governance Committee and the Board as a whole will assess the effectiveness of this policy and determine, how, if at all, our implementation of the policy, or the policy itself, should be changed.

Nomination Process

In considering whether to recommend nomination or re-nomination of each of our directors for election at the Annual Meeting, our Nomination and Corporate Governance Committee reviews the experience, qualifications, attributes and skills of our current directors to determine the extent to which those qualities continue to enable our Board to satisfy its oversight responsibilities effectively in light of our evolving business. In determining to re-nominate the directors named herein for election at the Annual Meeting, the Nomination and Corporate Governance Committee has focused on our current directors’ valuable contributions in recent years, the criteria set forth in “Board Expertise and Skills” in the “Summary of Proxy Statement Information” and the information and criteria discussed in the biographies and board matrix set forth below under “Nominees for Election to the Board of Directors.”

In accordance with our articles of association, shareholders may request that director nominees submitted by such shareholders be included in the agenda of our Annual Meeting through the process described under “Shareholder Proposals for the 2023 Annual General Meeting of Shareholders.” The Nomination and Corporate Governance Committee considers shareholder recommendations for director candidates and evaluates such candidates with the same standards as it does for other Board candidates. The Nomination and Corporate Governance Committee will advise the Board whether to recommend shareholders to vote for or against such shareholder nominated candidates.

Pursuant to the UK Companies Act 2006, shareholders representing at least 5% of our issued share capital have the right to require the Company to convene a special meeting and give notice to all shareholders of a resolution(s) to be voted on at such special meeting. Shareholders who meet the 5% threshold are not also subject to requirements as to ownership duration. Resolutions proposed by shareholders meeting the 5% threshold and which relate to the appointment of directors are not subject to a cap on the number of directors that can be proposed.

As Nielsen is a public limited company incorporated under the UK Companies Act 2006, its shareholders are not able to act by written consent and any resolutions proposed by shareholders must be voted on at a general meeting.

3

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following information describes the names, ages as of March 1, 2022, and biographical information of each nominee. Beneficial ownership of equity securities of the nominees is shown under “Ownership of Securities.”

James A. Attwood, Jr. Director since 2006 Age 63 Independent Board Chairperson Nielsen Committees: Finance (Chairperson); Nomination and Corporate Governance

Other public company directorships:

• Current: None

• Past 5 years: CoreSite Realty Corporation

Key Experience and Qualifications

• Financial expertise (mathematics and statistics)

• Media/telecommunications/technology expertise and deep management experience

• Public company board experience

• Private equity investment expertise in the media industry

Mr. Attwood has served on Nielsen’s Board since 2006 and has served as Chairperson of the Board since November 2019. From July 2018 to November 2019, Mr. Attwood assumed the title of Executive Chairman of the Board on an interim basis to lead the Board’s search process to identify a new Chief Executive Officer as well as to oversee the Board’s strategic review. As Executive Chairman, Mr. Attwood remained an independent member of Nielsen’s Board. From January 2016 to July 2018, Mr. Attwood also served as the Board’s Chairperson. He was Lead Independent Director of the Board from January 2015 to December 2015. Mr. Attwood is a Senior Advisor at The Carlyle Group and the former Head of the Global Telecommunications, Media, and Technology Group. Prior to joining The Carlyle Group in 2000, Mr. Attwood was with Verizon Communications, Inc. and GTE Corporation. Prior to GTE Corporation, he was with Goldman, Sachs & Co. He serves as a member of the Board of Directors of Syniverse Technologies (Chairman), the Harvard Law School Dean’s Advisory Board, The Friends of MVY Radio Board (Chairman), the Sponsors for Educational Opportunity (SEO) Board, the Board of Directors of The Nature Conservancy and the Board of Trustees of WNET and as Chairman of the Board of Trustees of Caramoor Center for Music and the Arts.

Thomas H. Castro Director since 2020 Age 67 Nielsen Committees: Audit; Nomination and Corporate Governance

Other public company directorships:

• Current: Cumulus Media Inc.

• Past 5 years: None

Key Experience and Qualifications

• Public company board experience

• Media expertise in radio broadcasting and cable industry

• Commercial leadership and strategy expertise

• International experience

• Deep Hispanic market expertise

Mr. Castro is the Founder of El Dorado Capital, a private equity firm where he has served as President and Chief Executive Officer since December 2008. He previously founded and was the Chief Executive Officer of three radio companies that primarily targeted the Hispanic market. Mr. Castro is a Trustee of Spelman College and the Chairman of The Texas Public Charter School Association. He recently completed his tenure as a Board member of the Environmental Defense Fund, Southern California Public Radio and The Latino Donor Collaborative. He served on the Board of Directors of Time Warner Cable for ten years.

4

Guerrino De Luca Director since 2017 Age 69 Nielsen Committees: Audit; Compensation and Talent

Other public company directorships:

• Current: None

• Past 5 years: Logitech International S.A

Key Experience and Qualifications

• Chief Executive Officer experience and public company board experience

• Consumer insights, technology, innovation, strategy and marketing experience

• Global markets and general management experience

Mr. De Luca served as the Chairman of the Board of Logitech International S.A. from January 2008 until he retired from the Board in September 2020. Mr. De Luca joined Logitech in 1998 and served as its President and Chief Executive Officer from February 1998 to December 2007 and as acting President and Chief Executive Officer from July 2011 to December 2012. Prior to joining Logitech International S.A., Mr. De Luca served as Executive Vice President of Worldwide Marketing for Apple Computer, Inc.

Karen M. Hoguet Director since 2010 Age 65 Nielsen Committees: Audit (Chairperson); Finance

Other public company directorships:

• Current: The Kroger Co.

• Past 5 years: None

Key Experience and Qualifications

• Finance, audit and risk oversight experience

• Senior management and public company experience.

• Retail and strategic experience

Ms. Hoguet served as the Chief Financial Officer of Macy’s, Inc. from October 1997 until July 2018 when she became a strategic advisor to the Chief Executive Officer until her retirement on February 1, 2019. Ms. Hoguet serves on the Board of Governors of Hebrew Union College – Jewish Institute of Religion and the Board of Directors of UCHealth.

David Kenny Director since 2018 Age 60 Nielsen Committees: None

Other public company directorships:

• Current: Best Buy Co., Inc.

• Past 5 years: None

Key Experience and Qualifications

• Data science and Artificial Intelligence

• Retail, marketing and media expertise

• Innovation, technology and digital experience

• Chief Executive Officer and public company board experience

Mr. Kenny has been the Chief Executive Officer of Nielsen since December 2018. Prior to that time, Mr. Kenny served as Senior Vice President of Cognitive Solutions at IBM, joining IBM in January 2016, after its acquisition of The Weather Company’s Product and Technology Business. Previously, from January 2012 until 2016, Mr. Kenny served as Chairman and Chief Executive Officer of The Weather Company. Prior to The Weather Company, Mr. Kenny was President of Akamai, the cloud service provider, and the co-founder, Chairman and Chief Executive Officer of the digital marketing agency Digitas, which was a Nasdaq listed company before its sale to Publicis Groupe in 2007. Mr. Kenny began his career as a consultant at Bain & Company, where he rose to the Partner level. Mr. Kenny serves on the Board of Directors of Teach for America.

5

Janice Marinelli Mazza Director since 2020 Age 63 Nielsen Committees: Compensation and Talent; Nomination and Corporate Governance

Other public company directorships:

• Current: None

• Past 5 years: None

Key Experience and Qualifications

• Media expertise

• Current consumer knowledge

• Operating expertise

Ms. Marinelli Mazza served as President of Global Content Sales and Distribution, Direct-to-Consumer and International of The Walt Disney Company from March 2018 until her retirement in July 2019. From February 2013 to March 2018, she served as President, Disney/ABC Home Entertainment and Television Distribution. Ms. Marinelli Mazza joined The Walt Disney Company’s Buena Vista Television in 1985. Through her career, she held positions of increasing responsibility at The Walt Disney Company.

Jonathan F. Miller Director since 2020 Age 65 Nielsen Committees: Finance

Other public company directorships:

• Current: Akamai Technologies, Inc., Ziff Davis, Inc.,
Interpublic Group of Companies, Inc.

• Past 5 years: AMC Networks Inc.

Key Experience and Qualifications

• Chief Executive Officer and public company board experience

• Digital media expertise

• Media expertise

• International experience

• M&A and investment experience

Mr. Miller has served as Chief Executive Officer of Integrated Media Company, a special purpose digital media investment company since February 2018. Until January 2018, Mr. Miller was a partner at Advancit Capital, where he continues to serve as an advisor and member of the Investment Committee. He previously has served as Chairman and Chief Executive Officer of the Digital Media Group at News Corp. and was its Chief Digital Officer from April 2009 to September 2012. Mr. Miller was a founding partner of Velocity Interactive Group, an investment firm focusing on internet and digital media, from its inception in 2007 to 2009. Prior to founding Velocity, Mr. Miller served as the Chief Executive Officer of AOL LLC (“AOL”) from 2002 to 2006. Prior to joining AOL, Mr. Miller served as Chief Executive Officer and President of USA Information and Services, of USA Interactive, a predecessor to IAC/InterActiveCorp. He is Chairman of the Board of Advancit Acquisition Corp. I.

6

Stephanie Plaines Director since N/A Age 54 Nielsen Committees: Audit

Other public company directorships:

• Current: KKR Acquisitions Holdings 1 Corp.

• Past 5 years: None

Key Experience and Qualifications

• Chief Financial Officer experience

• Global experience

• Retail and consumer goods experience

• Digital experience

Ms. Plaines served as the Chief Financial Officer of Jones Lang LaSalle Incorporated (“JLL”) from March 2019 until her retirement in November 2020. Prior to joining JLL, Ms. Plaines was the US Retail CFO at Starbucks Corporation from April 2017 to December 2018, CFO SamsClub.com at Walmart Global eCommerce from March 2016 to March 2017, and CFO Stop & Shop division at Ahold Delhaize from January 2011 to February 2016. Prior to joining Ahold Delhaize in 2004, Ms. Plaines held positions of increasing responsibility at Catalina Marketing Corporation, PepsiCo, Inc. and UBS Corporation.

Nancy Tellem Director since 2019 Age 69 Nielsen Committees: Compensation and Talent (Chairperson); Finance

Other public company directorships:

• Current: Rocket Companies, Inc., UTA Acquisition Corporation, Gores Guggenheim, Inc.

• Past 5 years: None

Key Experience and Qualifications

• Media expertise

• Technology expertise

Ms. Tellem has served as the Executive Chairperson of JBF Interlude 2009 Ltd. (“Eko”) since April 2015 and previously served as Chief Media Officer of Eko from April 2015 to 2022. Ms. Tellem served as Microsoft Corporation’s President, Xbox and Digital Media Solutions Chief Executive Officer from September 2012 to October 2014. Prior to joining Microsoft, Ms. Tellem held positions of increasing responsibility at CBS Corporation (now ViacomCBS Inc.), including President of CBS Entertainment. Ms. Tellem holds board and advisory positions at Metro Goldwyn Mayer and Kode Labs as well as several nonprofits including Cranbrook Art Academy and Museum, Detroit Riverfront Conservatory, Seeds of Peace and BasBlue.

7

Lauren Zalaznick Director since 2016 Age 59 Nielsen Committees: Nomination and Corporate Governance (Chairperson); Compensation and Talent

Other public company directorships:

• Current: GoPro, Inc., RTL Group

• Past 5 years: None

Key Experience and Qualifications

• Media expertise

• Digital, innovation and technology experience

• Commercial, management and marketing expertise

• Deep consumer insights expertise

Ms. Zalaznick advises CEOs and founders spanning a wide variety of media sectors and strategic assignments, across a range of top-tier digital and media entities. She has served as a Senior Advisor to Boston Consulting Group in the Global TMT Practice since 2015. From 2002 to the end of 2013, Ms. Zalaznick held progressive positions of leadership within Comcast NBCUniversal, ultimately serving as Executive Vice President. During her prior tenure as Chair, Entertainment & Digital Networks at Comcast NBCUniversal, her portfolio included Bravo Media, Oxygen Media, the Style Network and the Telemundo broadcast network, as well as digital assets Fandango and Daily Candy. She was also responsible for the first cross-company environmental initiative, Green Is Universal.

Ms. Zalaznick is a former director of Penguin Random House, Shazam (acquired by Apple) and Refinery29 (acquired by Vice Media). Ms. Zalaznick is a member of the Producers Guild of America and the Academy of Television Arts & Sciences. She is a Trustee emerita of Brown University.

8

Board Matrix

The Board matrix below represents certain skills, experience, attributes and qualifications that our Board has identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. This matrix highlights the depth and breadth of the skills of our directors standing for re-election.

The nominees for re-election to the Board of Directors named above are hereby proposed for re-election by the shareholders.

The Board of Directors recommends that shareholders vote “FOR” the re-election of each of the nominees named above.

9

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Pursuant to our articles of association and in accordance with the UK Companies Act 2006, our directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company.

Our Board conducts its business through meetings of the Board and four standing committees: Audit, Compensation and Talent, Nomination and Corporate Governance and Finance. In accordance with the New York Stock Exchange (“NYSE”) rules and the rules promulgated under each of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a majority of our Board consists of independent directors, and our Audit, Compensation and Talent and Nomination and Corporate Governance Committees are fully independent.

Each director owes a duty to the Company to properly perform the duties assigned to him or her and to act in the best interest of the Company. Under English law, this requires each director to act in a way he or she considers, in good faith, would be most likely to promote the success of the Company for the benefit of its shareholders as a whole, and in doing so have regard (among other matters) for the likely consequences of any decision in the long-term, the interests of the Company’s employees, the Company’s business relationships with suppliers, customers and others, the impact of the Company’s operations on the community and the environment and the need to act fairly amongst shareholders. The Company’s directors are expected to be appointed for one year and may be re-elected at the next Annual Meeting.

DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS

Under the NYSE rules and our Corporate Governance Guidelines, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Heightened independence standards apply to members of the Audit and Compensation and Talent Committees.

The NYSE independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. The Board is also responsible for determining affirmatively, as to each independent director, that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board will broadly consider all relevant facts and circumstances, including information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. As the concern is independence from management and pursuant to the view articulated by the NYSE, ownership of a significant amount of stock, by itself, is not a bar to an independence finding.

The Board undertook its annual review of director independence and affirmatively determined that, except for Mr. Kenny, each of Mses. Hoguet, Marinelli Mazza, Plaines, Tellem and Zalaznick, and Messrs. Attwood, Castro, De Luca and Miller is independent under Section 303A.02 of the NYSE listing rules and under our Corporate Governance Guidelines for purposes of board service. In addition, the Board affirmatively determined that the Audit Committee, the Compensation and Talent Committee, and the Nomination and Corporate Governance Committee members are fully independent under the SEC and NYSE independence standards specifically applicable to such committees.

10

LEADERSHIP STRUCTURE

Under our Corporate Governance Guidelines, the Board must select its Chairperson from its members in any way it considers in the best interest of the Company. Whenever the Chairperson is also the Chief Executive Officer or is a director who does not otherwise qualify as “independent,” the independent directors are expected to elect from among themselves a Lead Independent Director of the Board.

Since November 2019, Mr. Attwood has served as the Board’s non-executive, independent Chairperson. From July 2018 to November 2019, Mr. Attwood assumed the title of Executive Chairman on an interim basis to lead the Board’s search process to identify a new Chief Executive Officer as well as to oversee the Board’s strategic review. As Executive Chairman, Mr. Attwood remained an independent member of Nielsen’s Board. He was not a Nielsen employee and had no day-to-day responsibilities for the Company’s business. From January 2016 to July 2018, Mr. Attwood also served as the Board’s non-executive, independent Chairperson. In light of Mr. Attwood’s independence from the Company, the Company does not currently have a Lead Independent Director.

In this role, the independent Chairperson presides at all meetings of the Board and all executive sessions of independent directors and sets the agenda for Board meetings along with the CEO (in consultation with management, as appropriate) with the understanding that other members of the Board may provide suggestions for agenda items.

As noted further below, each Board committee also has a non-executive, independent chairperson.

Our Board believes that the Board’s current leadership structure reflects what is optimal for the business in its current environment and best serves our shareholders by:

•	ensuring the appropriate level of independent Board oversight of management;

•	strengthening commitment to sound governance by effectively allocating authority, responsibility and oversight between management and the independent members of the Board; and

•

permitting the CEO to focus more time and energy on day-to-day management of the Company and the Company’s strategic direction, while the Chairperson offers an independent perspective and oversees corporate governance matters and operation of the Board.

BOARD COMMITTEES AND MEETINGS

Our Board has established the following committees: an Audit Committee, Compensation and Talent Committee, Nomination and Corporate Governance Committee and Finance Committee. The current composition and responsibilities of each committee are described below. Members serve on these committees until they no longer serve on the Board or until otherwise determined by our Board.

Name of Independent Director	Audit Committee	Compensation and Talent Committee	Nomination and Corporate Governance Committee	Finance Committee

James A. Attwood, Jr.			X	Chairperson

Thomas H. Castro	X		X

Guerrino De Luca	X	X

Karen M. Hoguet	Chairperson			X

Janice Marinelli Mazza		X	X

Jonathan F. Miller				X

Stephanie Plaines	X

Nancy Tellem		Chairperson		X

Lauren Zalaznick		X	Chairperson

11

Pursuant to our Corporate Governance Guidelines, all directors are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members. All directors are also welcome to attend meetings and review materials of those committees of which they are not members. During 2021, the Board held 8 meetings and 28 committee meetings. Each incumbent director attended at least 75% of the total number of 2021 Board meetings and 100% of the total number of 2021 meetings of those committees on which each such director served and that were held during the period that such director served. All non-executive directors are encouraged (but not required) to attend the Annual Meeting and each extraordinary general meeting of shareholders. All of our incumbent directors who served at the time of our 2021 Annual Meeting attended that meeting, and all of our incumbent directors who served at the time of our 2021 Special Meeting attended that meeting.

12

COMMITTEE MEMBERSHIP AND RESPONSIBILITIES

Current Members:

•  Karen M. Hoguet (Chairperson)

•  Thomas H. Castro

•  Guerrino De Luca

•  Stephanie Plaines

Independence:

All members are independent.

Audit Committee Financial Expert:

All members qualify as “audit committee financial experts” and meet NYSE financial literacy and expertise

requirements.

Meetings in Fiscal Year 2021:

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Audit Committee

Key Responsibilities:

•  External auditor. Appointing our external auditors, subject to shareholder vote as may be required under law, overseeing the external auditors’ qualifications, independence and performance, discussing relevant matters with the external auditors and providing preapproval of audit and permitted non-audit services to be provided by the external auditors and related fees;

•  Financial reporting. Supervising and monitoring our financial reporting, reviewing with management and the external auditor Nielsen’s annual and quarterly financial statements, and reviewing external reporting on ESG in the Company’s financial reports, as appropriate;

•  Internal audit function. Overseeing our internal audit process and our internal audit function;

•  Internal controls, risk management and legal compliance programs. Overseeing our system of internal controls, our enterprise risk management program (including compliance and integrity, cybersecurity and privacy) and our compliance with relevant legislation and regulations; and

•  Information security, technology and privacy & data protection. Regularly evaluating updates received from the Company’s Chief Information Officer regarding the Company’s information, technology and data protection security systems, its preparedness in preventing, detecting and responding to breaches, and any incidents and related response efforts. Regularly evaluating updates received regarding compliance with applicable privacy laws and regulations, and to then report to the Board.

Current Members: • Nancy Tellem (Chairperson) • Guerrino De Luca • Janice Marinelli Mazza • Lauren Zalaznick Independence: All members are independent. Meetings in Fiscal Year 2021: 6

Compensation and Talent Committee

Key Responsibilities:

•  Executive compensation. Setting, reviewing and evaluating compensation, and related performance and objectives, of our senior management team;

•  Incentive and equity-based compensation plans. Reviewing and approving, or making recommendations to our Board with respect to, our incentive and equity-based compensation plans and equity-based awards;

•  Compensation-related disclosure. Overseeing compliance with our compensation-related disclosure obligations under applicable laws;

•  Director compensation. Assisting our Board in determining the individual compensation for our directors within the framework permitted by the general compensation policy approved by our shareholders (the “Directors’ Compensation Policy”);

•  Senior management succession planning. Developing and overseeing the senior management (other than the CEO) continuity planning process; and

•  Talent development/culture/ employee experience. Reviewing, assessing and making recommendations to the Board and management regarding Company’s key human capital management strategies and programs, including talent development and employee experience, DE&I and employee wellness and engagement.

Compensation and Talent Committee Interlocks and Insider Participation: None of the current members of the Compensation and Talent Committee is a former or current officer or employee of the Company or any of its subsidiaries. No Compensation and Talent Committee member has any relationship required to be disclosed under this caption under the rules of the SEC.

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Current Members: • Lauren Zalaznick (Chairperson) • James A. Attwood, Jr. • Thomas H. Castro • Janice Marinelli Mazza Independence: All members are independent. Meetings in Fiscal Year 2021: 7

Nomination and Corporate Governance Committee

Key Responsibilities:

•  Director nomination. Determining selection criteria and appointment procedures for our Board and committee members and making recommendations regarding nominations and committee appointments to the full Board;

•  Board and committee composition. Periodically assessing the scope and composition of our Board and its committees;

•  CEO and director succession planning. Developing and overseeing the CEO and director continuity planning process;

•  Corporate governance. Developing and recommending to the Board a set of corporate governance guidelines applicable to us and otherwise taking a leadership role in shaping the corporate governance of the Company;

•  Board and Committee evaluations. Developing and overseeing the evaluation process for our Board and its committees; and

•  ESG Oversight. Overseeing our ESG matters, including overall ESG strategy, except to the extent reserved for the full Board or another committee.

Current Members: • James A. Attwood, Jr. (Chairperson) • Karen Hoguet • Jonathan F. Miller • Nancy Tellem Independence: All members are independent. Meetings in Fiscal Year 2021: 5

Finance Committee

Key Responsibilities:

•  Strategic and operational plans. Advise the Board on major transactions, the Company’s annual and long-term financial plans and the Company’s capital spending plans.

•  Capital structure. Advise the Board on the Company’s capital structure, including potential issuances of debt and equity securities, credit agreements, and other financing transactions.

•  Dividend policy and share repurchases. Advise the Board on the Company’s dividend policy and share repurchases.

•  Investor Relations. Advise the Board with respect to the Company’s engagement with and responsiveness to shareholder votes and feedback on finance-related matters, including Investor Day.

BOARD AND COMMITTEE EVALUATIONS

Our Board recognizes that a thorough, constructive evaluation process enhances our Board’s effectiveness and is an essential element of good corporate governance. Accordingly, our Nomination and Corporate Governance Committee develops and oversees the evaluation process to ensure that the full Board and each committee conducts an evaluation of its performance and functioning and solicits feedback for enhancement and improvement. The Nomination and Corporate Governance Committee periodically reviews the format of the evaluation process, including whether to utilize a third-party evaluation firm, to ensure that actionable feedback is solicited on the operation and effectiveness of the Board, Board committees and director performance. In 2021, our Nomination and Corporate Governance Committee engaged a third-party evaluation firm to assist the Company Secretary with the annual evaluation process. The third-party evaluation firm provided a written evaluation and conducted confidential interviews with each director and certain members of management that included discussions of the overall functioning and effectiveness of the Board and its standing committees and the leadership structure of the Board. The third-party evaluation firm presented the findings to the Board for consideration and feedback and each Committee reviewed its findings. Our Board believes that employing an independent third-party evaluation firm to assist in the evaluation process provided valuable insights and will contribute to the overall functioning and ongoing effectiveness of the Board and will consider doing so periodically going forward.

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OUR BOARD’S COMMITMENT TO SHAREHOLDER ENGAGEMENT

Why We Engage

Our Board and management team recognize the benefits of regular engagement with our shareholders in order to remain attuned to their different perspectives on the matters affecting Nielsen.

Robust dialogue and engagement efforts allow our Board and management the opportunity to:

•	consider the viewpoints of our shareholders and the issues that are important to them in connection with their oversight of management and the Company;

•	discuss developments in our business and provide transparency and insight about our strategy and performance; and

•	assess issues, existing or emerging, that may affect our business, corporate responsibility and governance practices.

How We Engage

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COMMUNICATIONS WITH DIRECTORS

Any interested party who would like to communicate with, or otherwise make his or her concerns known directly to, the Chairperson of the Board or the Chairperson of any of the Audit Committee, Nomination and Corporate Governance Committee, Compensation and Talent Committee or Finance Committee or to other directors, including the non-management or independent directors, individually or as a group, may do so by addressing such communications or concerns to the Company Secretary at company.secretary@nielsen.com or 675 Avenue of the Americas, New York, NY 10010. Such communications may be done confidentially or anonymously. The Company Secretary will forward communications received to the appropriate party as necessary and appropriate. Additional contact information is available on our website, www.nielsen.com/investors, under Contact Us.

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NIELSEN’S ESG APPROACH

As part of Nielsen’s purpose to power a better media future for all people, we strive every day to engage our people, processes, data and technology to make Nielsen a more responsible company and to enable a more equitable world, where everyone is included and everyone counts. Nielsen is committed to strengthening the communities and markets in which we live and operate our business, recognizing how important these efforts are to ensure a more equitable and sustainable future. This commitment is supported and expressed at all levels of our organization.

Our ESG strategy encompasses the most important factors that affect our business, operations and internal and external stakeholders. To determine these critical ESG issues, we regularly conduct ESG issues assessments, with our fourth such assessment completed in December 2021.

We continue to identify and prioritize these issues, impacts, risks and opportunities for Nielsen’s ESG strategy, and we report ESG matters across the six key areas identified below:

Nielsen’s Environmental, Social & Governance (ESG) Key Areas

Diversity Equity & Inclusion (DE&I)

We power a better media future for all people by embracing, leveraging and incorporating DE&I into all that we do. When we operate in a culture that is diverse and inclusive, our hope is that innovation flourishes, our clients win, and employees are engaged and collaborate to bring the best that Nielsen can offer to the communities we measure. Our DE&I strategy covers four pillars: people, products & thought leadership, business diversity, and community advocacy.

•

We aim to build a globally inclusive and impactful culture at Nielsen. This means increasing diverse representation among employees, providing equitable growth opportunities for diverse employees, hiring from diverse talent pools and expanding our inclusive hiring practices. On International Women’s Day this year, our CEO renewed our company’s commitment to the Leading Executives Advancing Diversity Network (the “LEAD Network”) CEO Pledge to reach 46% of women in senior leadership roles by 2024. In early 2021, targets were also set to increase U.S. Black mid-level and senior level representation and Latino senior level representation.

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•

We support 14 internal business resource groups (“BRGs”), with over 3,500 members around the world. Our BRGs engage employees in programming that drives Nielsen’s advocacy, educational outreach and business growth, which results in increased impact on local business and the communities where we work.

•

In February 2022, we launched a Diverse Media Equity program. As part of our commitment to creating a better media future for all people, we expect to raise the visibility of diverse-owned media that play a critical role in reaching and representing the increasingly diverse population.

•

Our mission is to buy better: to engage, include and contract with diverse business partners who have the perspectives, expertise and products/services that will help us create a better media future for all people. We track and report diverse spend, and have multiple policies and processes to support a corporate goal of 15% U.S. spend with diverse businesses by the end of 2022.

•	In the markets where we do business, we nurture relationships with community leaders and organizations such as the LEAD Network and Valuable 500, so that we can best serve diverse communities.

Human Capital

At Nielsen, our people have always been our most important asset. This has become even more true during a time of company transformation as well as the competitive landscape for talent. Our key human capital management objectives are to promote the health, wellness and safety of our employees while building an inclusive and engaging culture where all of our employees have an equal opportunity to reach their full potential.

•

The COVID-19 pandemic has continued to profoundly shift the way we live and work. Our flexible work strategy, known as Smart Work, helped us quickly and effectively pivot to a collaborative and flexible work experience.

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Nielsen’s benefit offerings are designed to meet the varied and evolving needs of a diverse workforce across businesses and geographies. We have enhanced the ways we help our employees care for themselves and their families, especially in response to COVID-19. Our Whole You health and well-being program focuses not just on physical health, but also on the emotional, financial, social and environmental well-being of our employees.

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We adopted a more holistic approach to education to maximize learning effectiveness at Nielsen and foster a “learn-it-all” culture through the 70/20/10 model. This model reflects research that shows 70% of learning happens in the flow of job-specific tasks, 20% occurs when engaging with colleagues and through manager interventions and 10% happens in structured formal classes and coursework. Nielsen also invested in developing skills in critical areas, such as DE&I competence, data science and sales prospecting/negotiation.

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In 2021, almost $60,000 was distributed across 28 grants in 4 countries through the Nielsen Global Support Fund, through which Nielsen associates can donate to fellow associates in need and apply for support in times of personal hardship or natural disaster.

Environment

We remain committed to our climate change mitigation efforts by leveraging operational efficiencies across our value chain in order to create more environmentally sustainable outcomes for our business, stakeholders and communities. We work with teams and leaders across Nielsen to continue to ensure that relevant climate change risks and opportunities are integrated into our strategy and that meaningful action is taken to drive our mitigation efforts.

•	Through functional leadership (for example, with our global sourcing and real estate teams), we work to reduce our global environmental impact in ways that also improve our operations.

•	We decrease e-waste emissions through responsible end-of-life management of electronic items by continuously expanding our opportunities to divert our electronic devices and equipment from landfills

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in order to be recycled, refurbished or reused. We have also increased energy efficiencies of our largest data centers and offices, continued to offer more sustainable travel options, and in 2021 updated our green corporate events guidelines.

•

With our employee-led Green BRG, we engage our teams to drive environmental change at the grassroots level. During Earth Week 2021, more than 6,400 employees across 17 countries collaborated over five days to lead and participate in green events and to advocate for environmental justice.

•

We request ESG assessments annually from our top strategic suppliers. These third-party assessments address sustainability issues, including climate impacts and greenhouse gas emissions, energy consumption and waste management. Now in its sixth year, this program continues to cover 90% of our spend under management.

Community Engagement

At Nielsen, we continue to mobilize our data, expertise and time to impact our communities positively and ensure every voice is heard. Through our Data for Good projects, we strategically donate Nielsen data and services to help solve critical social and environmental challenges, while also engaging our employees and expanding our capabilities in new ways across our communities. Through our volunteering program, including our Cares BRG, our employees are eligible to use 24 hours of annual dedicated volunteer time, through which they can volunteer with nonprofit organizations in their communities.

•

Data is the foundation of our work, and we believe it can be leveraged to advance social and environmental good. Nielsen donated in-kind an estimated $23.6 million in pro bono support and skills-based volunteering in 2021.

•

In 2021, we continued to seek out and scale relationships with nonprofit organizations and collaborators to help address shared global challenges in unique ways by using our data and capabilities. For example, we provided data to support the Geena Davis Institute on Gender in Media with its research to create gender balance, foster inclusion and reduce negative stereotyping in family entertainment media. We also donated a variety of products and services to the Potential Energy Coalition, a nonprofit that joins creative, analytic and media agencies to shift the narrative on climate change.

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For our ninth Nielsen Global Impact Day (“NGID”) in October 2021, more than 3,000 volunteers across 40 countries logged over 9,700 volunteer hours to make an impact in our communities. As part of NGID, during our first virtual pitch competition, 54 Nielsen volunteers partnered with five nonprofits to address specific challenges faced by the organizations in advancing representation in media and technology.

Nielsen Foundation

The Nielsen Foundation (nielsen-foundation.org), a private foundation funded by Nielsen, began grantmaking to nonprofit organizations in 2016. The Nielsen Foundation envisions a more equitable world where everyone counts and everyone has opportunities to succeed, with a mission to support organizations that give voice and opportunities to historically under-represented groups and communities.

•

In 2021, the Nielsen Foundation provided more than $1.97 million in grants to 49 nonprofit organizations that encourage educational access and persistence, promote economic mobility and well-being and advance representation in media and technology.

•

Through the 2021 Data for Good Grants Program, the Nielsen Foundation funded six projects to build data capacity and strengthen programs of six organizations advancing economic mobility or educational access for diverse communities.

•

Through a three-year grant to the Local Initiatives Support Corporation (LISC), the Nielsen Foundation has provided $450K to date in grants and support to 268 Black-owned small businesses that have limited access to traditional business financing in historically disinvested neighborhoods in four U.S. cities.

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Data Privacy and Security

Data privacy and security are central to the daily work of every Nielsen team member. We integrate responsible data stewardship principles from design to execution of all our products. Our approach is anchored in internationally recognized data protection principles and in compliance with local laws and regulations. We have implemented detailed controls and policies, comprehensive and recurring training and regular performance reviews to drive continuous improvement.

•

We rely primarily on demographic and aggregated data from which we cannot directly identify people, and we maintain appropriate limits on access to data about specific individuals where we hold it. Our internal policies and procedures conform to applicable laws and industry standards around the globe. They also incorporate the principle of Privacy by Design — a commitment to include appropriate privacy protections in the design and implementation of our products and services.

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Nielsen is committed to protecting the security of all client and consumer information. Our Cybersecurity Program is grounded in internationally recognized data protection principles, and we use a variety of security technologies and procedures to protect client and consumer information. We deploy and utilize innovative custom-built and commercial solutions at a global scale. Nielsen’s Cybersecurity Program aligns with the National Institute of Standards and Technology’s Cybersecurity Framework (NIST CSF), which includes five core functions: identify, protect, detect, respond and recover.

We have an extensive data security and privacy governance framework in place, with our Audit Committee having primary oversight for the management of key enterprise risks, which include our Cybersecurity and Privacy Programs. The Audit Committee is briefed on data security and privacy at each regularly convened meeting and receives ad hoc updates as needed.

Governance

The people, clients and audiences that we serve look to Nielsen to deliver accurate, independent data and market measurements. To maintain their trust, we operate according to the highest standards of governance, ethics and integrity throughout our company, every day.

•

The high standards we set for ourselves across a range of issues are outlined in our Code of Conduct. Each year, we require all employees (except where not permitted by local laws) and Board members to annually certify their commitment to uphold the Code of Conduct.

•

Our global Compliance & Integrity program is dedicated to ensuring legal and ethical behavior across Nielsen. Our Code of Conduct is a core element of this program. The Code establishes clear expectations and guidelines for all employees, prohibiting corruption, bribery, facilitation payments, fraud, discrimination, antitrust/anti-competitive practices, money laundering, insider trading and more. It also requires employees to avoid and disclose conflicts of interest. The Code sets forth expectations and guidelines for positive behavior, including treating everyone with respect, valuing diversity, protecting human rights and speaking up to report Code violations without fear of retaliation.

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We maintain a global commitment to respect human rights across our value chain. Protection for human rights is embedded in our Code of Conduct and Supplier Code of Conduct. In early 2021, we reaffirmed our pledge to protect human rights, releasing an updated version of our Global Commitment to Human Rights. Our 2021 Modern Slavery Statement has more on our approach to human rights.

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For information regarding Nielsen’s Board governance and Board oversight of ESG matters, see “Summary of Proxy Statement Information — Governance Highlights” on page SUMM4 and “The Board of Directors and Certain Governance Matters — Nielsen’s ESG Approach — ESG Oversight” below.

ESG Oversight

While it is the responsibility of all teams within Nielsen to consider relevant ESG impacts in their everyday work, we aim to approach ESG risks and opportunities in a holistic way through our strategy, infusing these

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considerations into regular engagement with our Board of Directors, Executive Committee leaders and internal working groups, as well as across functional groups, teams and other forums.

Our Board committees have direct oversight responsibilities for a range of ESG issues, including:

•	The Nomination and Corporate Governance Committee oversees the Company’s overall ESG matters, including overall ESG strategy, except to the extent reserved for the full Board or another Committee.

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Our Compensation and Talent Committee oversees Nielsen’s human capital management strategies and programs, including overall employee wellness and engagement; strategies in support of DE&I; talent development and employee experience.

•

The Audit Committee has primary oversight for the management of key enterprise risks, including its Compliance & Integrity, Cybersecurity and Privacy programs, and reviews external reporting on ESG in the Company’s financial reports, as appropriate.

ESG Reporting and Recognition

We remain focused on connecting our business with relevant ESG issues through responsible policies and practices, evaluating and measuring performance on these issues, and external reporting and transparency. Regularly reporting our progress to stakeholders supports proactive and useful engagement opportunities to drive continuous improvement and positive change for our company, our people and our world.

We published an Interim Responsibility Update in June 2021 to provide an overview of the key areas of our ESG strategy, focusing primarily on calendar year 2020 data and highlights. This update also includes a refreshed Sustainability Accounting Standards Board (“SASB”) Index. Our 2020 Global Responsibility Report, published in May 2020, provides a full account of our ESG approach through 2018 and 2019, and includes supplemental reports for the reporting frameworks most relevant to Nielsen: SASB, the Task Force on Climate-related Financial Disclosures (“TCFD”) and the Global Reporting Initiative (“GRI”). Our next full ESG report, which is expected to be published later in 2022, will continue to include disclosures aligned with SASB, TCFD and the GRI. Our most recent Federal Employer Information Report EEO-1 is also available on Nielsen’s website, although we do not use this data to set our workforce goals or measure progress.1

[1]	Our 2020 filing reflects our U.S. workforce prior to the sale of Global Connect and may differ from other data due to differences in timing and reporting definitions.

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We have received the following recognition for our ESG efforts:

DIRECTOR EDUCATION

Educating our directors about Nielsen and our industry is an ongoing process that begins when a director joins our Board. All new directors take part in a comprehensive orientation about Nielsen, which includes meetings with senior leaders to discuss our businesses and strategy as well as our control functions, including finance, operations and legal. We also conduct in-depth training sessions on the work of our committees for both new directors and those directors who are newly appointed to a committee. For a new member of the audit committee, this may include training with our independent registered public accounting firm.

The Board believes that the shareholders of the Company are best served by a board of directors comprised of individuals who are well versed in modern principles of corporate governance, financial reporting and other subject matters relevant to board service and the exercise of the Board’s oversight responsibilities. Thus, in 2021, we adopted a Director Continuing Education Policy pursuant to which management will provide to our directors on a periodic basis pertinent articles and information relating to the Company’s business, relevant industries, competitors and corporate governance and regulatory issues, as well as presentations by subject matter experts on new legal and regulatory developments. We also encourage our directors to participate in external continuing director education programs and provide reimbursement for reasonable costs of attending such programs as set forth in our Director Continuing Education Policy.

Among other topics, during 2021, the Board participated in deep dives on Gracenote, Outcomes and international operations. In December 2021, the Board also participated in DE&I training with an outside consultant.

RISK OVERSIGHT

The Board is responsible for overseeing Nielsen’s risk and enterprise risk management practices and seeks to foster a risk-aware culture while encouraging appropriate and balanced risk-taking in pursuit of Company objectives. The Board exercises its oversight both directly and through its four committees, each

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of which has been delegated oversight responsibilities for specific risks. Each committee keeps the Board informed of its oversight efforts through regular reporting to the full Board by the committee chairpersons.

Management is accountable for day-to-day risk management efforts. The Board and committees’ risk oversight and management’s ownership of risk are foundational components of our Enterprise Risk Management program. This program is designed to provide comprehensive, integrated oversight and management of risk and to facilitate transparent identification and reporting of key business issues to senior management and the Board and its committees. The following are the key risk oversight and management responsibilities of our Board, committees and management:

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CEO AND BOARD SUCCESSION PLANNING

One of the Board’s primary responsibilities is to ensure that Nielsen has the appropriate talent to accomplish our business strategies today and in the future. The Board plans for CEO succession by establishing selection criteria and identifying and evaluating potential internal candidates.

EXECUTIVE SESSIONS

Pursuant to our Corporate Governance Guidelines, to ensure free and open discussion and communication, our independent directors meet in executive session, with no members of management or any non-independent director present, at every regularly scheduled Board meeting. Our Independent Board Chairperson leads these meetings, which enables our independent directors to discuss matters such as strategy, CEO and senior management performance and compensation, succession planning and board composition and effectiveness. During 2021, our independent directors met seven times in executive session.

COMMITTEE CHARTERS AND CORPORATE GOVERNANCE GUIDELINES

Our commitment to corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board and the Nomination and Corporate Governance Committee to ensure that they effectively comply with all applicable laws, regulations and stock exchange requirements, in addition to our articles of association. Additionally, the Board has adopted a written charter for each of the Audit Committee, the Compensation and Talent Committee, the Nomination and Corporate Governance Committee and Finance Committee. Our Corporate Governance Guidelines, our committee charters and other corporate governance information are available on our website at www.nielsen.com/investors under Governance Documents.

CODE OF CONDUCT AND PROCEDURES FOR REPORTING CONCERNS ABOUT MISCONDUCT

We maintain a Code of Conduct, which is applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws and ethical

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conduct. The Company will promptly disclose to our shareholders, if required by applicable laws or stock exchange requirements, any amendments to or waivers from the Code of Conduct applicable to our directors or officers by posting such information on our website at www.nielsen.com/investors rather than by filing a Current Report on Form 8-K.

The Code of Conduct may be found on our website at www.nielsen.com/investors under Corporate Governance — Governance Documents.

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is the name, age as of March 1, 2022 and biographical information of each of our current executive officers, other than Mr. Kenny, whose information is presented under “Proposal No. 1 – Election of Directors – Nominees for Election to the Board of Directors.”

George D. Callard Age 58

Chief Legal and Corporate Affairs Officer (since January 2019)

Previous Business Experience:

Prior to joining Nielsen, Mr. Callard served as President of Weather Group, LLC from July 2018 to January 2019. From 2016 to 2018, Mr. Callard served as Chief Administrative Officer & General Counsel at Weather Group, LLC. From 2013 to 2015, he served as EVP, General Counsel & Head of Government Affairs for The Weather Company, parent company of The Weather Channel. Previously, Mr. Callard served as vice president of legal and business affairs at NBCU and had two tenures with AT&T (SBC & Ameritech). Earlier in his career, he served as counsel and assistant secretary and as senior counsel at the law firm Cinnamon Mueller and associate counsel for Multimedia Cablevision.

Henry Iglesias Age 49

Controller (since January 2022) & Principal Accounting Officer (since March 2022)

Previous Business Experience:

Mr. Iglesias was the Vice President, Financial Planning & Analysis and Global Sales Finance at Tiffany & Co., the global luxury jeweler, from October 2018 through April 2021, and prior to that time, Vice President, Financial Planning & Analysis at Tiffany & Co. from June 2013 to October 2018. Mr. Iglesias held various leadership roles at Tiffany & Co., including Vice President, Interim Treasurer and Vice President, Corporate Controller and Principal Accounting Officer. He previously worked for PricewaterhouseCoopers LLP.

Laurie Lovett Age 54

Chief People Officer (since January 2020)

Previous Business Experience:

Prior to joining Nielsen, Ms. Lovett was the Global Chief Human Resources Officer at Verisk Analytics from April 2016 through October 2019. Prior to joining Verisk Analytics, from January 1996 to March 2016, Ms. Lovett spent over 20 years with Accenture, holding various leadership roles.

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Karthik Rao Age 48

Chief Operating Officer (since March 2021)

Previous Business Experience:

Mr. Rao has served at the Company for over twenty years in a variety of leadership roles spanning the U.S., Middle East and Asia. Mr. Rao was the Chief Operating Officer of Global Media from February 2020 to March 2021, and, prior to that, he served as Chief Product & Technology Officer of Global Media where he led the International Media product and technology teams. Previously, Mr. Rao was the CEO of Nielsen Portfolio, where he led the Nielsen Entertainment, Nielsen Gracenote, Nielsen Brandbank and Nielsen Telecom businesses across all global markets. He led Gracenote during its acquisition and integration by Nielsen. Prior to Gracenote, he served as President, Expanded Verticals, and led the teams serving the Company’s advertiser and agency clients. Earlier in his career, Mr. Rao was Executive Vice President of Digital Enablement, where he oversaw a global transformation program. He also led Nielsen’s Media Analytics business and was head of Nielsen China. Mr. Rao began his career as an account executive at Ogilvy & Mather in India.

Public Company Directorship:

Mr. Rao serves on the board of directors of Blucora, Inc.

Linda Zukauckas Age 60

Chief Financial Officer (since February 2020)

Previous Business Experience:

Prior to joining Nielsen, Ms. Zukauckas was the Executive Vice President and Deputy Chief Financial Officer for American Express from February 2018 to January 2020. She had previously served as EVP/Controller and Chief Accounting Officer of American Express since November 2011. From 2000 to 2011, Ms. Zukauckas held various senior finance roles at Ally Financial, including strategy/M&A, divisional CFO, head of corporate planning, global controller/Chief Accounting Officer and global head of internal audit. From 1997 to 2000, Ms. Zukauckas held various positions at Deutsche Bank, where she rose to the position of chief auditor for the Global Investment Bank. She began her career with PricewaterhouseCoopers LLP in 1984 and held progressive leadership roles there.

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PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2022.

Although ratification of the selection of Ernst & Young LLP is not required by U.S. federal laws, the Board is submitting the selection of Ernst & Young LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to answer appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

AUDIT AND NON-AUDIT FEES

In connection with the audit of the Company’s annual financial statements for the year ended December 31, 2021, we entered into an agreement with Ernst & Young LLP, which sets forth the terms by which Ernst & Young LLP performed audit services for the Company.

The following table presents fees for professional services rendered by Ernst & Young LLP and its affiliates for the audit of our financial statements for the years ended December 31, 2021 and 2020 and for other services rendered by them in those years:

	Year Ended December 31,
	2021	2020

Audit fees[1]	$4,865,722	$9,379,200

Audit-related fees[2]	$436,602	$1,828,600

Tax fees[3]	$91,392	$293,300

All other fees[4]	$5,575	$11,575

Total	$5,399,291	$11,512,675

1.	Fees for audit services billed or expected to be billed in relation to the years ended December 31, 2021 and 2020 consisted of the following: audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, and statutory and regulatory audits, and SEC filings.

2.	Fees for audit-related services in the years ended December 31, 2021 and 2020 included fees related to carve-out audits related to the Company’s strategic review, the proposed spin-off of the Company’s Global Connect business, the audits of employee benefit plans, accounting consultations and other attest services.

3.	Fees for tax services billed in the years ended December 31, 2021 and 2020 consisted of tax compliance and tax planning and advice.

4.	All other fees in the years ended December 31, 2021 and 2020 included certain other fees.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was compatible.

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AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

Subject to shareholder approval as may be required under the laws of England and Wales, the Audit Committee is directly responsible for the appointment and termination of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each year the Audit Committee reviews the qualifications, performance and independence of our independent registered public accounting firm in accordance with regulatory requirements and guidelines.

In addition, and also subject to shareholder approval as may be required under the laws of England and Wales, the Audit Committee is responsible for the compensation, retention and oversight of its independent registered public accounting firm, including the resolution of disagreements between management and such firm regarding financial reporting. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by such firm, subject to a de minimis exception for non-audit services. The Audit Committee believes that a combination of general pre-approval and specific pre-approval results in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm. General pre-approval will be provided by the full Audit Committee. The Audit Committee has delegated to its Chairperson the specific pre-approval authority to review and pre-approve additional audit and audit-related services and non-audit services subject to the limitations set forth in our Audit and Non-Audit Services Pre-Approval Policy. Any such pre-approval must be reported to the full Audit Committee at its next scheduled meeting. All of the services covered under “– Audit and Non-Audit Fees” were pre-approved by the Audit Committee (or the Chairperson of the Audit Committee, as appropriate).

The Audit Committee may delegate to one or more of its members, when appropriate, the authority to pre-approve services to be provided by the independent registered public accounting firm so long as the pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

The Board of Directors recommends that shareholders vote “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of this charter annually and it was last amended in February 2022. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this proxy statement under “The Board of Directors and Certain Governance Matters – Committee Membership and Responsibilities – Audit Committee.”

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. Discussions included, among other things:

•	the acceptability and quality of the accounting principles;

•	the reasonableness of significant accounting judgments and critical accounting policies and estimates;

•	the clarity of disclosures in the financial statements; and

•

the adequacy and effectiveness of Nielsen’s financial reporting procedures, disclosure controls and procedures and internal control over financial reporting, including management’s assessment and report on internal control over financial reporting.

Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2021 were prepared in accordance with generally

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accepted accounting principles. The Audit Committee also discussed with management and Ernst & Young LLP the process used to support certifications by the Company’s CEO and CFO that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC and the process used to support management’s annual report on the Company’s internal controls over financial reporting.

The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) standards (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Karen M. Hoguet (Chairperson)

Thomas H. Castro

Guerrino De Luca

Stephanie Plaines

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PROPOSAL NO. 3

REAPPOINTMENT OF UK STATUTORY AUDITOR

The Audit Committee has selected Ernst & Young LLP to serve as the Company’s UK statutory auditor who will audit the Company’s UK Annual Report and Accounts to be prepared in accordance with the International Financial Reporting Standards, as adopted by the European Union (“IFRS”), for the year ending December 31, 2022. As required by the law of England and Wales, shareholder approval must be obtained for the selection of Ernst & Young LLP to serve as the Company’s UK statutory auditor and to hold office from the completion of the Annual Meeting until the end of the next annual general meeting of shareholders at which the Company’s UK statutory accounts will be presented.

Representatives of Ernst & Young LLP will attend the Annual Meeting to answer appropriate questions for the year ended December 31, 2021. They will also have the opportunity to address the Annual Meeting if they desire to do so.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to pass this resolution to reappoint Ernst & Young LLP as the Company’s UK statutory auditor until the end of the next annual general meeting of shareholders.

The Board of Directors recommends that the shareholders vote “FOR” the reappointment of Ernst & Young LLP as the Company’s UK statutory auditor who will audit the Company’s UK Annual Report and Accounts for the year ending December 31, 2022.

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PROPOSAL NO. 4

AUTHORIZATION OF THE AUDIT COMMITTEE TO DETERMINE UK STATUTORY AUDITOR COMPENSATION

As required under the laws of England and Wales, the compensation of Ernst & Young LLP as the Company’s UK statutory auditor must be fixed by the shareholders or in such manner as the shareholders may determine. Subject to Ernst & Young LLP being reappointed as the Company’s UK statutory auditor pursuant to Proposal No. 3, it is therefore proposed that the Audit Committee be authorized to determine their compensation. Pursuant to Nielsen’s Audit Committee Charter, the Board has delegated this authority to the Audit Committee.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal.

The Board of Directors recommends that the shareholders vote “FOR” the authorization of the Audit Committee to determine the compensation of Ernst & Young LLP in its capacity as the Company’s UK statutory auditor.

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PROPOSAL NO. 5

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in the proxy materials a separate advisory resolution regarding the compensation of our named executive officers as disclosed pursuant to the SEC rules. While the results of this vote are non-binding and advisory in nature, the Board intends to carefully consider them when considering our executive compensation program. The Board has adopted a policy of providing annual advisory approvals of the compensation of our named executive officers. The next advisory approval of executive compensation will occur at the 2023 Annual General Meeting of Shareholders.

The language of the resolution is as follows:

“RESOLVED, THAT THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE PROXY STATEMENT PURSUANT TO THE SEC RULES, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND ANY RELATED NARRATIVE DISCUSSION, IS HEREBY APPROVED.”

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in “Executive Compensation – Compensation Discussion and Analysis.”

In particular, as discussed in “Executive Compensation – Compensation Discussion and Analysis,” shareholders should note the following:

•	Our executive compensation program is designed to incent and reward our leadership team for delivering sustained financial performance and long-term shareholder value.

•

A significant portion of each named executive officer’s compensation is at risk, dependent on the achievement of challenging annual and long-term performance goals and/or the performance of our share price.

•	Our variable performance-based compensation plans continued to operate as intended.

•	Our broad outreach to shareholders on topics, including executive compensation.

•

For the company’s annual incentive plan, it was determined that the adjusted EBITDA margin % and free cash flow performance exceeded targets while the organic revenue growth performance was missed by 1/10th of a percent resulting in a total pool funding of 122.9%. Our NEO payouts ranged from 118% to 122.5%.

•	Payouts to NEOs and other participants in Nielsen’s PRSU award program for the 2019 – 2021 cycle that matured on December 31, 2021 were 37.5% given the rigorous performance goals.

The Board of Directors recommends that shareholders vote “FOR” approval of the compensation of the Company’s named executive officers.

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EXECUTIVE COMPENSATION

The following discusses the compensation for our Named Executive Officers (“NEOs”) for 2021: our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executives.

David Kenny

Chief Executive Officer

Linda Zukauckas

Chief Financial Officer

Karthik Rao

Chief Operating Officer

George D. Callard

Chief Legal and Corporate Affairs Officer

Laurie Lovett

Chief People Officer

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Business Overview

Nielsen Holdings plc serves the world’s media and content ecosystem and is a global leader in audience measurement, data and analytics with operations in more than 55 countries. Through our understanding of people and their behaviors across all channels and platforms, we empower our clients with independent and actionable intelligence so they can connect and engage with their audiences – now and into the future.

We provide a holistic and objective understanding of the media industry to our various client segments. Our data is used by our publishing clients to understand their audiences, establish the value of their advertising inventory and maximize the value of their content. Our data is used by our marketer and advertiser agency clients to plan and optimize their spend and is used by our content creator clients to inform decisions and identify trends.

An S&P 500 company, we have operations in more than 55 countries, with our registered office located in London, the United Kingdom and headquarters located in New York, United States.

We provide viewership and listening measurement data and analytics primarily to media publishers and marketers and their advertising agencies for linear television, streaming, digital (which includes computer, mobile and connected TV, or “CTV”) and listening platforms.

Our business consists of two major product categories: One Measurement Solutions (“Measurement”) and Impact Marketing Solutions/ Gracenote Content Solutions (“Impact / Content.”) Previously, Measurement was referred to as “Audience Measurement” and Impact / Content was referred to as “Outcomes / Content.” The updated names are a result of Nielsen’s corporate rebranding which reflects the company’s transformation and focus on the global future of media.

On March 5, 2021, we completed the previously announced sale of Global Connect to affiliates of Advent International Corporation, enabling a singular focus on media.

Business Performance

We executed well and delivered strong results in 2021, despite facing some unanticipated challenges such as the suspension of MRC accreditation, which was partially related to challenges of the COVID-19 pandemic. We continued to execute on our growth strategy, driving greater value to our clients across our three essential solutions. Our people are our most important asset and promoting the health, wellness and safety our employees during the ongoing COVID-19 pandemic remained a top priority.

Some of our major achievements throughout the year include:

•

We completed the previously announced sale of Global Connect to affiliates of Advent International Corporation in March, enabling a singular focus on Media with a mission to power a better media future for all people.

•

We significantly strengthened our balance sheet. We paid down $2.7 billion dollars of debt, ending the year at 3.52x net debt leverage.[1] Our de-levering was facilitated by the Global Connect sale proceeds and operating cash flows.

•

We made measurable progress toward becoming a digital-first company, and our strategy is aligned with growth in the industry. We drove growth across our three essential solutions and accelerated international growth.

•

We delivered on significant product milestones for Nielsen ONE, our cross-media solution, and accelerated our roadmap with the launch of Nielsen ONE Alpha, the first iteration of Nielsen ONE ads, in early 2022.

[1]	Please see Annex C for additional information and reconciliations to the most directly comparable GAAP financial measures, as applicable.

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•

We demonstrated our ongoing commitment to building a globally inclusive and impactful culture at Nielsen, which includes incorporating diversity, equity and inclusion into all that we do. We are on track to meet our DE&I target metrics for 2023. In 2021, we renewed our commitment to fighting discrimination which includes engaging the media industry to champion equity and policy makers to build out comprehensive reforms.

•	We completed a corporate rebranding which reflects the transformation of our culture and a redefined strategy focused solely on the global future of media in October 2021.

We met or exceeded all key guidance metrics, including:

•	Revenues up 4.9% versus prior year on an organic constant currency[1],2 basis on strong global performance across all three essential solutions.

•	Net income from continuing operations attributable to Nielsen shareholders for the year was $551 million, compared to $191 million in 2020.

•

Adjusted EBITDA[1] up 5.7% versus prior year (up 5.4% on a constant currency[1] basis) due to cost discipline, the ongoing benefits of our optimization plan and a slower than expected return of temporary costs, offset by investments in our growth initiatives.

•	Free Cash Flow[1] up 10.4% over prior year, due to higher EBITDA and lower interest expense, partially offset by higher cash taxes.

1	Please see Annex C for additional information and reconciliations to the most directly comparable GAAP financial measures, as applicable.
2	Organic revenue growth excludes impact of acquisitions/divestitures/business and market exits completed in the past 12 months.
3	2020 numbers stated as if the Global Connect sale and deleveraging occurred on 1/1/2020.

Executive Changes

Effective March 2021, Mr. Rao was appointed as Chief Operating Officer and a Section 16 Officer of the company. Previously Mr. Rao served as Chief Operating Officer of Global Media from February 2020 to March 2021.

Additionally, Mr. David Rawlinson, who joined the team as Chief Executive Officer of Global Connect in February 2020, departed in March 2021 in connection with the sale of Global Connect to affiliates of Advent International Corporation.

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EXECUTIVE COMPENSATION OVERVIEW

Nielsen’s executive compensation program is designed to retain, motivate and reward our leadership team to deliver sustainable growth and financial performance while delivering long-term shareholder value. This proxy statement relates to 2021 performance and compensation.

Pay for Performance

Nielsen has a strong culture of pay for performance which serves to align Company goals and performance with pay outcomes for the Company’s executives. Nielsen conducts quantitative assessments of business financial performance and also evaluates individual contributions toward key business objectives in order to differentiate rewards. NEOs participate in the same performance assessment process applicable to all employees, including an annual performance review. They also participate in the same annual cash incentive plan that is applicable to all managerial employees, which in 2021 was funded based on full company annual organic revenue growth %, adjusted EBITDA margin % and free cash flow performance as described under “– 2021 Total Target Direct Compensation – Annual Incentive Plan.”

Pay Competitively

Providing competitive pay opportunities is a cornerstone of Nielsen’s compensation programs. The Compensation and Talent Committee reviews each NEO’s compensation annually and considers several factors when making pay decisions:

1.

Target total direct compensation, which consists of base salary, annual cash incentive opportunity and long-term incentive compensation, is benchmarked against compensation for executives serving in similar roles within a peer group of companies selected for their business relevance and size appropriateness to Nielsen;

2.

Target total direct compensation for NEOs is generally positioned within a range of the peer group median, but pay for a specific individual may be positioned above or below to median, based on a variety of factors, including individual performance, span of responsibilities, seniority and tenure, and retention risks;

3.

The mix of base salary, annual incentive and long-term incentives is reviewed annually to ensure a significant portion of NEO’s pay is at risk based on the achievement of performance objectives or the performance of our share price and to ensure the right focus on short-term and long-term performance, with an emphasis on the latter; and

4.	Other factors reviewed include changes in role or responsibilities, Company financial performance, and individual performance.

Variable Pay is At Risk

Nielsen’s compensation programs are designed so that a significant portion of each NEO’s compensation is at risk; and dependent on the achievement of challenging annual and long-term performance goals and/or the performance of our share price as laid out in the charts and tables below. At risk compensation is composed of annual cash incentive awards and equity-based awards and does not include fixed pay such as base salary. Long-term pay has historically been delivered exclusively in the form of equity to align the interests of the NEOs with the creation of value for our shareholders, and this was the case in 2021.

Executive Compensation Program Aligned with Strategy

Nielsen’s executive compensation program, and in particular our incentive compensation plans, include metrics that are aligned with shareholder value creation and are an effective measure of each NEO’s contributions to overall company performance.

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The chart below illustrates the elements of annual total direct compensation at target for Mr. Kenny, our CEO since December 2018. The next chart illustrates the target elements of total direct compensation for other NEOs in 2021. See “– Summary Compensation Table” for actual amounts earned by all NEOs in 2021. In all cases, the design of Nielsen’s compensation programs aligns closely with our peer group.

CEO Compensation Structure 2021 (Using 2021 Target Pay)

Other NEOs’ Average Compensation Structure 2021 (Using 2021 Target Pay)

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SHAREHOLDER ENGAGEMENT AND RESPONSIVENESS

Each year, our shareholders vote on an advisory resolution to approve the pay of our NEOs (“Say-on-Pay proposal”). In 2021, approximately 83% of the votes cast at our annual general meeting of shareholders affirmed our executive compensation program. This represents an improvement compared to 2020, when 68% of the votes cast affirmed our executive compensation program. The increase is in part as a result of broad regular outreach to shareholders which allows us to solicit feedback on topics including executive compensation, business strategy and performance, corporate governance practices, and sustainability initiatives.

In early 2022, we reached out to shareholders accounting for 65% of total shares outstanding to solicit feedback ahead of the 2022 proxy filing. Our Board’s Chairperson, Mr. James A Attwood, Jr., along with management representatives from Nielsen’s Investor Relations, Legal, Human Resources and Environmental, Social and Governance (ESG) groups, collectively spoke with investors representing 21% of shares outstanding. The remaining shareholders we reached out to noted that a meeting was not necessary or did not respond.

Shareholder feedback on our executive compensation plans was very similar to last year. After evaluation of both feedback shared and our review of the current plan designs and objectives, we did not make any changes to either our annual or long term incentive plans for 2022.

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EXECUTIVE COMPENSATION PROGRAM ELEMENTS

Element	Purpose	Key Characteristics

Base Salary	Attract and retain top talent

•  The Compensation and Talent Committee considers a variety of factors including: (1) our pay for performance philosophy, (2) peer group market data, (3) the NEO’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, and (6) role changes.

Annual Incentive Plan (“AIP”)	Motivate NEOs to accomplish short-term business performance goals that contribute to long-term business objectives

•  AIP award opportunities are determined each year by reference to (1) our pay for performance philosophy, (2) peer group benchmarking and general market survey data, (3) the NEO’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, (6) role changes, and (7) prior year award.

•  In 2021, organic revenue growth rate, adjusted EBITDA Margin % and free cash flow were the performance metrics for the AIP:

¡  All three metrics are measured independently.

¡  Resulting funding from the three metrics is capped at 200%.

Long-Term Incentive (“LTI”)	Deliver long-term sustainable performance and align executive rewards with long-term returns delivered to shareholders

•  LTI award values are determined each year by reference to (1) our pay for performance philosophy, (2) peer group benchmarking and general market survey data, (3) the NEO’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, (6) role changes, and (7) prior year award.

Performance Restricted Stock Units (“PRSUs”) under Long Term Performance Plan	Alignment with long-term shareholder return

•  Subject to performance against three-year cumulative performance metrics. 2021 metrics included:

¡  3-year average organic revenue growth rate, weighted 50%.

¡  3-year cumulative free cash flow/ EBITDA conversion (“FCF Conversion”), weighted 50%.

•  Relative TSR (RTSR) as a modifier to the performance of the two core metrics outlined above.

•  Represents 60% of the annual grant-date LTI value.

Restricted Stock Units (“RSUs”)	Alignment with shareholder return and retention	• Service-based equity is delivered in RSUs. • Four-year graded service-vesting. • Represents 40% of the annual grant-date LTI value.

Health and Welfare Plans, Perquisites	Promote overall wellbeing and avoid distractions caused by unforeseen health/financial issues	• Health and Welfare plans generally available to all full-time employees. • De minimis financial planning and wellness services allowances.

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NEO COMPENSATION AND GOVERNANCE PRACTICES

What We Do	What We Don’t Do

✓  Emphasize long-term equity in prospective pay increases.

✓  Use share ownership guidelines to require all executive officers and non-employee directors to hold a significant amount of Nielsen stock.

✓  Specify maximum payout thresholds on all individual awards granted under our AIP and LTPP.

✓  Recoup both short-term and long-term incentive awards in the event of financial restatement as a result of intentional misconduct on the part of the executive, and where the award would have been lower as a result of the restatement.

✓  Include double trigger provisions for all plans that contemplate a change in control.

✓  Use independent compensation consultant.

✓  Robust annual shareholder outreach.

×   Use excise tax gross-up agreements.

×   Permit short-sales, hedging and pledging of shares.

×   Provide tax gross-ups on perquisites.

×   Provide dividend equivalents on unearned PRSUs granted under the LTPP.

×   Re-price options.

2021 TOTAL TARGET DIRECT COMPENSATION

When determining compensation for our executive officers, our Compensation and Talent Committee approaches compensation amounts from a Total Target Direct Compensation perspective. The Total Target Direct Compensation for our NEOs for 2021 was as follows:

Name	Base Salary	Annual Incentive	Long Term Incentive[1]	Total Target Compensation
David Kenny	$1,300,000	$1,925,000	$10,200,000	$13,425,000
Linda Zukauckas	$800,000	$900,000	$4,250,000	$5,950,000
Karthik Rao	$600,000	$600,000	$2,700,000	$3,900,000
George D. Callard	$575,000	$625,000	$3,000,000	$4,200,000
Laurie Lovett	$500,000	$500,000	$2,500,000	$3,500,000

[1]	Includes one-time grant of $1,500,000 delivered in Performance Stock Options for each NEO and an additional one-time $1,000,000 in PRSUs for Mr. Kenny

ANNUAL BASE SALARY

Base salary is the only fixed component of our executive officers’ compensation. The Compensation and Talent Committee considers benchmark compensation information for executives serving in similar positions at peer companies and general market survey data supplied by its compensation consultant, to help ensure that base salaries of the Company’s executive officers are competitive in the marketplace and are serving their purpose to attract and retain top talent.

The Compensation and Talent Committee considers salary increases for the Company’s executive officers generally in 24-36+ month intervals unless there is a change in role or circumstances that warrant consideration.

Executive officers are not involved in determining their own compensation.

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2021 Base Salaries

There were no base salary increases approved by the Compensation and Talent Committee in 2021 for NEOs.

All 2020 NEOs took a voluntary pay reduction for May-September 2020 amid the onset of the COVID-19 pandemic, which is reflected in the table below.

Name	2020 Base Salary (Actual)	2021 Base Salary (Actual)	Change %
David Kenny	$1,268,250	$1,300,000	3%
Linda Zukauckas[1]	$704,923	$800,000	13%
Karthik Rao	N/A	$600,000	N/A
George D. Callard	$573,010	$575,000	0%
Laurie Lovett[2]	$469,423	$500,000	7%

[1]	Hired on February 03, 2020. 2020 base salary doesn’t reflect full year data.
[2]	Hired on January 13, 2020. 2020 base salary doesn’t reflect full year data.

ANNUAL INCENTIVE PLAN

The purpose of the AIP is to motivate executives to accomplish short-term business performance goals that contribute to long-term business objectives. The Compensation and Talent Committee approves the applicable performance measures and performance targets under the plan at the beginning of each fiscal year. Following the end of the performance period, the Company’s and the executives’ actual achievement under the performance measures and performance targets is reviewed and assessed, and the Compensation and Talent Committee approves the cash amounts payable to such executives. The NEOs participate in the same incentive plan as the Company’s senior managers.

In determining the annual incentive target opportunity for each NEO, the Compensation and Talent Committee considered benchmark compensation information for executives serving in similar positions at peer companies and general market benchmark data provided by our compensation consultant, executives’ total direct compensation mix; changes in role and job responsibilities; and Company financial performance and individual performance.

Under the AIP, the maximum potential annual incentive pool funding is 200%.

ANNUAL INCENTIVE PLAN PAYOUT FORMULA

•

The amount at which the AIP funds and that is available for payouts is derived formulaically based on pre-determined targets. In 2021 these were adjusted EBITDA margin %, organic revenue growth rate, and free cash flow performance. The performance against these targets is expressed as a “funding percentage”; see “– Performance – Payout Formula” table below.

•	Initial individual payouts are determined by applying the “funding percentage” to the individual’s target award opportunity.

•	Final individual payouts are determined after a full assessment of:

¡	Each individual’s contribution to overall Company performance;

¡	Other individual quantitative performance objectives; and

¡	A qualitative assessment to take into account, as appropriate, degree of difficulty, extraordinary market circumstances, and leadership impact.

•	Based on the full assessment, individual payouts may be adjusted up or down from the initial payout to ensure that total performance is reflected in the final payouts.

•	In aggregate, total payouts under the AIP cannot exceed the amount of the funded plan pool.

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•	All three metrics are measured independently and are non-GAAP measures as further defined in Annex C.

•

Adjusted EBITDA is defined as net income or loss from continuing operations of our consolidated statements of operations before interest income and expense, income taxes, depreciation and amortization, restructuring charges, impairment of goodwill and other long-lived assets, share-based compensation expense and other non-operating items from our consolidated statements of operations, as well as certain other items considered outside the normal course of our operations.

•

Revenue is defined as Income generated from sale of goods or services before any costs or expenses are deducted all in accordance with US GAAP, as depicted in the Condensed Consolidated Financial Statements in Nielsen’s applicable annual financial statements. Constant currency revenue is revenue excluding the impact of fluctuations in foreign currency exchange rates. Organic constant currency revenue is constant currency revenue excluding the net effect of business acquisitions and divestitures over the past 12 months.

•	FCF is defined as net cash provided by operating activities from continuing operations less the sum of:

¡	Net additions to property, plant and equipment and other assets; and

¡	Net additions to intangible assets.

•	Please see Annex C for additional information and reconciliations to the most directly comparable GAAP financial measures, as applicable.

Performance Metrics and Targets

The Compensation and Talent Committee believes that adjusted EBITDA margin %, organic revenue growth rate and free cash flow metrics are highly correlated to the creation of value for our shareholders and are effective measures of the NEOs’ contributions to short-term Company performance.

Metric	Rationale
Adjusted EBITDA Margin %	• Focuses on operating earnings performance and efficient management of the Company’s cost base amid the business transformation efforts currently underway.

Organic Revenue Growth	• Reflects our focus on organic top-line growth to support the expansion of the Company’s platform and efforts to strengthen relationships with clients and partners.

Free Cash Flow	• An important measure of shareholder value creation, including our ability to invest in future growth and return excess capital to shareholders.

The Compensation and Talent Committee sets quantitative performance targets associated with these metrics. In establishing these targets, the Compensation and Talent Committee considers the Company’s historical performance against prior year targets and other factors. Each year the Compensation and Talent Committee strives to establish targets that are both aggressive and achievable. These targets are aligned with the Board approved operating plan which involves an iterative review process. These metrics are also commonly used by Nielsen’s investors to evaluate our core performance.

Funding Formula and Individual Payouts

The funding/initial payout formula (shown below) is based on adjusted EBITDA margin %, organic revenue growth % and free cash flow. All three metrics are measured independently. 100% funding is accomplished when all metrics meet target performance as approved by the Compensation and Talent Committee at the beginning of the plan year. 200% funding is accomplished when all metrics meet maximum performance as approved by the Compensation and Talent Committee at the beginning of each plan year. Funding is capped at 200%.

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Performance – Payout Formula

The table below shows 2021 targets, threshold and maximum. Targets for all three metrics represent growth over prior years.

	Growth vs Prior Year (Index %)
Performance Milestones	Organic Revenue	Adjusted EBITDA Margin %	Free Cash Flow	Funding/ Initial Payout %[1]

Maximum	107.0%	120 bps	120.3%	200%

Target	105.0%	50 bps	103.2%	100%

Threshold	103.5%	0 bps	94.7%	50%

< Threshold	<103.5%	<0 bps	<94.7%	0%

1	The AIP funding percentage and initial payout percentage are determined using linear interpolation if actual performance falls between any two performance milestones.

2021 Financial Performance and AIP Funding

In February 2022, the Compensation and Talent Committee evaluated performance under the 2021 AIP. The Compensation and Talent Committee determined that the Company’s adjusted EBITDA margin % and free cash flow performance exceeded targets while the organic revenue growth performance was missed by 1/10th of a percent resulting in a total pool funding of 122.9%.

Metric	Weight	Target	Result	Funding
Adjusted EBITDA Margin % at constant currency[1]	30%	42.30%	42.5%[2]	133%
Organic Revenue growth rate at constant currency[1]	35%	5%	4.9%	95%
Free Cash Flow	35%	$605MM	$647MM	142%
Overall Funding				122.9%

[1]	We calculate constant currency percentages by converting our prior-period local currency financial results using the current period foreign currency exchange rates and comparing these adjusted amounts to our current period reported results. Please see Annex C for additional information and reconciliations to the most directly comparable GAAP financial measures, as applicable.

[2]	For the purposes of AIP, margin is calculated without the impact of fluctuation in foreign exchange rates. As a result, the reported margin of 42.6% is 42.5% for AIP purposes.

AIP Payout Determinations and Approval

Based on this AIP funding level and individual performance assessments (described in detail below), the Compensation and Talent Committee approved the following payouts for the 2021 AIP payout plan. Our NEOs were paid slightly below plan funding of 122.9% to allow for more differentiation amongst our top performers.

Name	AIP Target ($)	Approved AIP Payout ($)	Approved AIP Payout %
David Kenny	$1,925,000	$2,271,500	118.0%
Linda Zukauckas	$900,000	$1,100,000	122.2%
Karthik Rao	$600,000	$735,000	122.5%
George D. Callard	$625,000	$737,500	118.0%
Laurie Lovett	$500,000	$590,000	118.0%

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2021 NEO PERFORMANCE ASSESSMENT

Each NEO’s performance was assessed on total Company financial performance (as described above under “– Annual Incentive Plan – 2021 Financial Performance and AIP Funding”) and their individual performance against their performance goals. We discuss the 2021 performance of each NEO below.

David Kenny

Chief Executive Officer (since December 2018)

Key Responsibilities:

Mr. Kenny is responsible for managing the Company’s strategic priorities, operating results and overall organizational health.

Key Achievements:

• Delivered strong financial performance including 4.9% revenue growth on an organic constant currency basis[1],[2], 5.4% constant currency adjusted EBITDA growth[1], 79 bps of constant currency[1] margin expansion and free cash flow[1] of $647 million.

• Executed on the successful sale and operational separation of Global Connect to affiliates of Advent International Corporation.

• Significantly advanced our streaming first business with robust growth in digital ratings and Gracenote. We also drove solid growth of our digital products with legacy national media clients.

• Executed on significant revenue growth in international markets.

• Met commitments for significant product milestones including CTV measurement, launching a new ID graph for digital and cross-media, Nielsen One Alpha for Advertisers, Lift in most international markets and Gracenote Inclusion Analytics.

• We kept our people safe and healthy as the global pandemic continued in 2021. We continued to make significant progress on our gender representation, including senior female representation which increased from 36% to 42%. We also saw senior level Black and Hispanic representation increase over Q4 2020 from 2.0% to 2.8% and from 4.0 to 5.5% respectively.

[1]	Please see Annex C for additional information and reconciliations to the most directly comparable GAAP financial measures, as applicable.
[2]	Organic revenue growth excludes impact of acquisitions/divestitures/business and market exits completed in the past 12 months.

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Linda Zukauckas

Chief Financial Officer (since February 2020)

Key Responsibilities:

Ms. Zukauckas is responsible for managing overall financial performance, capital planning and allocation, controllership, tax, treasury, investor relations and capital market transactions while also overseeing procurement, real estate and our global enterprise resource planning system.

Key Achievements:

• Improved the Company’s financial performance by delivering strong financial results consistent with our medium-term targets, including; 4.9% revenue growth on an organic constant currency basis[1],[2], 5.4% constant currency adjusted EBITDA growth[1], 79 bps of constant currency[1] margin expansion (to 42.6%) and a 10%+ increase in free cash flow[1], to $647 million.

• Strengthened the Company’s balance sheet, using net proceeds from the sale of Global Connect and cash flow from operations to reduce debt by $2.7 billion, reducing our net debt leverage ratio[1] by over half a turn, to 3.5x, the lowest level in eight years.

• Accessed the unsecured bond market, refinancing $1.25 billion of secured debt, replacing all 2022 maturities with the 8- and 10-year bond issuances.

• Played a key leadership role in the sale of Global Connect to affiliates of Advent International Corporation.

• Standardized and streamlined end-to-end financial processes following the sale of Global Connect, improving the transparency and rigor of data and supporting details for important business decisions and trade-offs.

Karthik Rao

Chief Operating Officer (since March 2021)

Key Responsibilities:

Mr. Rao has responsibility for the development and execution of our product roadmap, technology, overall operations, data quality and panel.

Key Achievements:

• Led the recovery of our Nielsen panel after the decline in panel size in 2020, meeting our year-end target of 41,000 homes.

• Drove our product roadmap, including the launch of Nielsen ONE Alpha in January 2022, the launch of Gracenote Inclusion Analytics, YouTube CTV, Samsung CTV, and Streaming Signals.

• Led the operational separation of the Nielsen Media and Connect businesses upon the sale of Global Connect, meeting all objectives.

• Drove a strong focus on the single platform strategy – with more products operating off the media platform globally.

• Drove retention initiatives to manage through the great resignation, including hiring and developing the next generation of leaders across functions.

[1]	Please see Annex C for additional information and reconciliations to the most directly comparable GAAP financial measures, as applicable.
[2]	Organic revenue growth excludes impact of acquisitions/divestitures/business and market exits completed in the past 12 months.

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George D. Callard

Chief Legal and Corporate Affairs Officer (since January 2019)

Key Responsibilities:

Mr. Callard is responsible for the development and execution of legal, regulatory and government strategies, compliance, and security strategies including both cybersecurity and physical security.

Key Achievements:

• Completed the sale of Global Connect to affiliates of Advent International Corporation, which closed in Q1 2021, including managing through the completion of transition services agreements.

• Realigned the legal and corporate affairs team to better support and drive efficiencies in our business, including increasing speed and efficiency of our M&A activity.

• Drove increased active policy advocacy, especially outside of the US.

• Contributed to our organizational imperative around DE&I by increasing our spend with minority-owned law firms.

Laurie Lovett

Chief People Officer (since January 2020)

Key Responsibilities:

Ms. Lovett has responsibility for leading and executing the talent strategy including talent acquisition, people experience, leadership development, total rewards, and people analytics and operations.

Key Achievements:

• Continued leadership of our COVID-19 and crisis response efforts across both the US and global markets.

• Led our ‘future of work’ transformation to modernize where and how we work to attract and retain the workforce of the future.

• Drove focus on talent growth and retention, including, filling a large number of open roles, implementing a robust engagement and retention strategy, managing two cycles of talent reviews and succession planning, and implemented targeted talent development initiatives central to the company’s DE&I initiatives.

• Led the optimization and modernization of our HR systems and processes.

• Served as executive sponsor of our ADEPT BRG.

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LONG-TERM INCENTIVES (LTI)

The purpose of long-term incentive awards is to focus executives on long-term sustainable performance and to align executive rewards with long-term returns delivered to shareholders.

Equity-based awards are made to executives, other employees and directors pursuant to the Nielsen 2019 Stock Incentive Plan (the “2019 Plan”). For our NEOs, our design provides 60% of the LTI subject to quantifiable long-term performance metrics, which are granted as PRSUs.

Equity-based awards are made to executives, other employees and directors pursuant to the 2019 Plan. Our design provides that at least 60% of the LTI subject to quantifiable long-term performance metrics granted in the form of PRSUs. For 2021, we also employed performance stock options that may be earned based on the improvement in share price to further align executive and shareholder interests. As a result, 70% of LTI for our CEO and between 74%-84% of LTI for other NEOs was granted in performance-based equity for 2021. Currently, all long-term incentives are delivered as equity-based awards.

We grant the service-based portion of the LTI opportunity as RSUs to align with market practice in the digital marketplace in which we compete for top talent and in recognition that RSUs incent executives to improve performance through share price appreciation. RSUs also provide a powerful retention effect. Currently, all long-term incentives are delivered as equity-based awards.

Prior to finalizing award sizes, the Compensation and Talent Committee considers:

•	Current Company financial performance and individual performance;

•	General industry market benchmarks and peer group data provided by its compensation consultant;

•	Executives’ total direct compensation mix and prior year award values; and

•	Changes in role and job responsibilities.

Performance Restricted Stock Units Awarded Under the Long-Term Performance Plan (LTPP)

2021 Plan

LTPP participants are awarded a target number of PRSUs that are earned subject to the Company’s performance against cumulative three-year performance metrics. After completing the sale of Global Connect, 2021 marked the return to our normal 3-year performance cycle since 2020 was a 1-year performance period. For the 2021 plan, there were two core metrics. 50% of the total LTPP award opportunity was based on 3-year average organic revenue growth rate and the remaining 50% was based on the 3-year cumulative FCF/EBITDA Conversion. The average organic revenue growth rate metric replaced the revenue growth metric from the 2020 LTPP and 3-year cumulative FCF/EBITDA conversion replaced the adjusted EPS metric from the 2020 LTPP. Relative TSR (RTSR) which had been removed from the 2020 plan due to the shortened 12-month performance period, was reinstated in the 2021 plan. Relative TSR acts as a modifier to the overall results of the core metric performance.

The performance period for the 2021 grant commenced on January 1, 2021 and ends on December 31, 2023. Earned PRSUs will be settled in Nielsen shares. Based on the performance at the end of the performance period, executives may earn less or more than the target PRSUs granted. Organic revenue below 3.5% or FCF/EBITDA conversion below 40% of target will result in zero percent payout for that metric. Payouts for each metric are calculated independently of each other. The maximum payout for each metric is 200%. Free Cash Flow Conversion is calculated by dividing 3-year cumulative Free Cash Flow by 3-year cumulative adjusted EBITDA.

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The table below summarizes the LTPP performance-payout matrix for the 2021 cycle.

Plan Design[1]
Metric	Weight		Threshold	Target	Maximum

3-year average organic revenue growth rate	50%	Performance	3.5%	5.0%	6.0%
		Payout	50%	100%	200%

3-year cumulative FCF/Adjusted EBITDA Conversion	50%	Performance	40%	45%	50%
		Payout	50%	100%	200%

The payouts earned from the two core metrics are adjusted by applying a multiplier whose size and direction up or down is based on our RTSR percentile positioning against the peer group. RTSR performance between the 40th and 60th percentile of the peer group does not warrant any modification to payouts earned based on organic revenue growth and FCF/EBITDA conversion performance. If the RTSR performance falls between 60th and 75th percentile, a multiplier of 1.15 is applied to the payout earned based on core metrics. Similarly a multiplier of 1.25 is applied for RTSR performance falling above 75th percentile of the peer group. No upside modifier is applied if one of the core metrics does not meet threshold performance. Total payout under the plan remains capped at 200% of target.

On the downside if RTSR performance falls between the 25th and 40th percentile, a multiplier of 0.85 is applied to the payout earned based on core metrics. Similarly a multiplier of 0.75 is applied for RTSR performance falling below the 25th percentile of the peer group. The illustration below summarizes how the modifier works.

Relative Total Shareholder Return Peer Group

Each year, the Compensation and Talent Committee reviews the peer group in order to determine the appropriate peer companies used to measure our relative total shareholder return for grants made that year under the LTPP. In their review of the peer group used to measure relative total shareholder return, the Compensation and Talent Committee considers the following:

•	Companies in businesses similar to Nielsen and/or representative of the markets it serves;

•	Companies with similar economic profiles to Nielsen; and

•	Companies with historical stock price correlation to Nielsen’s stock price.

After the review, the Compensation and Talent Committee determined that the benchmarking peer group that is used to evaluate grants made that year and set compensation levels discussed under “— Compensation Practices and Governance — Benchmarking” would also be used to evaluate RTSR performance under the 2021 LTPP.

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2021 LTI Grant Target Values

Name	2020 LTI Target	2021 LTI Target	% Change from 2020
David Kenny[1]	$7,700,000	$8,700,000	13%
Linda Zukauckas	$2,750,000	$2,750,000	0%
Karthik Rao[2]	N/A	$1,200,000	N/A
George D. Callard[3]	$1,800,000	$1,500,000	(17)%
Laurie Lovett	$1,000,000	$1,000,000	0%

1	The Board approved a one-time increase of $1,000,000 to Mr. Kenny’s 2021 LTI target in recognition of his contributions towards the sale of Global Connect in 2021.

2	N/A indicates new NEO for 2021.

3	The Compensation and Talent Committee approved a one-time increase of $600,000 to Mr. Callard’s 2020 LTI target in recognition of his exceptional contributions to the strategic review process that Mr. Callard had been running since joining in January 2019. Additionally, the Compensation and Talent Committee approved an increase of $300,000 to Mr. Callard’s 2021 LTI target to align him to the market.

Performance Stock Options (“PSOs”)

In addition to the LTI targets listed in the “2021 LTI Grant Target Values” table, the Compensation and Talent Committee approved a one time grant of PSOs for 2021 in recognition of the significant changes to our business, to drive future shareholder value creation and align management interests with the strategic objectives of the Company going forward. Specifically, we made PSO awards with a grant date fair value of $1,500,000 to Messrs. Kenny, Rao and Callard and Mses. Zukauckas and Lovett. The PSO awards represent the option to purchase 195,059 shares of Company common stock with a seven-year term and an exercise price equal to the closing price of Company common stock on March 11, 2021 of $26.06, which are subject to both performance and time vesting requirements. The performance vesting requirement will be satisfied upon the Company’s common stock achieving a closing market price per share of at least $35.18, which is 35% above the closing price of Company common stock on March 11, 2021, for a period of at least 21 consecutive trading days before March 11, 2025 and the time vesting requirement will be satisfied on March 11, 2025.

The Compensation and Talent Committee considers the performance vesting requirements of the PSO award to be very rigorous, and that the recipients would only realize value if significant shareholder value is created, and if they remain employed as of March 11, 2025. As of December 31, 2021, when the closing price of our stock was $20.51, stock appreciation of 71.5%, and market cap value (assuming constant share count) increase of $5.26 billion was required for the performance vesting requirement to be satisfied.

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PRSU PAYOUTS UNDER THE 2019 AND 2020 LTPP

2019 LTPP Performance

The Compensation and Talent Committee determined to end the performance period of the 2019 LTPP at the end of 2020 due to the sale of Global Connect but retained the full three-year period before any PRSUs earned would vest. The performance targets shown below represent the two year targets determined using Years 1 and 2 of the three year plan that was set out in 2019. While we had a revenue decline in 2020 due to COVID-19 pandemic, we were able to meet the adjusted EPS threshold primarily due to expense control measures. As of December 31, 2021, only Mr. Kenny and Mr. Callard held PRSUs under the 2019 LTPP.

Plan Metrics Jan 1, 2019 – Dec 31, 2020		Final Results Based on Performance from Jan 1, 2019 – Dec 31, 2020

Elements	Performance Target for 100% Payout	Result	Weight	Payout Percentage
Adjusted EPS[1]	$3.47	$3.47	50%	100%
Revenue CAGR[2]	2.0%	(0.4%)	50%	0%
Relative Total Shareholder Return[3]	N/A	0.75 Modification	Modifier	N/A
Total Shares	N/A	N/A	100%	37.5%

1	GAAP EPS plus add backs which may include amortization related to acquired intangible assets, restructuring, goodwill and other long-lived asset impairments, and other non-operating items. (A complete definition can be found in Annex C).

2	Income generated from sale of goods or services before any costs or expenses are deducted all in accordance with US GAAP, as depicted in the Condensed Consolidated Financial Statements in Nielsen’s applicable annual financial statements.

3	The relative total shareholder return LTPP performance measure is the change in our stock price over the three-year performance period, assuming monthly reinvestment of dividends, compared to that of a peer group of companies.

2020 LTPP Performance

Due to the impending separation of Global Connect, the 2020 plan was set with one-year performance targets. The performance for the plan was approved by the Compensation and Talent Committee in February 2021. The PRSUs will vest at the end of 2022 for the 2020 plan as per the 3-year vesting schedule.

Plan Metrics Jan 1, 2020 – Dec 31, 2020		Final Results Based on Performance from Jan 1, 2020 – Dec 31, 2020

Elements	Performance Target for 100% Payout	Result	Weight	Payout Percentage
Adjusted EPS[1]	$1.77	$1.67	50%	50%
Revenue[2]	3.0%	(2.3%)	50%	0%
Total Shares	N/A	N/A	100%	25%

1	GAAP EPS plus add backs which may include amortization related to acquired intangible assets, restructuring, and other non-operating items. (A complete definition can be found in Annex C).

2	Income generated from sale of goods or services before any costs or expenses are deducted all in accordance with US GAAP, as depicted in the Condensed Consolidated Financial Statements in Nielsen’s applicable annual financial statements

Summary of Recent LTPP Payouts

Below is a table of recent and future payouts under our LTPP. Our variable pay programs continue to operate as intended.

Year Granted	2019	2020
Payout Percentage	37.5%	25%

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PROGRAM CHANGES AND DETERMINATIONS FOR 2022

Our 2022 incentive plans were unchanged from the 2021 plans.

COMPENSATION PRACTICES AND GOVERNANCE

Compensation and Talent Committee

In February 2021, we amended our Compensation Committee charter to rename the Compensation Committee the Compensation and Talent Committee. The Compensation and Talent Committee regularly reviews the philosophy and goals of the executive compensation program and assesses the effectiveness of compensation practices and processes. The Compensation and Talent Committee sets performance goals and assesses performance against these goals. The Compensation and Talent Committee considers management’s recommendations, the peer group benchmark compensation information and general market survey data provided by its independent consultant as well as the judgment of the CEO on the performance of his direct reports. The CEO does not participate in the Compensation and Talent Committee discussion regarding his own compensation. The Compensation and Talent Committee makes its decisions based on its assessment of both Nielsen and individual performance against goals, and on its judgment as to what is in the best interests of Nielsen and its shareholders.

The responsibilities of the Compensation and Talent Committee are described more fully in its charter, which is available on the Corporate Governance page of our website at www.nielsen.com/investors under Corporate Governance — Governance Documents — Compensation and Talent Committee Charter. In fulfilling its responsibilities, the Compensation and Talent Committee is entitled to delegate any or all of its responsibilities to subcommittees of the Compensation and Talent Committee. The Compensation and Talent Committee may delegate to one or more officers of the Company the authority to make grants and awards of cash or options or other equity securities to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plans as the Compensation and Talent Committee deems appropriate and in accordance with the terms of such plan; so long as such delegation is in compliance with the relevant plan and subject to the laws of England and Wales and the Company’s articles of association.

Independent Compensation Consultant

The Compensation and Talent Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant until October 2021. After a comprehensive RFP process, the Compensation and Talent Committee selected Pay Governance LLC (“Pay Governance”) to be its compensation consultant starting in November 2021. Each compensation consultant has provided market data and perspective on Executive and Non-Executive Director compensation and related governance. Meridian and its affiliates as well as Pay Governance did not provide any services to Nielsen or its affiliates in 2021 other than executive and director compensation consulting to the Compensation and Talent Committee. Discussions between the compensation consultant and Nielsen management are limited to those necessary to complete work on behalf of the Compensation and Talent Committee.

The Compensation and Talent Committee determined that each compensation consultant and its lead consultant for Nielsen satisfy the independence factors described in the NYSE listing rules. The Compensation and Talent Committee also determined that the work performed by each compensation consultant in 2021 did not raise any conflict of interest issues.

Benchmarking

The Compensation and Talent Committee uses a peer group of companies, selected for their business relevance and size appropriateness to Nielsen, as one of many considerations when making executive compensation pay decisions. To account for differences in Nielsen’s size compared to market benchmarks, the market data are statistically adjusted as necessary to allow for valid comparisons to similarly sized companies. The peer group information may also be supplemented by general industry survey data

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selected by our compensation consultant to provide reasonable benchmarks for a company of Nielsen’s size and business type. Since the sale of Global Connect to affiliates of Advent International Corporation was announced in late 2020, a comprehensive peer group review was done by our compensation consultant to arrive at the below listed peer group which more accurately reflects the size and financial characteristics of Nielsen as a standalone media company.

2021 Peer Group
Alliance Data Systems Corporation	Teradata Corporation
comScore Inc	The Interpublic Group of Companies, Inc.
CoreLogic, Inc	The Trade Desk, Inc.
Equifax Inc.	Thomson Reuters Corporation
Experian plc	TransUnion
Fair Isaac Corporation	Verint Systems
Gartner, Inc.	Verisk Analytics, Inc.
IHS Markit Ltd.

Consideration of Risk

The Compensation and Talent Committee conducted a risk assessment of Nielsen’s 2021 pay practices, which included the review of a report prepared by its compensation consultant. As a result of this assessment, the Compensation and Talent Committee concluded that it believes that Nielsen’s pay programs are not reasonably likely to have a material adverse effect on Nielsen, its business and its value. Specifically, the Compensation and Talent Committee noted the following:

•	Good balance of fixed and at-risk compensation, including a good balance of performance in LTI plans.

•	Overlapping vesting periods that expose managers to consequences of their decision-making for the period during which the business risks are likely to materialize.

•	Adjusted EBITDA margin, organic revenue and free cash flow, all Company-wide financial metrics, fund annual incentives.

•	Funding under the AIP is capped at 200% of the aggregate target award opportunities.

•	Payouts under the LTPP are capped at 200% of a recipient’s target award opportunity.

•

A small number of associates receive commission and sales incentive payments. Nielsen management completed an annual review of their commission and sales incentives to ensure that they do not provide employees with an incentive to take unexpected or higher levels of risk.

•

Nielsen introduced a share purchase plan in 2016, which provides employees with the opportunity to purchase shares through payroll deduction. The purchase of shares aligns the interests of employees with the interests of shareholders and increases employee focus on longer-term performance. As of December 2021, the program has been rolled out to ~75% of global associates.

•	Executive compensation is benchmarked annually.

•	The Compensation and Talent Committee retains an independent compensation consultant.

•	Significant share ownership requirements for executives and independent directors.

•	Nielsen has a compensation clawback policy and anti-hedging policy.

•	Short-sales, hedging and pledging of shares subject to share ownership requirements is prohibited.

•	Nielsen has a robust code of conduct and whistleblower policy.

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Share Ownership Guidelines

To ensure strong alignment of executive interests with the long-term interests of shareholders, executives are required to accumulate and maintain a meaningful level of share ownership in the Company.

The table below presents the guidelines and actual share ownership as of December 31, 2021 for each of our NEOs.

Name	Guideline	Guideline Shares[1]	Share Ownership[2]
David Kenny	6 x salary	380,300	761,033
Linda Zukauckas	3 x salary	117,000	214,647
Karthik Rao	3 x salary	87,800	122,915
George D. Callard	1 x salary	28,000	86,145
Laurie Lovett	1 x salary	24,400	40,150

1	The guideline shares were reset using $20.51, the closing price of our common stock on the NYSE on December 31, 2021.

2	Eligible shares include beneficially owned shares held directly or indirectly, jointly owned shares and unvested RSUs.

Other Policies and Guidelines

Perquisites

We provide our NEOs with limited perquisites, reflected in the “All Other Compensation” column of the Summary Compensation Table and described in the footnotes. NEOs may claim financial planning and executive wellness expenses capped each year at $15,000 and $2,500, respectively. In very limited circumstances, we may permit NEOs and their family members to access our contractual arrangement for private aircraft for their personal use. None of the NEOs used the aircraft for personal use in 2021. In certain circumstances, where necessary for business purposes, we also provide reimbursement for relocation expenses or a portion of the legal fees incurred by an executive in connection with accepting his or her position with us.

Severance

We believe that severance protections play a valuable role in attracting and retaining key executive officers. The terms of our policy are described in further detail under “— Tables and Narrative Disclosure — Potential Payments Upon Termination or Change in Control”.

Change in Control

Equity awards made in 2011 or later, under the Amended and Restated Nielsen 2010 Stock Incentive Plan (“2010 Plan”) and the 2019 Plan do not vest automatically solely in the event of a change in control. The treatment of unvested equity awards upon a change in control is described in further detail under “— Tables and Narrative Disclosure — Potential Payments Upon Termination or Change in Control.”

Clawback Policy

Our clawback policy requires the CEO and his executive direct reports, in all appropriate cases, to repay or forfeit any bonus, short-term incentive award or amount, or long-term incentive award or amount awarded to the executive, and any non-vested equity-based awards previously granted to the executive if:

•

The amount of the incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement or the correction of a material error;

•	The executive engaged in intentional misconduct that caused or partially caused the need for the restatement or caused or partially caused the material error; and

•	The amount of the incentive compensation that would have been awarded to the executive, had the financial results been properly reported, would have been lower than the amount actually awarded.

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Short-Sales, Hedging and Pledging Prohibition

As part of our Securities Trading Policy, all employees, including our NEOs and non-employee directors, are prohibited from engaging in short-selling of our securities, trading activity designed to profit from fluctuations in the price of our securities or in hedging transactions involving our securities (including forward contracts, equity swaps, collars, exchange funds, puts, calls, options and derivative securities). In addition, no employees, including our NEOs and non-employee directors, may purchase the Company’s securities on margin, borrow against any account in which the Company’s securities are held, or pledge the Company’s securities as collateral for a loan.

Other Benefits

The CEO and other NEOs are eligible to participate in the health and welfare, defined contribution 401(k), and deferred compensation plans made available, per eligibility requirements, to all employees.

Tax Implications

The Compensation and Talent Committee takes into account the various tax and accounting implications of compensation. When determining amounts of equity grants to executives and employees, the Compensation and Talent Committee also examines the accounting cost associated with the grants.

Section 162(m) of the Internal Revenue Code, or Section 162(m), limits the tax deductibility of compensation for certain executive officers that is more than $1 million. Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) provided an exemption from this deduction limitation for compensation that qualified as “performance-based compensation.” This exemption for “performance-based compensation” was repealed, effective for taxable years beginning after December 31, 2017. The Compensation and Talent Committee continues to have the flexibility to pay nondeductible compensation if it believes it is in the best interests of the Company.

COMPENSATION AND TALENT COMMITTEE REPORT

The Compensation and Talent Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation and Talent Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (or any amendment thereto).

Submitted by the Compensation and Talent Committee of the Company’s Board of Directors:

Nancy Tellem (Chairperson)

Guerrino De Luca

Janice Marinelli Mazza

Lauren Zalaznick

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TABLES AND NARRATIVE DISCLOSURE

SUMMARY COMPENSATION TABLE

The following table presents information regarding compensation to our NEOs for the periods indicated.

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation[5] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
David Kenny Chief Executive Officer	2021	1,300,000	—	8,700,000	1,500,004	2,271,500	—	26,842	13,798,346
	2020	1,268,250	877,800	7,700,000	—	825,825	—	23,550	10,695,425
	2019	1,300,000	2,500,000	7,000,000	—	2,073,000	—	63,400	12,936,400
Linda Zukauckas Chief Financial Officer	2021	800,000		2,750,000	1,500,004	1,100,000	—	14,293	6,164,297
	2020	704,923	1,860,400	6,350,000	420,000	386,100	—	20,948	9,742,371
Karthik Rao Chief Operating Officer	2021	600,000		1,200,000	1,500,004	735,000	(1,789)	25,150	4,058,365

George D. Callard Chief Legal and Corporate Affairs Officer	2021	575,000		1,500,000	1,500,004	737,500	—	21,019	4,333,523
	2020	573,010	597,500	1,800,000	—	268,125	—	18,981	3,257,616
	2019	528,558	250,000	1,200,000	—	690,000	—	44,310	2,712,868
Laurie Lovett Chief People Officer	2021	500,000	83,333	1,000,000	1,500,004	590,000	—	15,062	3,688,399
	2020	469,423	561,333	1,000,000	—	214,500	—	4,831	2,250,087

1	Bonus

For Ms. Lovett, $83,333 was paid in July 2020 and $83,333 was paid in January 2021 as new hire award payments. In addition, $250,000 was paid in March 2021 as a special cash award in recognition of her significant contributions for 2020.

2	Stock Awards

Represents the aggregate grant date fair value of the equity-based awards granted to each NEO calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (the “FASB ASC Topic 718”). For a discussion of the assumptions and methodologies used to value the awards reported in column (e), please see Note 14 “Share-Based Compensation” to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2021. All numbers exclude estimates of forfeitures. No awards were subject to re-pricing or material modifications. Further, in accordance with the SEC’s rules, dividend equivalents that accrued on the executives’ RSUs granted in 2021 are not reported above because dividends were factored into the grant date fair value of these awards.

Values for awards made in 2021:

PRSUs – Target amounts granted on March 11, 2021 under the LTPP, based on the probable outcome of the relevant performance conditions: Messrs. Kenny — $6,262,650, Rao — $802,317 and Callard — $1,002,925 and Mses. Zukauckas — $1,838,697 and Lovett — $668,617. The maximum award value at the date of grant are as follows: Messrs. Kenny — $12,525,300, Rao — $1,604,634 and Callard — $2,005,851 and Mses. Zukauckas — $3,677,393 and Lovett — $1,337,234. Of the PRSUs granted in 2021 that vest based on achievement of the average organic revenue growth rate performance goals, the grant date fair value was computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement as of the grant date, the grant date fair value of the PRSUs that vest based on achievement of average organic revenue growth rate would have been: Messrs. Kenny — $6,262,650, Rao — $802,317 and Callard — $1,002,925 and Mses. Zukauckas — $1,838,697 and Lovett — $668,617. Of the PRSUs granted in 2021 that vest based on the achievement of the FCF/EBITDA Conversion performance goals, the grant date fair value was computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement as of the grant date, the grant date fair value of the PRSUs that vest based on the achievement of the FCF/EBITDA Conversion performance goals would have been: Messrs. Kenny — $6,262,650, Rao — $802,317 and Callard — $1,002,925 and Mses. Zukauckas — $1,838,697 and Lovett — $668,617.

Annual RSUs – Amounts were awarded to the NEOs on March 11, 2021 as follows: Messrs. Kenny — $3,080,005, Rao — $479,999 and Callard — $600,005 and Mses. Zukauckas — $1,099,993 and Lovett — $399,995.

3	Option Awards

Represents the aggregate grant date fair value of stock options awarded to each NEO calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value the awards reported in column (f), please see Note 14 “Share-Based Compensation” to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2021. All numbers exclude estimates of forfeitures. No awards were subject to repricing or material modifications. Amounts were awarded to the NEOs on March 11, 2021 as follows: Messrs. Kenny—$1,500,004, Rao —$1,500,004 and Callard —$1,500,004 and Mses. Zukauckas —$1,500,004 and Lovett —$1,500,004

4	Annual incentive amounts for performance in 2021 were paid 100% in cash on March 4, 2022.

5	All Other Compensation (2021 values): Mr. Kenny: financial planning expenses: $15,000; executive wellness expenses: $2,500;
retirement plan contributions: $8700; and work from home allowance: $642

Ms. Zukauckas: financial planning expenses: $7,985; retirement plan contributions: $6,058; and work from home reimbursement: $250.

Mr. Rao: financial planning expenses: $15,000; retirement plan contributions: $8,700; health savings account plan contributions: $1,200; and work from home reimbursement: $250.

Mr. Callard: financial planning expenses: $15,000; and retirement plan contributions: $5,769; and work from home reimbursement: $250.

Ms. Lovett: financial planning expenses: $6,112; retirement plan contributions: $8,700; and work from home reimbursement: $250

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GRANTS OF PLAN-BASED AWARDS IN 2021

The following table presents information regarding plan-based awards to our NEOs during the fiscal year ended December 31, 2021.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold[2] (#)	Target[3] (#)		Maximum[4] (#)	All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[5] ($)
(a)	(b)	(c)	(d)	(e)	(c)	(d)		(e)	(i)	(j)	(k)	(l)
David Kenny		962,500	1,925,000	3,850,000	—	—		—	—	—	$—	—
	3/11/2021	—	—	—	107,828	215,656		431,312	—	—	$—	6,262,650
	3/11/2021			—	—	—		—	118,189			3,080,005
	3/11/2021	—	—	—	—	195,059	[6]	—	—	—	$26.06	1,500,004
Linda Zukauckas		450,000	900,000	1,800,000	—	—		—	—	—	$—	—
	3/11/2021	—	—	—	31,658	63,316		126,632	—	—	$—	1,838,697
	3/11/2021	—	—	—	—	—		—	42,210	—	$—	1,099,993
	3/11/2021	—	—	—	—	195,059	[6]	—	—	—	$26.06	1,500,004
Karthik Rao		300,000	600,000	1,200,000	—	—		—	—	—	$—	—
	3/11/2021	—	—	—	13,814	27,628		55,256	—	—	$—	802,317
	3/11/2021	—	—	—	—	—		—	18,419	—	$—	479,999
	3/11/2021	—	—	—	—	195,059	[6]	—	—	—	$26.06	1,500,004
George D. Callard		312,500	625,000	1,250,000	—	—		—	—	—	$—	—
	3/11/2021	—	—	—	17,268	34,536		69,072	—	—	$—	1,002,925
	3/11/2021			—	—	—		—	23,024			600,005
	3/11/2021	—	—	—	—	195,059	[6]	—	—	—	$26.06	1,500,004
Laurie Lovett		250,000	500,000	1,000,000	—	—		—	—	—	$—	—
	3/11/2021	—	—	—	11,512	23,024		46,048	—	—	$—	668,617
	3/11/2021			—	—	—		—	15,349			399,995
	3/11/2021	—	—	—	—	195,059	[6]	—	—	—	$26.06	1,500,004

1	Reflects the cash incentive opportunities under the AIP for 2021, assuming a 50% (threshold), 100% (target) and 200% (maximum) achievement level, as described under “— Compensation Discussion and Analysis — 2021 Total Target Direct Compensation — Annual Incentive Plan — AIP Payout Determinations and Approval.”

2	Represents 50% of the number of PRSUs awarded under the LTPP for March awards.

3	Represents the number of PRSUs awarded under the LTPP for March awards.

4	Represents 200% of the number of PRSUs awarded under the LTPP for March awards.

5	Represents the grant date fair values computed in accordance with FASB ASC Topic 718 of the RSUs, PRSUs and PSOs. See footnote 2 to the Summary Compensation Table for additional information.

6	Represents a one-time award of PSOs.

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OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END

The following table presents information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2021.

		Option Awards[5]					Stock Awards

	Grant	Number of Securities Underlying Unexercised Options Exercisable[1]	Number of Securities Underlying Unexercised Options Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested[2]	Market Value of Shares or Units of Stock That Have Not Vested[4]	Equity Incentive Plan awards: Number of unearned shares, units or other rights that have not vested[3]	Equity Incentive Plan awards: market or payout value of unearned shares, units or other rights that have not vested[4]
Name	Date	(#)	(#)	Options[1]	($)	Date	(#)	($)	(#)	($)
David Kenny	12/3/2018	—	—	750,000	40.00	12/3/2025	—	—	—	—
	3/1/2019	—	—	—	—	—	55,811	1,144,676	—	—
	3/18/2020	—	—	—	—	—	146,837	3,011,637	—	—
	3/18/2020	—	—	—	—	—	—	—	71,829	1,473,213
	03/11/2021	—	—	195,059	26.06	03/11/2028	—	—	—	—
	03/11/2021	—	—	—	—	—	—	—	215,656	4,423,105
	03/11/2021	—	—	—	—	—	119,168	2,444,132	—	—
Linda Zukauckas	2/3/2020	—	—	—	—	—	53,773	1,102,892	—	—
	2/3/2020	33,333	—	66,667	20.61	2/3/2027	—	—	—	—
	3/18/2020	—	—	—	—	—	—	—	25,653	526,143
	3/18/2020	—	—	—	—	—	52,443	1,075,596	—	—
	03/11/2021	—	—	195,059	26.06	3/11/2028	—	—	—	—
	03/11/2021	—	—	—	—	—	—	—	63,316	1,298,611
	03/11/2021	—	—	—	—	—	42,560	872,897	—	—
Karthik Rao	10/28/2015	15,394	—	—	48.35	10/28/2022	—	—	—	—
	10/20/2016	15,964	—	—	54.05	10/20/2023	—	—	—	—
	10/26/2018	—	—	—	—	—	3,322	68,127	—	—
	03/01/2019	—	—	—	—	—	5,581	114,472	—	—
	03/18/2020	—	—	—	—	—	45,767	938,689	—	—
	03/11/2021	—	—	195,059	26.06	3/11/2028	—	—	—	—
	03/11/2021	—	—	—	—	—	—	—	27,628	566,650
	03/11/2021	—	—	—	—	—	18,572	380,902	—	—
George D. Callard	3/1/2019	—	—	—	—	—	9,568	196,247	—	—
	3/18/2020	—	—	—	—	—	—	—	16,791	344,383
	3/18/2020	—	—	—	—	—	34,326	704,028	—	—
	03/11/2021	—	—	195,059	26.06	3/11/2028	—	—	—	—
	03/11/2021	—	—	—	—	—	—	—	34,536	708,333
	03/11/2021	—	—	—	—	—	23,215	476,133	—	—
Laurie Lovett	3/18/2020	—	—	—	—	—	—	—	9,329	191,338
	3/18/2020	—	—	—	—	—	19,070	391,133	—	—
	03/11/2021	—	—	195,059	26.06	3/11/2028	—	—	—	—
	03/11/2021	—	—	—	—	—	—	—	23,024	472,222
	03/11/2021	—	—	—	—	—	15,476	317,415	—	—

1	The stock options awards are subject to vesting schedules as follows:

•

The award of 750,000 premium stock options granted on December 3, 2018 to Mr. Kenny vest ratably over 3 years and carry an exercise price of $40 requiring growth of 42% over the stock price on the date of grant before they become valuable.

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•

The performance stock option awards of 100,000 granted to Ms. Zukauckas in 2020 vest ratably on each of the three anniversaries following the grant date and are only exercisable if the stock price growth target of 25% is achieved for 21 or more consecutive days within the three-year period. The performance criteria for this award has been fulfilled.

•

The performance stock option awards of 195,059 granted to Messrs. Kenny, Rao and Callard and Mses. Zukauckas and Lovett in 2021 cliff vest at the end of 4 years from date of grant and are only exercisable if the stock price growth target of 35% is achieved for 21 or more consecutive days within the three-year period. The

2	The RSU awards are subject to vesting schedules as follows:

•	October 26, 2018 awards to Mr. Rao time-vest ratably on each of the four anniversaries of the grant date.

•	March 1, 2019 awards to Messrs. Kenny and Callard time-vest ratably on each of the four anniversaries of the grant date.

•	The New Hire February 3, 2020 award to Ms. Zukauckas vests 40% on April 30, 2020, 30% on April 30, 2021 and 30% on April 30, 2022.

•	March 18, 2020 and March 11, 2021 awards to Messrs. Kenny, Rao and Callard and Mses. Zukauckas and Lovett time-vest ratably on each of the four anniversaries of the grant date.

3	The PRSUs are subject to vesting as follows:

•

The March 18, 2020 awards are scheduled to vest on December 31, 2022 based on the achievement of adjusted EPS and revenue over the one-year performance period (January 1, 2020 – December 31, 2020). The number 2020 PRSUs reflect performance at 25% as explained under“— Compensation Discussion and Analysis — 2021 Total Target Direct Compensation — Long Term Incentives — PRSU Payouts under the 2019 and 2020 LTPP- 2020 LTPP Performance”. Market value is based on $20.51 per share, the closing price of our common stock on the NYSE on December 31, 2021

•

The March 11, 2021 awards are scheduled to vest on December 31, 2023 based on the achievement of average organic revenue growth rate and cumulative FCF/EBITDA conversion over the three -year performance period (January 1, 2021 – December 31, 2023). The number and market value of 2021 PRSUs reflect target performance through December 31, 2021.

•

Provided that the NEO remains employed through the end of the applicable performance period, the PRSUs become vested, earned and non-forfeitable in respect of a number of shares of our common stock based on the Compensation and Talent Committee’s determination following the end of the applicable performance period of the level of achievement.

4	Market value is based on $20.51 per share, the closing price of our common stock on the NYSE on December 31, 2021.

5	For information on vesting upon specified termination events or a change in control, see “- Potential Payments Upon Termination or Change in Control”

OPTION EXERCISES AND STOCK VESTED IN 2021

The following table presents information regarding the value realized by each of our NEOs upon the exercise of option awards or the vesting of stock awards during the fiscal year ended December 31, 2021.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting[1]	Value Realized on Vesting[2]
	(#)	($)	(#)	($)
David Kenny	—	—	367,690	7,837,033
Linda Zukauckas	—	—	27,748	589,212
Karthik Rao	—	—	70,669	1,819,074
George D. Callard	—	—	26,089	610,058
Laurie Lovett	—	—	6,304	164,030

1	Includes shares of Nielsen stock received from the vesting of previously granted RSUs.

2	Reflects the fair market value on the vesting date multiplied by the number of shares vested.

NONQUALIFIED DEFERRED COMPENSATION FOR 2021

The Company offers a voluntary nonqualified deferred compensation plan in the United States, which allows selected executives the opportunity to defer a significant portion of their base salary and incentive payments to a future date. Earnings on deferred amounts are determined with reference to designated mutual funds. Eligible employees may contribute up to 75% of their base salary and up to 80% of their annual incentive award.

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The following table presents information regarding non-qualified deferred compensation arrangements with each of our NEOs during the fiscal year ended December 31, 2021.

	Executive Contributions in Last FY1	Registrant Contributions in Last FY	Aggregate Earnings in Last FY2	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE[3]
Name	($)	($)	($)	($)	($)
David Kenny	295,633	—	124,542	—	951,629
Linda Zukauckas	—	—	—	—	—
Karthik Rao	—	—	—	—	—
George D. Callard	—	—	—	—	—
Laurie Lovett	—	—	—	—	—

1	Mr. Kenny’s 2021 contribution of $295,633 was made from salary and is included in the Salary column in the Summary Compensation Table.

2	Amounts in this column are not reported as compensation for fiscal year 2021 in the “Summary Compensation Table,” since they do not reflect above-market or preferential earnings. Deferrals may be allocated among investment options that generally mirror the investment options available under our qualified 401(k) plan. Of the available investment options, the rate of return during 2021 was a range from -1.79% to 28.69%.

3	Of the amount reported in this column, $295,633 was reported in the Summary Compensation Table for 2021 and $334,125 was reported in 2020.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The information in this section describes the potential payments and benefits that our NEOs would have received under the Nielsen Holdings plc Severance Policy for Section 16 Officers and United States-Based Senior Executives (the “Severance Policy”), the 2010 Plan and the 2019 Plan and the applicable award agreements thereunder, assuming the specified triggering events occurred on the last business day of fiscal 2021 (December 31, 2021).

The information below does not include: (1) payments and benefits to the extent they are provided generally to all salaried employees and do not discriminate in scope, terms or operation in favor of the NEOs; (2) distributions under our pension plans; and (3) distributions under our non-qualified deferred compensation plan.

Summary of Potential Payments Upon Termination or Change in Control

Compensation Element	Change in Control	Termination without Cause or for Good Reason Outside of Change in Control[1] Protection Period[2]	Termination without Cause or for Good Reason During the 24 Months Following a Change in Control	Termination due to Death or Disability	Retirement[3]

Severance,	N/A

CEO — Pay continuation during the severance period[4] consisting of two times the sum of base salary and the average of the annual incentive payment paid for the prior 3 years

Other NEOs — Pay continuation during the severance period consisting of one times the sum of base salary and the average of the annual incentive payment paid for the prior 3 years

CEO — Pay continuation during the severance period consisting of two times the sum of base salary and the average of the annual incentive payment paid for the prior 3 years

Other NEOs — Pay continuation during the severance period consisting of two times the sum of base salary and the average of the annual incentive payment paid for the prior 3 years

				N/A	N/A

Annual Incentive Award	N/A	A pro-rata portion of the annual incentive award payable in a lump sum for the year in which the termination takes place (based on actual performance).	A pro-rata portion of the annual incentive award payable in a lump sum for the year in which the termination takes place (based on actual performance).	N/A	N/A

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Compensation Element	Change in Control	Termination without Cause or for Good Reason Outside of Change in Control[1] Protection Period[2]	Termination without Cause or for Good Reason During the 24 Months Following a Change in Control	Termination due to Death or Disability	Retirement[3]

Health & Welfare Benefits	N/A	Continued health and welfare benefits for the NEO and his or her covered family members for the duration of the severance period.	Continued health and welfare benefits for the NEO and his or her covered family members for the duration of the severance period.	N/A	N/A

Stock Options	All unvested options will vest upon a change in control if the acquiring entity does not agree to assume such options.[5]	A pro-rata portion of the options that are scheduled to vest on the next vesting date following the NEO’s termination will vest upon the date of termination, with such pro-rata portion determined based on the number of days the NEO was employed from the immediately preceding vesting date through the date of termination, relative to 365 days.	If, during the two-year period following a change in control, the NEO is terminated under circumstances that would give rise to his or her right to severance under any severance policy or agreement, the assumed options will fully vest.	All unvested options that were granted in 2015 or after vest on the date of termination.	Unvested options are forfeited

Performance Stock Options

All unvested options will vest immediately, for both service and performance conditions, upon a change in control if the acquiring entity does not agree to assume such options.

If the options are assumed, the performance criteria will be considered satisfied and service vesting of the options will continue to vest in accordance with their terms.

		A pro-rata portion of the PSOs that are scheduled to vest on the next vesting date following the NEO’s termination will service vest upon the date of termination, with such pro-rata portion determined based on the number of days the NEO was employed from the immediately preceding vesting date through the date of termination, relative to 365 days, provided the performance vesting condition has been met prior to the Share Price Goal End Date.	If, prior to the final Service Vesting Date and following a change in control, the NEO is terminated under circumstances that would give rise to his or her right to severance under any severance policy or agreement, assumed options will fully vest.	All unvested options will become immediately fully vested and exercisable on the date of termination without regard to either the service or performance vesting criteria.	Unvested options are forfeited

Premium Stock Options

All unvested options will vest immediately upon a change in control if the acquiring entity does not agree to assume such options.

If the options are assumed, they will continue to vest in accordance with their terms.

		A pro-rata portion of the options that are scheduled to vest on the next vesting date following the NEO’s termination will vest upon the date of termination, with such pro-rata portion determined based on the number of days the NEO was employed from the immediately preceding vesting date through the date of termination, relative to 365 days.	If, during the two-year period following a change in control, the NEO is terminated under circumstances that would give rise to his or her right to severance under any severance policy or agreement, assumed options will fully vest.	All unvested options vest on the date of termination.	Unvested options are forfeited

RSUs	All unvested RSUs will vest upon a change in control if the acquiring entity does not agree to assume such RSUs. If the RSUs are assumed, they will continue to vest in accordance with their terms.	A pro-rata portion of the RSUs that are scheduled to vest on the next vesting date following the NEO’s termination will vest upon the date of termination, with such pro-rata portion determined based on the number of days the NEO was employed from the immediately preceding vesting date through the date of termination, relative to 365 days.	If, during the two-year period following a change in control, the NEO is terminated under circumstances that would give rise to his or her right to severance under any severance policy or agreement, assumed RSUs will fully vest.	All unvested RSUs vest on the date of termination.	Unvested RSUs are forfeited

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Compensation Element	Change in Control	Termination without Cause or for Good Reason Outside of Change in Control[1] Protection Period[2]	Termination without Cause or for Good Reason During the 24 Months Following a Change in Control	Termination due to Death or Disability	Retirement[3]

PRSUs

All unvested PRSUs will vest upon a change in control (based on the target number of PRSUs subject to each outstanding award) if the acquiring entity does not agree to assume such PRSUs.

If the PRSUs are assumed, then they will become vested at the target level of performance (without regard to the achievement of the applicable performance criteria) on the last day of the applicable three-year performance period, if the NEO remains employed by the Company or its successor on such date.

		The NEO remains eligible to earn a number of PRSUs equal to the product of (i) the total number of PRSUs that would have become vested based on the level of attainment of the applicable performance goals if the NEO had remained employed through the end of the three-year performance period, and (ii) a fraction, the numerator of which is the number of days in the performance period that have elapsed through the date of termination, and the denominator of which is 1095.	If, during the two-year period following a change in control, the NEO is terminated under circumstances that would give rise to his or her right to severance under any severance policy or agreement, assumed PRSUs will vest at the target level of performance (without regard to the achievement of the applicable performance criteria).	All unvested PRSUs vest on the date of termination (based on the target number of PRSUs subject to each outstanding award).

The NEO remains eligible to earn a number of PRSUs equal to the product of (i) the total number of PRSUs that would have become vested based on the level of attainment of the applicable performance goals if the NEO had remained employed through the end of the three-year performance period, and (ii) a fraction, the numerator of which is the number of days in the performance period that have elapsed through the date of termination, and the denominator of which is 1095.

As described in the immediately preceding column, if the termination occurs following a change in control, then all PRSUs subject to the award will vest at the target level upon such termination.

1	Change in control is defined in the Severance Policy and includes the acquisition of shares of the Company representing more than 40% of the Company’s capital stock; merger, consolidation or reorganization where pre-transaction shareholders do not continue to hold at least 50% of the Company’s voting power; change in majority of the Board within a 12-month period; and liquidation, dissolution or a material asset sale.

2	The change in control protection period is defined as the 24-month period following a change in control event.

3	“Retirement” means (i) any statutorily mandated retirement date required under applicable law or (ii) such other retirement date as may be approved by the Company. On a case by case basis, the Compensation and Talent Committee may approve the continuation of vesting of unvested equity awards upon an NEO’s retirement.

4	“Severance period” means (x) for the CEO, the 24-month period immediately following the termination date and (y) for the other NEOs, if the termination date falls outside of the change in control protection period, the 12-month period immediately following the date of termination and, if the termination date falls within the change in control protection period, the 24-month period immediately following the termination date.

5	Mr. Kenny’s awards, and all awards granted under the 2019 Plan, can only be substituted for awards of stock publicly traded in the U.S. or UK.

The severance payments and benefits consisting of salary continuation, pro-rata annual incentive award and health and welfare benefits continuation are provided pursuant to the terms of the U.S. Severance Policy for Section 16 Officers and Senior Executives, which applies to the CEO, CFO and other NEOs. Such payments and benefits are subject to their compliance with certain restrictive covenants as described under “— Restrictive Covenants” and their execution (without revocation) of a general waiver and release of claims.

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If, on December 31, 2021, an NEO’s employment had been terminated without cause by the Company, or the NEO had resigned for good reason, each would have received total payments and benefits as shown in the following table:

Severance Payments and Benefits

	Multiple of Base Salary and Average of Prior Three-Year Bonus paid	Base Salary x Multiple $	Average of Prior Three- Year Bonus paid x Multiple $	Annual Incentive Award $	Health & Welfare Benefits $	Total $
David Kenny	2x	2,600,000	3,801,083	1,925,000	18,500	8,344,583
Linda Zukauckas	1x	800,000	848,250	900,000	9,250	2,557,500
Karthik Rao	1x	600,000	588,333	600,000	9,250	1,797,583
George D. Callard	1x	575,000	622,708	625,000	9,250	1,831,958
Laurie Lovett	1x	500,000	471,250	500,000	9,250	1,480,500

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In addition, under the applicable form of award agreement under the 2010 Plan or the 2019 Plan if, on December 31, 2021, the NEO’s employment had been terminated for one of the reasons set forth in the table below, the NEO would have been entitled to receive accelerated vesting and/or post-termination continued vesting with respect to the long-term incentive awards granted to such below and the corresponding footnotes:

	Termination Due to Death or Disability		Termination by the Company without Cause or the NEO for Good Reason		Retirement
NEO[3]	$		$		$
David Kenny
Stock Options			—		—
RSUs	6,600,445	[1]	1,764,214	[1]	—
PRSUs	5,896,317	[2]	—		—
Total	12,496,762		1,764,214		—
Linda Zukauckas
Stock Options	—		—		—
RSUs	3,051,386	[1]	1,199,569	[1]	—
PRSUs	1,824,754	[2]	—		—
Total	4,876,140		1,199,569		—
Karthik Rao
Stock Options			—		—
RSUs	1,502,191	[1]	592,581	[1]	—
PRSUs	566,650	[2]	—		—
Total	2,068,841		592,581		—
George D. Callard
Stock Options	—		—		—
RSUs	1,376,408	[1]	363,381	[1]	—
PRSUs	1,052,717	[2]	—		—
Total	2,429,125		363,381		—
Laurie Lovett
Stock Options	—		—		—
RSUs	708,549	[1]	167,010	[1]	—
PRSUs	663,560	[2]	—		—
Total	1,372,109		167,010		—

1	The amount shown is calculated by multiplying (a) the total number of unvested RSUs held by the NEO on December 31, 2021 that would have been accelerated on that date, as described in the “Summary of Potential Payments Upon Termination or Change in Control” table by (b) $20.51, which was the closing price of a common share of the Company on the NYSE on December 31, 2021.

2	The amount shown is calculated by multiplying (a) the total target number of unvested PRSUs that were granted in 2015 or after, held by the NEO on December 31, 2021 that would have been accelerated on that date, as described in the “Summary of Potential Payments Upon Termination or Change in Control” table by (b) $20.51, which was the closing price of a common share of the Company on the NYSE on December 31, 2021.

3	No amount has been included for the pro-rata portion of the PRSUs that continue to be eligible to vest because, as of the date hereof, it is not known if, or at what level, the applicable performance metrics will be achieved. If such termination had occurred following a change in control the PRSUs would have vested at target. For these amounts, see table below “Accelerated Vesting of Equity Awards if Not Assumed in Change in Control”.

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In addition, on a change in control, if the acquiring entity does not assume the awards or provide for the issuance of substitute awards on an equitable basis, any unearned, unvested PRSUs under the LTPP would become vested at 100% of the target award. Mr. Kenny’s awards, and all awards granted under the 2019 Plan, can only be substituted for awards of stock publicly traded in the U.S. or UK. As of December 31, 2021, the value of any accelerated vesting of options and RSUs would be as set forth in the table below.

Accelerated Vesting of Equity Awards if Not Assumed in Change in Control1

Name	Grant Date	Unvested Options	Exercise Price	Unvested RSUs	Unvested PRSUs	Fair Market Value as of 12/31/2021	Value of Accelerated Unvested Options & RSUs & PRSUs
David Kenny	3/1/2019	—	—	55,811	—	$20.51	$1,144,676
	3/18/2020	—	—	—	71,829	$20.51	$1,473,213
	3/18/2020	—	—	146,837	—	$20.51	$3,011,637
	3/11/2021	195,059	$26.06	—	—	$20.51	—
	3/11/2021	—	—	—	215,656	$20.51	$4,423,105
	3/11/2021	—	—	119,168	—	$20.51	$2,444,132
							$12,496,762
Linda Zukauckas	2/3/2020	—	—	53,773	—	$20.51	$1,102,892
	2/3/2020	66,667	$20.61	—	—	$20.51	—
	3/18/2020	—	—	—	25,653	$20.51	$526,143
	3/18/2020	—	—	52,443	—	$20.51	$1,075,596
	3/11/2021	195,059	$26.06	—		$20.51	—
	3/11/2021	—	—	—	63,316	$20.51	$1,298,611
	3/11/2021	—	—	42,560	—	$20.51	$872,897
							$4,876,140
Karthik Rao	10/26/2018	—	—	3,322	—	$20.51	$68,128
	3/1/2019	—	—	5,581	—	$20.51	$114,472
	3/18/2020	—	—	45,767	—	$20.51	$938,689
	3/11/2021	195,059	$26.06	—	—	$20.51	—
	3/11/2021	—	—	—	27,628	$20.51	$566,650
	3/11/2021	—	—	18,572	—	$20.51	$380,902
							$2,068,841
George D. Callard	3/1/2019	—	—	9,568	—	$20.51	$196,247
	3/18/2020	—	—	—	16,791	$20.51	$344,383
	3/18/2020	—	—	34,326	—	$20.51	$704,028
	3/11/2021	195,059	$26.06	—	—	$20.51	—
	3/11/2021	—	—	—	34,536	$20.51	$708,333
	3/11/2021	—	—	23,215	—	$20.51	$476,133
							$2,429,125
Laurie Lovett	3/18/2020	—	—	—	9,329	$20.51	$191,338
	3/18/2020	—	—	19,070	—	$20.51	$391,134
	3/11/2021	195,059	$26.06	—	—	$20.51	—
	3/11/2021	—	—	—	23,024	$20.51	$472,222
	3/11/2021	—	—	15,476	—	$20.51	$317,415
							$1,372,109

1	If the awards were assumed and the NEO was terminated under circumstances entitling him or her to severance immediately following the change in control, the executive’s equity awards would receive the same accelerated vesting treatment as shown in the table above.

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CEO Pay Ratio Compared to Median Employee

2021 Compensation
CEO, David Kenny	$13,798,342
Median Employee	$48,802
Compensation Ratio	283:1

Methodology

In 2021, we identified our median employee using our global employee population as of October 1, 2021. We determined that, as of October 1, 2021, our employee population consisted of 15,311 individuals working across the globe. Our employee population, after excluding our 755 non-U.S. employees as permitted by the SEC’s rules, as described below, consisted of 14,556 individuals. Under the SEC’s rules, we are permitted to exclude from our employee population used to determine the median employee up to 5% of our non-US associates provided that all associates from those jurisdictions are excluded. We excluded the following jurisdictions and corresponding number of associates.

Country	Employee Count
Brazil	95
Bulgaria	25
Dominican Republic	44
Indonesia	156
Jordan	52
Philippines	180
Thailand	99
Ukraine	104

After applying the permitted adjustments to our employee population, we consistently applied a compensation measure of total guaranteed cash earned (total base salary earned plus total guaranteed allowances earned) for the annual period from October 1, 2020 through September 30, 2021, annualized permanent new hires during the period, and determined that our median employee is located in Belgium.

In order to calculate the ratio, we used the CEO’s 2021 total compensation reported in the Summary Compensation Table and determined the median employee’s 2021 total compensation assuming that employee’s compensation would have been reportable in the Summary Compensation Table. Such median employee’s total compensation for 2021 included base salary, annual incentive payments, the fair value of equity grants made in 2021, allowances received, Company contributions towards retirement plans, overtime, and taxable benefits in kind.

Approximately 9.7% of our global employees are part-time and/or temporary/seasonal workers. As of October 1, 2021 Nielsen employed approximately 5,452 employees in operational roles. Approximately 69% of these operational employees work outside of the U.S., throughout the world.

No exemptions from our calculation were taken based on data privacy or cost of living.

If we were to calculate the CEO pay compared to the median employee of our global workforce excluding the non-knowledge workers, the ratio would be 182:1. The ratio of our CEO’s compensation to the median employee located in the United States is 197:1.

This CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our records and the methodology described above. The SEC rules for identifying the median compensated

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employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the CEO pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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PROPOSAL NO. 6

NON-BINDING, ADVISORY VOTE ON DIRECTORS’ COMPENSATION REPORT

In accordance with the requirements of the UK Companies Act 2006, the UK Annual Report and Accounts contains:

1.	a statement by the Chairperson of the Compensation and Talent Committee of the Board of Directors (the “Chairperson’s Statement”);

2.	a directors’ compensation policy (the “Directors’ Compensation Policy”); and

3.	the annual report on directors’ compensation (the “Annual Report on Directors’ Compensation”), setting out directors’ compensation for the year ended December 31, 2021.

The Chairperson’s Statement and the Annual Report on Directors’ Compensation (collectively the “Directors’ Compensation Report”) is reproduced in Annex A to this proxy statement and the Directors’ Compensation Policy is reproduced in Annex B. An annual non-binding advisory shareholder vote is required on the Directors’ Compensation Report. While the results of this vote are non-binding and advisory in nature (which means the Directors’ entitlements to compensation are not conditional upon the resolution being passed), the Board intends to carefully consider the results of this vote. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal.

The Directors’ Compensation Policy (referred to in Item 2 above) was approved by shareholders at our 2021 Annual Meeting on May 25, 2021 for a period of up to three years and is, therefore, not required to be put to shareholders for approval at this year’s Annual Meeting. It is intended that, unless required earlier, the Company’s shareholders will next be asked to approve the Directors’ Compensation Policy at the 2024 annual general meeting of shareholders.

The Board of Directors recommends that the shareholders vote “FOR” the approval of the Directors’ Compensation Report (items 1 and 3 above).

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PROPOSAL NO. 7

AUTHORIZATION OF THE BOARD OF DIRECTORS TO ALLOT EQUITY SECURITIES

The ordinary resolution described in this Proposal 7 is required under the UK Companies Act 2006 (the “UK Companies Act”) for the Company to issue equity securities and is customary for public limited companies incorporated under the laws of England and Wales. This authorization is required as a matter of English law and is not otherwise required for companies listed on the NYSE or organized within the United States.

Under the UK Companies Act, directors are, with certain exceptions (such as in connection with employees’ share schemes), unable to allot, or issue, shares without being authorized either by the shareholders in a general meeting or by a company’s articles of association.

The Company proposes that the shareholders at the Annual Meeting generally and unconditionally, subject to the provisions of our articles of association and the UK Companies Act, authorize the directors of the Company, in accordance with section 551 of the UK Companies Act, to exercise all the powers of the Company to allot shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company

a)	up to an aggregate nominal amount of €8,392,844; and

b)

up to a further aggregate nominal amount of €8,392,844, provided that (i) they are equity securities (within the meaning of section 560 of the UK Companies Act) and (ii) they are offered by way of a rights issue.

The amount set forth in paragraph (a) above will authorize the directors to allot new equity securities in the Company up to a nominal amount of €8,392,844 (which represents an amount that is approximately equal to one third of the aggregate nominal value of the issued share capital of the Company as of March 25, 2022, being the latest practicable date prior to the printing of this proxy statement).

The amount set forth in paragraph (b) above will further authorize the directors to allot equity securities in the context of a rights issue in favor of holders of shares in proportion (as nearly as may be practicable) to their existing holdings and of equity securities as required by the rights of those securities or as the directors may otherwise consider necessary, up to a further aggregate nominal amount of €8,392,844 (which represents an amount that is approximately equal to one third of the aggregate nominal value of the issued share capital of the Company as of March 25, 2022), and so that the directors may impose any limits or restrictions and make any arrangements that they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or the requirements of any regulatory body or stock exchange or any other matter.

Together, the aggregate nominal amount of any relevant securities issued under the authority conferred by paragraphs (a) and (b) represent an amount that is equal to approximately two thirds of the aggregate nominal value of our issued share capital as of March 25, 2022.

The Board has no current plans to exercise the authority sought under this Proposal 7. The authority is, however, sought to provide the directors with additional flexibility to pursue strategic transactions and to finance growth with equity.

Unless previously renewed, revoked or varied, the authority conferred by this Proposal 7 shall apply in substitution for all existing authorities under section 551 of the UK Companies Act and apply until the earlier of the end of the Annual Meeting of the Company to be held in 2023 or close of business on August 17, 2023, unless previously renewed, varied or revoked by the Company in a general meeting, save

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that the Company may, before such expiry make offers or enter into agreements which would or might require shares to be allotted or rights to subscribe for, or to convert any security into, shares to be granted after such expiry and the directors may allot shares or grant such rights in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired. The Company intends to seek authorization for this proposal on an annual basis.

Approval of this proposal does not affect any shareholder approval requirements of the NYSE for share issuances, such as in connection with certain acquisitions or in connection with raising additional capital. The Company will continue to be subject to NYSE shareholder approval requirements.

If this proposal is approved, our Board may allot equity securities up to the aggregate nominal value of equity securities set forth above until the end of the Annual Meeting of the Company to be held in 2023 or close of business on August 17, 2023, whichever is earlier. If shareholders do not approve this proposal, we would be required to seek shareholder approval of the authority to allot equity securities, including to raise capital or to engage in merger and acquisition activity where the Company may want to issue shares, at a future general meeting.

The Board of Directors recommends that the shareholders vote “FOR” the authorization of the Board of Directors to allot equity securities.

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PROPOSALS NO. 8 AND NO. 9

AUTHORIZATION OF THE BOARD OF DIRECTORS TO ALLOT EQUITY SECURITIES WITHOUT RIGHTS OF PRE-EMPTION

The special resolutions proposed in these Proposals 8 and 9 are required under the UK Companies Act and are customary for public limited companies incorporated under the laws of England and Wales. These authorizations are required as a matter of English law and are not otherwise required for companies listed on the NYSE or organized within the United States.

In addition to the authorization to allot securities as set forth in Proposal 7, under the UK Companies Act, the issuance of equity securities that are to be paid for wholly in cash (except shares held under an employees’ share scheme) must be offered first to the existing equity shareholders in proportion to their holdings, unless a special resolution (i.e. a resolution approved by at least 75% of votes cast) has been passed in a general meeting of shareholders disapplying statutory pre-emption rights. Unlike most companies listed on the NYSE which have no similar restrictions, our Board can only disapply pre-emptive rights in respect of such issuances upon authorization from our shareholders.

Proposal 8 authorizes directors to allot new shares, pursuant to the authority given by Proposal 7, or to sell treasury shares for cash:

a)

up to a nominal amount of €16,785,688, representing approximately two thirds of the Company’s issued ordinary share capital, to existing shareholders on a pre-emptive basis. However, unless the shares are allotted pursuant to a rights issue (rather than an open offer), the directors may only allot shares up to a nominal amount of €8,392,844, (representing approximately one third of the Company’s issued ordinary share capital) (in each case, subject to any limits, restrictions or arrangements, such as for fractional entitlements and overseas shareholders, as the directors consider necessary or appropriate); and/or

b)	otherwise up to a nominal value of €1,258,927, equivalent to approximately 5% of the total issued ordinary share capital of the Company as at March 25, 2022,

in each case without the shares first being offered to shareholders in proportion to their existing holdings.

Proposal 9 additionally authorizes the directors to allot new shares (or sell treasury shares) for cash, without the shares first being offered to existing shareholders in proportion to their existing holdings, in connection with the financing (or refinancing, if the authority is to be used within six months after the original transaction) of an acquisition or specified capital investment which is announced contemporaneously with the allotment or which has taken place in the preceding six month period and is disclosed in the announcement of the allotment. The authority under Proposal 9 is limited to a nominal value of €1,258,927, equivalent to approximately 5% of the nominal value of the issued ordinary share capital of the Company as of March 25, 2022.

The directors intend to adhere to the provisions in the Pre-Emption Group’s Statement of Principles, as updated in March 2015, and not to allot shares for cash on a non pre-emptive basis pursuant to the authority in Proposal 8 either in excess of an amount equal to 5% of the total issued ordinary share capital of the Company (excluding treasury shares) or in excess of an amount equal to 7.5% of the total issued ordinary share capital of the Company (excluding treasury shares) within a rolling three year period, without prior consultation with shareholders. Adherence to the Pre-Emption Group’s Statement of Principles would not preclude issuances under the authority sought under Proposal 9.

Proposals 8 and 9 comply with the Investment Association’s share capital management guidelines and follow the resolution templates issued by the Pre-Emption Group in May 2016. The Board has no current

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plans to exercise the authority sought under these resolutions. The authority is, however, sought to provide the directors with additional flexibility to pursue strategic transactions and to finance growth with equity.

Unless previously renewed, revoked or varied, the power conferred by these resolutions shall apply in substitution for all existing powers under section 570 of the UK Companies Act and will apply until the earlier of the end of the Annual Meeting of the Company to be held in 2023 or close of business on August 17, 2023, unless previously renewed, varied or revoked by the Company in a general meeting, save that the Company may, before such expiry make offers or enter into agreements which would or might require equity securities to be issued (and/or treasury shares to be sold) after such expiry and the directors may issue equity securities (and/or sell treasury shares) in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired. The Company intends to seek authorization for these proposals on an annual basis.

Under the UK Companies Act, the Company must seek authorization to allot equity securities without the application of pre-emptive rights at least as often as it is required to seek authorization to allot equity securities. If these proposals are approved, our Board may allot equity securities without the application of pre-emptive rights until the end of the Annual Meeting of the Company to be held in 2023 or close of business on August 17, 2023. If shareholders do not approve these proposals, we would be required to seek shareholder approval of the authority to allot equity securities without the application of pre-emptive rights at a future general meeting of shareholders.

The affirmative vote of at least 75 per cent of the votes cast at the Annual Meeting is required to approve these Proposals 8 and 9.

The Board of Directors recommends that the shareholders vote “FOR” the authorization of the Board of Directors to allot equity securities without rights of pre-emption and “FOR” the authorization of the Board of Directors to allot equity securities without Preemptive Rights in connection with an acquisition or specified capital investment.

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PROPOSAL NO. 10

APPROVAL OF FORMS OF SHARE REPURCHASE CONTRACTS AND COUNTERPARTIES

Under the UK Companies Act, we may only repurchase ordinary shares in accordance with specific procedures for “off market purchases” of such shares because, and solely for the purposes of the UK Companies Act, any repurchase of our shares through the NYSE constitutes an “off market” transaction. As such, these repurchases may only be made pursuant to a form of share repurchase contract that has been approved by our shareholders. In addition, we must only conduct share repurchases under these contracts through counterparties approved by our shareholders. Approval of the forms of contracts and counterparties is not an approval of the share repurchase program or the amount or timing of any repurchase activity. The Company will repurchase shares at its discretion in accordance with a repurchase program to be approved by the Board. There can be no assurance as to whether the Company will repurchase any of its shares or as to the amount of any such repurchases or the prices at which such repurchases may be made, save as set out below.

Material Contract Terms

We are seeking approval of two share repurchase contract forms. The form of agreement attached as Annex D to this proxy statement provides that the counterparty will purchase shares on the NYSE at such prices and in such quantities as Nielsen may instruct from time to time, subject to the limitations set forth in Rule 10b-18 of the Exchange Act, as amended. The agreement provides that the counterparty will purchase the ordinary shares as principal and sell any ordinary shares purchased to Nielsen in record form.

The form of agreement attached as Annex E to this proxy statement is a form of repurchase plan that we may execute from time to time to purchase a specified dollar amount of ordinary shares on the NYSE each day if our ordinary shares are trading below a specified price. The amount to be purchased each day, the limit price and the total amount that may be purchased under the agreement will be determined at the time the agreement is executed. The agreement provides that the counterparty will purchase the ordinary shares as principal and sell any ordinary shares purchased to Nielsen in record form.

The agreements are similar to the forms of agreement approved at our Annual Meeting in 2021.

Counterparties for Approval

We may only enter into share repurchase contracts with counterparties approved by our shareholders. As a result, we are seeking approval to conduct repurchases through any of the counterparties (or their subsidiaries or affiliates from time to time) set out in Annex F to this proxy statement.

Copies of the share repurchase contracts and the list of repurchase counterparties will be made available for shareholders to inspect at the Company’s registered office at 5th Floor Endeavour House, 189 Shaftesbury Avenue, London, WC2H 8JR, United Kingdom and are also available at the Company’s headquarters at 675 Avenue of the Americas, New York, NY 10010 for the period of 15 days ending on the date of the Annual Meeting. Copies of the share repurchase contracts and list of repurchase counterparties also will be available for inspection at the Annual Meeting.

Under the UK Companies Act, we must seek authorization for share repurchase contracts and counterparties at least every five years. The Company intends to seek authorization for this proposal on an annual basis. If this proposal is approved, we may repurchase shares pursuant to the form of contracts attached at Annex D and Annex E with the approved counterparties set out in Annex F until the end of the Annual Meeting of the Company to be held in 2023 or close of business on August 17, 2023, whichever is the earlier.

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The Board has no present intention to exercise the authority sought by this proposal. However, to the extent the Board believes that our shares may be undervalued at the market levels at which they are then trading, repurchases of our share capital may represent an attractive investment for us. Such shares could be used for any valid corporate purpose, including use under our compensation plans, sale in connection with the exercise of outstanding options, or for acquisitions, mergers or similar transactions. The reduction in our issued capital resulting from any such purchases would increase the proportionate interest of the remaining shareholders in our net worth and whatever future profits we may earn. However, the number of shares repurchased, if any, and the timing and manner of any repurchases would be determined by the Board, in light of prevailing market conditions, our available resources and other factors that cannot be predicted now.

The Company has previously announced share buyback programs pursuant to repurchase authorities granted at prior shareholder meetings.

The affirmative vote of at least 75 percent of the votes cast at the Annual Meeting is required to approve this Proposal No. 10

The Board of Directors recommends that the shareholders vote “FOR” the approval of the forms of share repurchase contracts and the approval of the counterparties.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2021, regarding the Company’s equity compensation plans and shares underlying outstanding equity awards.

	Number of securities to be issued upon exercise of outstanding options and rights		Weighted- average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)		(b)	(c)
Equity compensation plans approved by security holders[1]	7,195,075	[2]	45.87	7,855,166
Equity compensation plans not approved by security holders	0		0	0
Total	7,195,075	[2]	45.87	7,855,166

1	These shares may be issued pursuant to the 2019 Plan, as it may be amended from time to time.

2	Includes 2,185,157 RSUs, 339,457 DSUs, 2,070,538 PSOs and 981,204 PRSUs (assuming achievement at target), and, as applicable, dividend equivalents accrued thereon.

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DIRECTOR COMPENSATION

This section is provided in accordance with applicable SEC rules. The Compensation and Talent Committee reviews director compensation. The Compensation and Talent Committee’s objectives are to compensate our directors in a manner that attracts and retains highly qualified directors and aligns their interests with those of our long-term shareholders.

In 2021, the Compensation and Talent Committee engaged its independent compensation consultant, to assist in its review of the competitiveness and structure of the Company’s compensation to independent directors. This review included a benchmark of our director compensation against 15 companies, the same companies that our Compensation and Talent Committee examines as a source of benchmarking data when examining the competitiveness of our executive compensation practices. After completing its review, the Compensation and Talent Committee recommended the following change to director compensation and the Board approved such change:

•

Increase the chairperson and member fees for the Nomination and Governance Committee due to increased responsibility for Environmental, Social and Governance, increased demand for creating a broad and diverse Board pipeline and additional governance considerations. The chairperson fee increased from $20,000 to $25,000 and the member fee increased from $5,000 to $10,000. All increases became effective January 1, 2022.

DIRECTOR COMPENSATION FOR THE 2021 FISCAL YEAR

The following table provides information on the 2021 compensation of non-management directors who served for all or a part of 2021. We also reimburse directors for reasonable out-of-pocket expenses attendant to their Board service.

Name[1]	Fees Earned or Paid in Cash[2] ($)	Stock Awards[3] ($)	Total ($)

James A. Attwood Jr.	—	415,001	415,001

Thomas H. Castro	100,000	180,000	280,000

Guerrino De Luca	—	285,000	285,000

Karen M. Hoguet	120,000	180,000	300,000

Harish Manwani	42,115	—	42,115

Janice Marinelli Mazza	95,000	180,000	275,000

Jonathan F. Miller	90,000	180,000	270,000

Stephanie Plaines	57,940	184,384	242,324

Robert C. Pozen	—	38,104	38,104

Nancy Tellem[4]	8,984	280,000	288,984

Javier G. Teruel	36,099	—	36,099

Lauren Zalaznick	110,000	180,000	290,000

1	Mr. David Rawlinson served as an executive officer (other than a named executive officer) and director of the Company for part of 2021 until his departure in March 2021 in connection with the sale of Global Connect to affiliates of Advent International Corporation. He did not receive additional compensation for his services as a director in 2021.

2	In 2021, each of our independent directors was entitled to receive an annual cash retainer of $80,000. Ms. Plaines’ cash retainer was prorated to her April 21, 2021 start date. In addition to this annual cash retainer, the Board Chairperson was also entitled to receive annual compensation in the amount of $150,000, with either (a) half payable in quarterly cash installments and the other half payable in quarterly installments in the form of Deferred Stock Units (“DSUs”) or (b) the entire amount payable in DSUs. Chairpersons of the Audit Committee, the Compensation and Talent Committee, the Nomination and Corporate Governance Committee and the Finance Committee were also entitled to receive an additional annual cash retainer of $30,000, $25,000, $20,000 and $25,000, respectively, however Mr. Attwood chose to take $1 as fee for serving as the Finance Committee Chairperson. All cash fees are payable quarterly.

Under the Directors Deferred Compensation Plan (the “DCP”), a director is eligible to defer any or all of the amount of his or her cash retainer in the form of DSUs. The number of DSUs credited to the director’s DSU account in lieu of his or her deferred fees is based on the closing trading price of a Nielsen share on the NYSE on the date the cash fees would otherwise be payable.

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In 2021, Messrs. Attwood, De Luca and Pozen and Ms. Tellem elected to defer 100% of their cash retainers under the DCP. Messrs. Attwood, De Luca and Pozen and Ms. Tellem deferred cash fees in the amount of $235,001, $105,000, $38,104 and $100,000, respectively, and were credited in respect of such fees 10,643, 4,756, 1,477, and 4,529 DSUs, respectively. Pursuant to the SEC’s disclosure rules, these DSUs are reflected in the Stock Awards column.

3	In 2021, independent directors were entitled to annual equity grants in the form of DSUs with a fair market value of $180,000. The amount in this column reflects the aggregate grant date fair value of the award calculated in accordance with FASB ASC Topic 718. The awards reported in this column include (a) the annual DSU grants made to each independent director in April 2021 for services to be performed from May 2021 through April 2022 and (b) DSUs credited to the director’s deferred compensation account in 2021 for fees the director deferred under the DCP. In accordance with the SEC’s rules, dividend equivalents that accrued on the director’s DSUs are not reported above because dividends were factored into the grant date fair value of these awards. The equity awards in the form of DSUs are granted at fair market value on the grant date and vest over one year in four substantially equal quarterly installments. In the event of a director’s departure, he or she is entitled to receive a prorated portion of the next installment of his or her equity award.

All DSUs, whether received in respect of deferred cash fees or in respect of the director’s annual equity award, represent an unfunded and unsecured right to receive one Nielsen share following the director’s termination of service with Nielsen. DSUs accrue dividend equivalents in the form of additional DSUs when dividends are paid on Nielsen shares and with the same vesting schedule as the DSUs to which these are attributed. Shares to be issued in respect of DSUs will be distributed 60 days following a director’s termination of service from the Board. A director’s right to a deferred amount of compensation may not be forfeited at any time.

4	Due to an administrative error, $8,984 was paid to Ms. Tellem in cash in 2022 for services provided in 2021.

As of March 1, 2022, each of Mses. Hoguet, Marinelli Mazza, Plaines, Tellem and Zalaznick and Messrs. Attwood, Castro, De Luca and Miller had an aggregate of 61,367, 18,924, 5,436, 24,897, 50,448, 98,022, 18,924, 37,105 and 13,751 DSUs, respectively, which include DSUs received in lieu of cash Board fees, as applicable, DSUs awarded annually under the equity plan and dividend equivalents accrued in the form of DSUs (as described above).

SHARE OWNERSHIP GUIDELINES

In June 2011, our Board adopted share ownership guidelines pursuant to which directors who receive fees for their service are required to maintain equity ownership in our Company equivalent to at least five times their annual cash fees. Shares beneficially owned by directors, including vested and unvested DSUs and jointly owned shares, are included in the calculation. Directors are expected to meet these guidelines within five years from the later of the adoption of the guidelines, their appointment as a director or the commencement of the receipt of director fees.

Effective February 16, 2017, the Compensation and Talent Committee approved changes to re-set the share ownership guidelines for all members of the Board on an annual basis to reflect current compensation and stock price levels. Using a share price of $20.51, the price at close of market on December 31, 2021, the guidelines and share ownership for this purpose as of March 1, 2022 are set forth below.

The guidelines and share ownership for this purpose as of March 1, 2022 are:

	Guideline Shares	Share Ownership

James A. Attwood Jr.	58,500	368,022

Thomas H. Castro[1]	25,600	18,924

Guerrino De Luca	25,600	42,445

Karen Hoguet	29,300	65,367

Janice Marinelli Mazza[2]	24,400	18,924

Jonathan F. Miller[3]	21,900	13,751

Stephanie Plaines[4]	23,200	5,436

Nancy Tellem[5]	28,000	24,879

Lauren Zalaznick	28,000	50,448

1	Mr. Castro has until 2/13/2025 to be in compliance with our share ownership guidelines.

2	Ms. Marinelli Mazza has until 2/13/2025 to be in compliance with our share ownership guidelines.

3	Mr. Miller has until 7/13/2025 to be in compliance with our share ownership guidelines.

4	Ms. Plaines has until 4/21/2026 to be in compliance with our share ownership guidelines.

5	Ms. Tellem has until 12/18/2024 to be in compliance with our share ownership guidelines.

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OWNERSHIP OF SECURITIES

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding beneficial ownership of Nielsen’s shares as of March 1, 2022 (except as indicated in the footnotes) with respect to:

•	each of Nielsen’s directors;

•	each of Nielsen’s NEOs; and

•	all directors and executive officers as a group.

Shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days. Voting power includes the power to direct the voting of the shares and investment power includes the power to direct the disposition of the shares. Unless otherwise noted, voting power and investment power in common stock are exercisable solely by the named person.

None of our directors and executive officers, individually or as a group, beneficially owns greater than 1% of our outstanding shares of common stock. Percentage computations are based on 359,513,813 of our shares outstanding as of March 1, 2022.

	Nielsen Shares Beneficially Owned

Name of Beneficial Owner	Number	Percentage

James A. Attwood, Jr.[1]	368,022	*

Thomas H. Castro[2]	18,924	*

Guerrino De Luca[3]	42,445	*

Karen M. Hoguet[4]	65,367	*

Janice Marinelli Mazza[5]	18,924	*

Jonathan F. Miller[6]	13,751	*

Stephanie Plaines[7]	5,436	*

Nancy Tellem[8]	24,879	*

Lauren Zalaznick[9]	50,448	*

David Kenny[10]	1,295,861	*

Linda Zukauckas[11]	214,431	*

Karthik Rao[12]	93,549	*

George Callard[13]	41,067	*

Laurie Lovett[14]	15,485	*

All Directors and Executive Officers as a group (15 persons)	2,268,589	*

*	less than 1%

1	Of the shares shown as beneficially owned, 98,022 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2022 and amounts that vest within 60 days thereafter.

2	Of the shares shown as beneficially owned, 18,924 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2022 and amounts that vest within 60 days thereafter.

3	Of the shares shown as beneficially owned, 37,105 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2022 and amounts that vest within 60 days thereafter.

4	Of the shares shown as beneficially owned, 61,367 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2022 and amounts that vest within 60 days thereafter.

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5	Of the shares shown as beneficially owned, 18,924 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2022 and amounts that vest within 60 days thereafter.

6	Of the shares shown as beneficially owned, 13,751 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2022 and amounts that vest within 60 days thereafter.

7	Of the shares shown as beneficially owned, 5,436 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2022 and amounts that vest within 60 days thereafter.

8	Of the shares shown as beneficially owned, 24,879 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2022 and amounts that vest within 60 days thereafter.

9	Of the shares shown as beneficially owned, 50,448 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 1, 2022 and amounts that vest within 60 days thereafter.

10	Of the shares shown as beneficially owned, 750,000 represent rights to acquire shares through the exercise of options. Includes amounts vested as of March 1, 2022 and amounts that vest within 60 days thereafter.

11	Of the shares shown as beneficially owned, 66,666 represent rights to acquire shares through the exercise of options. Includes amounts vested as of March 1, 2022 and amounts that vest within 60 days thereafter.

12	Of the shares shown as beneficially owned, 31,358 represent rights to acquire shares through the exercise of options. Includes amounts vested as of March 1, 2022 and amounts that vest within 60 days thereafter.

13	Includes amounts vested as of March 1, 2022 and amounts that vest within 60 days thereafter.

14	Includes amounts vested as of March 1, 2022 and amounts that vest within 60 days thereafter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth in the table below is information about the number of shares held by persons we know to be the beneficial owners of more than 5% of the outstanding shares of Common Stock. Percentage computations are based on 359,513,813 of our shares outstanding as of March 1, 2022.

	Nielsen Shares Beneficially Owned

Name of Beneficial Owner and Address	Number	Percentage
The Vanguard Group[1] 100 Vanguard Blvd. Malvern, PA 19355	44,593,436	12.40%
FMR LLC[2] 245 Summer Street, Boston, Massachusetts 02210	37,541,627	10.44%
The WindAcre Partnership LLC[3] 2200 Post Oak Blvd., Suite 1580, Houston, Texas 77056	34,555,300	9.61%
Clarkston Capital Partners, LLC[4] 91 West Long Lake Road, Bloomfield Hills, MI 48304	22,675,580	6.31%
BlackRock Inc.[5] 55 East 52nd Street, New York, NY 10055	21,302,288	5.93%
Morgan Stanley[6] 1585 Broadway New York, NY 10036	19,518,326	5.43%
Nomura Holdings, Inc.[7] 13-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan	18,046,788	5.02%

1	Based on the Schedule 13G/A filed by The Vanguard Group on February 10, 2022. The Vanguard Group has sole voting power with respect to none of our shares, shared voting power with respect to 513,690 of our shares, sole dispositive power with respect to 43,138,212 of our shares and shared dispositive power with respect to 1,455,224 of our shares.

2	Based on the Schedule 13G/A filed by FMR LLC on February 9, 2022. FMR LLC may be deemed to have sole voting power with respect to 467,719 shares of our common stock, shared voting power with respect to none of our shares, sole dispositive power with respect to 37,541,627 of our shares and shared dispositive power with respect to none of our shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

3	Based on the Schedule 13G/A filed jointly on February 14, 2022 by The WindAcre Partnership LLC, a Delaware limited liability company (“WindAcre”), The WindAcre Partnership Master Fund LP, an exempted limited partnership established in the Cayman Islands (“MasterFund”), and Snehal Rajnikant Amin, as the principal beneficial owner of WindAcre and the only beneficial owner holding more than 5%. The MasterFund owns 34,555,300 shares directly. Each joint filer has sole voting power with respect to none of our shares, shared voting power with respect to 34,555,300 of our shares, sole dispositive power with respect to none of our shares and shared dispositive power with respect to 34,555,300 of our shares. The principal business address of the Master Fund is Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands.

4

Based on the Schedule 13G/A filed jointly on February 10, 2022 by Clarkston Capital Partners, LLC (“CCP”), Clarkston Companies, Inc. (“CC”), Modell Capital LLC (“MC”), Jeffrey A. Hakala, Gerald W. Hakala and Jeremy J. Modell. The shares are held jointly pursuant to a joint filing agreement. Each of CCP,

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CC, MC and the individual reporting persons has the sole voting power and sole dispositive power with respect to none of our shares, other than Mr. Modell, who has sole voting power and sole dispositive power with respect to 2,000 of our shares. Each joint filer has shared voting power with respect to 22,675,580 of our shares and shared dispositive power with respect to 22,675,580 of our shares.

5	Based on the Schedule 13G/A filed by BlackRock, Inc. on February 3, 2022. BlackRock, Inc. has sole voting power with respect to 18,847,718 of our shares, shared voting power with respect to none of our shares, sole dispositive power with respect to 21,302,288 of our shares and shared dispositive power with respect to none of our shares.

6	Based on the Schedule 13G filed by Morgan Stanley on February 11, 2022. Morgan Stanley has sole voting power with respect to none of our shares, shared voting power with respect to 19,463,280 of our shares, sole dispositive power with respect to none of our shares and shared dispositive power with respect to 19,518,326 of our shares.

7	Based on the Schedule 13G filed jointly by Nomura Holdings, Inc. and Nomura Global Financial Products, Inc. on February 14, 2022. The shares are held jointly pursuant to a joint filing agreement. Each joint filer has sole voting power with respect to none of our shares, shared voting power with respect to 18,046,788 of our shares, sole dispositive power with respect to none of our shares and shared dispositive power with respect to 18,046,788 of our shares. The principal business address of Nomura Global Financial Products, Inc. is Worldwide Plaza, 309 West 49th Street, New York, NY 10019.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have adopted a written Related Person Transaction Policy that requires that all Related Person Transactions (defined as all transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K) in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any Related Person (defined as any person described in paragraph (a) of Item 404 of Regulation S-K) will have a direct or indirect material interest be approved by a committee of the Board composed solely of independent directors who are disinterested or by the disinterested members of the Board.

As of February 9, 2022, FMR LLC (an affiliate of Fidelity Management & Research Company) owned approximately 10.46 percent of our outstanding ordinary shares. In the normal course of business, we provide Fidelity and its affiliates with services amongst our different product lines and receive stock and benefits processing and administration services from Fidelity. In 2021, our transactions with Fidelity and its affiliates resulted in approximately $0.6 million of expense.

As of February 10, 2022, The Vanguard Group owned approximately 12.42 percent of our outstanding ordinary shares. In the normal course of business, we provide Vanguard and its affiliates with services amongst our different product lines. In 2021, our transactions with Vanguard and its affiliates resulted in approximately $0.5 million of revenue.

SHAREHOLDER PROPOSALS FOR THE 2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS

If any shareholder wishes to propose a matter for consideration at our 2023 annual general meeting of shareholders under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act), the proposal should be mailed by certified mail return receipt requested, to the Company Secretary, 675 Avenue of the Americas, New York, NY 10010. To be eligible under the SEC’s shareholder proposal rule for inclusion in our 2023 annual general meeting proxy statement and form of proxy, the proposal must be received by the Company Secretary on or before December 6, 2022.

Shareholder(s) meeting the requirements of the UK Companies Act 2006 and our articles of association are able to propose a resolution to be considered at the 2023 annual general meeting of shareholders. In order to do so, the qualifying shareholder(s) must adhere to certain procedural requirements set out in the UK Companies Act 2006 and our articles of association, including notifying us in writing of such proposed resolution at least six weeks prior to the 2023 annual general meeting of shareholders or, if later, the time the notice of the 2023 annual general meeting of shareholders is given. Such written notification must identify the proposed resolution and must be authorized by the person(s) making it. The notification may be delivered in hard copy form to the Company Secretary at 675 Avenue of the Americas, New York, NY 10010 or electronically to our Company Secretary at company.secretary@nielsen.com. We may decide to include such proposed resolution in the proxy statement or circulate it separately. In addition, we may decide not to circulate a resolution proposed by shareholder(s) at the meeting that would be ineffective (whether by reason of inconsistency with any enactment or our articles of association) or is otherwise defamatory, frivolous or vexatious.

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HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request, and the Company will promptly deliver, a separate copy of the notice or the proxy materials by contacting the Company Secretary at company.secretary@nielsen.com or by calling 1 (410) 717-7134.

ANNUAL REPORTS AND PROXY MATERIALS

Available at www.proxyvote.com (use the 16-digit control number included on your Notice or proxy card) and at www.nielsen.com/investors.

FORM 10-K

We filed our Annual Report on Form 10-K for the year ended December 31, 2021 with the SEC on February 28, 2022. All of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K, are available free of charge on our website, www.nielsen.com/investors under SEC Filings. Copies of our Annual Report on Form 10-K for the year ended December 31, 2021, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon request addressed to:

Company.secretary@nielsen.com or

Company Secretary

675 Avenue of the Americas

New York, NY 10010

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Jennifer Meschewski

Company Secretary

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GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding our Annual Meeting. They may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement, its annexes and the documents referred to in this proxy statement for more information.

Q:	WHY AM I BEING PROVIDED WITH THESE PROXY MATERIALS?

A:

We are providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at our Annual Meeting, and at any postponements or adjournments of the Annual Meeting. A Notice of Annual General Meeting of Shareholders required under the UK Companies Act 2006 is also included in this proxy statement. We have either (1) delivered to you a Notice and made these proxy materials available to you on the Internet or (2) delivered printed versions of these materials, including a proxy card, to you by mail. We encourage you to read the proxy statement carefully.

The Annual Meeting does not relate to the special meeting of Nielsen shareholders that will be held in connection with the Proposed Transaction. A separate proxy statement will be delivered, and a separate meeting of the Nielsen shareholders will be held in connection with the Proposed Transaction.

Q:	WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

A:

Pursuant to SEC rules, we have elected to provide shareholders access to our proxy materials over the Internet. We believe that this e-proxy process will expedite our shareholders’ receipt of proxy materials, lower the costs, and reduce the environmental impact of our Annual Meeting. Accordingly, we sent a Notice on or about April 5, 2022 to shareholders of record entitled to vote at the Annual Meeting. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials or to request and receive a printed set of the proxy materials from us. Instructions on how to access the proxy materials over the Internet or to request a printed copy from us may be found in the Notice. We encourage you to read the proxy statement carefully.

Q:	WHAT WILL I NEED IN ORDER TO ATTEND THE ANNUAL MEETING?

A:

We will be hosting the Annual Meeting live via the Internet and in person. Any shareholder who owns shares as of the Record Date can attend the Annual Meeting live via the Internet at http://www.virtualshareholdermeeting.com/NLSN2022 or in person at 675 Avenue of the Americas, New York, NY 10010. The Annual Meeting will start at 9:00 a.m. (Eastern Time) on May 17, 2022.

TO ATTEND ONLINE:

You will need your 16-digit control number included on your Notice of Internet Availability or proxy card. Instructions on how to attend and participate via the Internet are posted at www.proxyvote.com (before the meeting) and http://www.virtualshareholdermeeting.com/NLSN2022 (during the meeting).

The online meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting online. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

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TO ATTEND IN PERSON:

You must have a government-issued photo identification along with either your admission ticket (which is included in your Notice or proxy card) or proof of ownership of Nielsen shares as of the Record Date. Proof of ownership may be any of the following:

•	A brokerage statement or letter from a bank or broker indicating ownership on the Record Date;

•	A printout of the proxy distribution email (if you received your materials electronically); or

•	A voting instruction form.

For directions to attend the Annual Meeting in person, go to: http://ir.nielsen.com/investor-relations/shareholder-information/annual-meeting/default.aspx or contact our Company Secretary at company.secretary@nielsen.com.

We will be unable to admit anyone who does not present valid identification or refuses to comply with our security procedures. Cameras, videotaping equipment and other recording devices and large packages, banners, placards and signs will not be permitted at the Annual Meeting.

Q:	WHAT IF DURING THE CHECK-IN TIME OR DURING THE MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

A:

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Q:	WHAT AM I VOTING ON?

A:	You are being asked to vote on the following proposals scheduled to be voted on at the Annual Meeting:

1.	To elect or re-elect the directors of the Board as listed herein;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022;

3.

To reappoint Ernst & Young LLP as the Company’s UK statutory auditor to audit the Company’s UK statutory annual accounts for the year ending December 31, 2022 and to hold office from the completion of this Annual Meeting until the completion of the next annual general meeting of the shareholders at which the UK statutory accounts are presented;

4.	To authorize the Audit Committee to determine the compensation of Ernst & Young LLP in its capacity as the Company’s UK statutory auditor;

5.	To approve on a non-binding, advisory basis the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the SEC rules;

6.

To approve on a non-binding, advisory basis the Directors’ Compensation Report for the year ended December 31, 2021, which is set out in the UK Annual Report and Accounts of the Company and this proxy statement;

7.	To authorize the Board of Directors to Allot Equity Securities;

8.	To authorize the Board of Directors to Allot Equity Securities without Rights of Pre-emption;

9.	To authorize the Board of Directors to Allot Equity Securities without Rights of Pre-emption in connection with an acquisition or a specified capital investment; and

10.	To approve of Forms of Share Repurchase Contracts and Share Repurchase Counterparties.

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Shareholders may also be asked to consider such other business as may properly come before the Annual Meeting or any adjournments or postponement thereof.

Q:	HOW CAN I ASK QUESTIONS AT THE ANNUAL MEETING?

A:

Shareholders of record may ask questions in person or submit questions online either before (by going to www.proxyvote.com) or during the meeting (by going to the Annual Meeting Website) and logging in using your 16-digit control number and following the instructions to submit a question. You will be required to provide your name when submitting a question.

We intend to answer questions pertinent to company matters as time allows during the meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. Shareholder questions related to personal or customer related matters, that are not pertinent to Annual Meeting matters, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the Annual Meeting will not be addressed during the meeting.

Q:	WHO IS ENTITLED TO VOTE?

A:	Holders of shares in the Company as of the close of business on March 21, 2022, the Record Date, may vote at the Annual Meeting.

Q:	WHAT CONSTITUTES A QUORUM?

A:	Generally, two shareholders present at the meeting and entitled to vote are a quorum.

Q:	HOW MANY VOTES DO I HAVE?

A:	You are entitled to one vote at our Annual Meeting for each share held by you at the close of business on March 21, 2022. As of March 21, 2022, the Company had 359,622,632 shares outstanding.

Q:	HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?

A:

Proposals Nos. 1 to 7 scheduled to be voted on at the Annual Meeting will be proposed as ordinary resolutions and require the affirmative vote of a simple majority of the votes cast at the Annual Meeting in person or by proxy. Proposals Nos. 8, 9 and 10 scheduled to be voted on at the Annual Meeting will be proposed as special resolutions and require the affirmative vote of at least 75% of the votes cast at the Annual Meeting in person or by proxy. It is important to note that votes on Proposal Nos. 2, 5 and 6 are non-binding and advisory. Therefore, the Company and/or the Board may determine to act in a manner inconsistent with the outcomes of such votes. However, the Board values the opinions of the Company’s shareholders as expressed through their advisory votes and, accordingly, the Board intends to review and consider the voting results on such resolutions.

Q:	HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

A:	Our Board recommends that you vote “For” the election of each of the nominees in Proposal 1 and “For” Proposal Nos. 2 through 10.

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Q:	HOW DO I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

A:	If you are a shareholder of record on March 21, 2022, you may vote by granting a proxy:

•

By Internet: You may submit your proxy by going to www.proxyvote.com (before the meeting) or at http://www.virtualshareholdermeeting.com/NLSN2022 (during the meeting) and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit control number included in your Notice or proxy card in order to vote by Internet.

•

By Telephone: You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit control number included in your Notice or proxy card in order to vote by telephone.

•

By Mail: You may submit your proxy by completing, signing and dating your proxy card (if you received one) where indicated and sending it back in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

For shares held in “street name,” you may vote by submitting voting instructions to your bank, broker or nominee.

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Time) on May 16, 2022 for the voting of shares held by shareholders of record or held in “street name” and 11:59 p.m. (Eastern Time) on May 12, 2022 for the voting of shares held through Nielsen’s 401(k) plan.

Mailed proxy cards with respect to shares held by shareholders of record or in “street name” must be received no later than 9:00 a.m. (Eastern Time) May 13, 2022. Mailed proxy cards with respect to shares held through Nielsen’s 401(k) plan must be received no later than 11:59 p.m. (Eastern Time) May 12, 2022.

Q:	MAY I VOTE AT THE ANNUAL MEETING RATHER THAN BY PROXY?

A:

Although we encourage you to vote through the Internet or the telephone or to complete and return a proxy card (if you received one) by mail prior to the Annual Meeting to ensure that your vote is counted, you can attend the Annual Meeting online or in person and vote your shares during the meeting, unless you hold your shares through Nielsen’s 401(k) plan, which cannot be voted at the Annual Meeting.

If you plan to vote in person, bring your printed proxy card if you received one by mail. Otherwise, the Company will give shareholders of record a ballot at the Annual Meeting. If you are a beneficial owner, you must obtain a legal proxy from the organization that holds your shares if you wish to attend the Annual Meeting and vote either online or in person.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS ON OR ABOUT THE SAME TIME?

A:

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card (if you received one) or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

Q:	MAY I CHANGE MY VOTE OR REVOKE MY PROXY?

A:	Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on May 16, 2022;

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•	Submitting a properly signed proxy card (if you received one) with a later date that is received no later than 9:00 a.m. (Eastern Time) on May 13, 2022;

•	Sending a written statement to that effect to our Company Secretary, provided such statement is received no later than 9:00 a.m. (Eastern Time) on May 13, 2022; or

•	Attending the Annual Meeting, revoking your proxy and voting in person or online.

If you hold shares through the Nielsen 401(k) plan, you may change your vote and revoke your proxy by any of the first three methods listed above if you do so no later than 11:59 p.m. (Eastern Time) on May 12, 2022. You cannot, however, revoke or change your proxy with respect to shares held through the Nielsen 401(k) plan after that date, and you cannot vote those shares at the Annual Meeting.

If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy by attending the Annual Meeting online or in person.

We will honor the proxy with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the deadlines mentioned above. For those shareholders who submit a proxy electronically or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the Notice or the proxy card is the date of the proxy.

Q:	HOW ARE VOTES COUNTED?

A:

Abstentions: Votes may be cast in favor of or against or you may abstain from voting. If you intend to abstain from voting for any director nominee or any other proposal, you will need to check the abstention box for such director nominee or proposal, in which case your vote will not have any effect on the outcome of the election of such director nominee or on the outcome of Proposals Nos. 2-10.

Broker Non-Votes: Broker non-votes occur when shares held by a bank, broker or other nominee are not voted with respect to a proposal because (1) the bank, broker or other nominee has not received voting instructions from the shareholder who beneficially owns the shares and (2) the bank, broker or other nominee lacks the authority to vote the shares at its/his/her discretion. Proposals Nos. 1, 5 and 6 are considered to be non-routine matters under NYSE rules. Accordingly, any bank, broker or other nominee holding your shares will not be permitted to vote on those proposals at the meeting without receiving voting instructions from you.

If you sign and submit your proxy card (if you received one) without giving specific voting instructions, this will be construed as an instruction to vote the shares as recommended by the Board, so your shares will be voted “FOR” each director nominee listed herein (Proposal No. 1), “FOR” Proposal Nos. 2 through 10, and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted on.

Broker non-votes and abstentions will not affect the voting results.

Q:	WHO WILL COUNT THE VOTES?

A:	Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

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Q:	AM I BEING ASKED TO APPROVE THE PROPOSED TRANSACTION DURING THIS MEETING?

A:

No. A special meeting of the Nielsen shareholders, separate from the Annual Meeting, will be held at a later date for the purpose of approving the Proposed Transaction and related proposals. Such proposals, if approved, may impact certain items voted on at the Annual Meeting. However, until the Proposed Transaction has been completed, the Company will continue to function as an independent public company and we therefore are filing this proxy statement for the Annual Meeting.

Q:	COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

A:	At the date this proxy statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement.

If other matters are properly presented to be considered and voted on at the Annual Meeting for consideration and if you are a shareholder of record and have submitted a proxy card (if you received one), the persons named in your proxy card will have the discretion to vote on those matters for you.

Q:	WHO IS SOLICITING MY PROXY?

A:

Proxies are being solicited by and on behalf of our Board. Proxies may be solicited by directors, officers or employees (for no additional compensation) in person or by telephone, internet and facsimile transmission. In addition, we have hired Morrow Sodali LLC, 333 Ludlow Street, Fifth Floor, South Tower, Stamford, CT 06902 to assist in soliciting proxies.

Q:	WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

A:

We will pay the cost of soliciting proxies. We expect to pay approximately $10,000 plus reasonable out-of-pocket expenses for Morrow Sodali LLC, 333 Ludlow Street, Fifth Floor, South Tower, Stamford, CT 06902 to assist in soliciting proxies.

COMPANY INFORMATION AND MAILING ADDRESS

Nielsen Holdings plc is a public limited company incorporated under the laws of England and Wales.

Our shares trade in U.S. dollars on the NYSE under the symbol “NLSN.” Our principal executive offices in the United States are located at 675 Avenue of the Americas, New York, NY 10010. Our telephone number is 1 (410) 717-7134. Our website address is www.nielsen.com. Information on our website is not incorporated into this proxy statement.

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ANNEX A

DIRECTORS’ COMPENSATION REPORT

This report sets out the relevant disclosures in relation to Directors’ remuneration for the year ended December 31, 2021. The report has been prepared in accordance with the requirements of the U.K. Large and Medium sized Companies and Groups (Accounts & Reports) (Amendment) Regulations 2013 (the “Regulations”) which apply to the Company. The relevant sections of the report have been audited by Ernst & Young LLP.

For avoidance of doubt please note that in the U.S. the term “compensation” is used instead of “remuneration”.

The Annual Report on Directors’ Compensation is divided into the following sections:

•	The Statement from the Compensation and Talent Committee Chairperson; and

•

The Annual Report on Directors’ Compensation which sets out Director Compensation for 2021. The Annual Report on Directors’ Compensation together with the statement from the Compensation and Talent Committee Chairperson is subject to an advisory vote at the Annual Meeting.

STATEMENT FROM THE COMPENSATION AND TALENT COMMITTEE CHAIRPERSON

Compensation Philosophy

Executive Directors

Nielsen’s executive compensation program which applies to our Executive Director, David Kenny as CEO, and applied to our former director, David Rawlinson as CEO, Global Connect before his departure in March 2021 in connection with the sale of Global Connect to affiliates of Advent International Corporation, is designed to incentivize and reward the executive team to deliver sustained financial performance and long-term value to shareholders. The primary objectives of Nielsen’s executive compensation program are to:

•	attract and retain top executive talent;

•	motivate executives to accomplish short-term business performance goals that drive long-term business objectives and deliver sustainable value to shareholders;

•	align executive interests and rewards with long-term shareholder value; and

•	differentiate rewards based on quantitative assessments of business financial performance and individual contributions towards core objectives.

Non-Executive Directors

Our compensation program for Non-Executive Directors is designed to attract and retain Directors who possess the requisite knowledge, skills, and experience to support and oversee the Company. Our policy is to deliver a substantial portion of Non-Executive Directors’ compensation in the form of Deferred Stock Units (“DSUs”) in order to align rewards to Nielsen’s long-term performance and create shareholder value. A DSU represents an unfunded and unsecured right to receive one Nielsen share following the termination of the Director’s services. Each Director is required to acquire and maintain a threshold level of share ownership. Our share ownership guidelines for Directors are described in more detail on page A-13 of this report.

A-1

2021 COMPENSATION PROGRAM CHANGES AND HIGHLIGHTS

Executive Director Program

Our Directors’ Compensation Policy applies to our Executive Director, David Kenny as CEO, and applied to our former director, David Rawlinson as CEO of Global Connect. Mr. David Rawlinson, who joined the team as Chief Executive Officer of Global Connect in February 2020, departed in March 2021 in connection with the sale of Global Connect to affiliates of Advent International Corporation.

In 2021, 83% of the votes cast at our shareholder meeting affirmed our executive compensation program and, 97% approved our Directors’ Compensation Report on an advisory basis. In addition, 84% approved our Directors’ Compensation Policy on a binding basis when it was last put for approval in 2021.

Long Term Incentive Plans

2019 Long Term Performance Plan (“LTPP”) grants that matured on December 31, 2021 paid out at 37.5%.

The Compensation and Talent Committee decided to end the performance period of the 2019 LTPP at the end of 2020 due to the separation of Global Connect but retained the full 3-year period before any earned performance restricted stock unit awards (“PRSUs”) vested.

Due to the impending separation of Global Connect, the 2020 plan was set with 1-year performance targets. The performance for the plan was approved by the Compensation and Talent Committee in February 2021 at 25%. The PRSUs will vest at the end of 2022 for the 2020 plan as per the 3 year vesting schedule.

A-2

Changes to the Incentive Plans

The Compensation and Talent Committee set incentive plans consistent with the Company’s philosophy and commitment to align with shareholder value, promote meritocracy and ensure good corporate governance. Notable highlights and/or changes made by the Compensation & Talent Committee are set out in the following table.

Performance Restricted Stock Unit Awards

After completing the sale of our Connect business, 2021 marked the return to our normal 3-year performance cycle. After soliciting feedback from our shareholders, the Compensation and Talent Committee approved the following design with two core metrics and weightings:

•  3-year average organic revenue growth rate, weighted 50%. The average organic revenue growth rate metric replaces the revenue growth metric from the 2020 LTPP; and

•  3-year cumulative FCF/EBITDA Conversion, weighted 50%. The 3-year cumulative FCF/EBITDA conversion replaces the adjusted EPS metric from the 2020 LTPP.

Relative TSR (“RTSR”) which had been removed from 2020 plan due to the shortened 12 month performance period was reinstated in the 2021 plan.

	Metric	2020	2021
	Adjusted Earnings Per Share	50%
	Revenue Growth	50%
	3 year average Organic Revenue Growth Rate		50%
	FCF/EBITDA Conversion		50%
	RTSR Modifier		Modifier

Performance Stock Options (“PSOs”)	In March 2021, the Compensation and Talent Committee made a grant of PSOs to Mr. Kenny. The PSOs were designed to align the executive performance with the creation of long term shareholder value. The award is subject to a challenging share price growth hurdle of 35% from the date of grant which must be achieved in 4-years. The Compensation and Talent Committee considers the performance vesting requirements of the March 2021 PSOs to be very rigorous, and that the recipients would only realize value if significant shareholder value is created, and if they remain employed as of March 11, 2025. As of December 31, 2021, when the closing price of our stock was $20.51, stock appreciation of 71.5%, and market cap value (assuming constant share count) increase of $5.26 billion was required for the performance vesting requirement to be satisfied.
Annual Incentive Plan (“AIP”)	There were no changes to the performance metrics utilized in our 2021 AIP plan, however we did de-couple the revenue and adjusted EBITDA margin metrics which in 2020 were measured together as part of a matrix. Additionally, after soliciting shareholder feedback, we did make changes to the performance metric weightings. These are outlined in the table below

	Metric	2020	2021
	Adjusted EBITDA Margin		30%
	Revenue	70% combined	35%
	FCF	30%	35%

We are confident that the compensation program for Nielsen’s Executive Directors is consistent with our philosophy to motivate achievement of annual performance goals that drive long-term business objectives and deliver sustainable long-term value to our shareholders. We will continue to monitor the design and

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effectiveness of our executive compensation program annually, solicit shareholder feedback on our practices, and make modifications as appropriate.

Non-Executive Director Program

In 2021, the Compensation and Talent Committee elected to increase the chairperson and member fees for the Nomination and Governance Committee due to increased responsibility for environmental, social and governance considerations(“ESG”), increased demand for creating a broad and diverse Board pipeline and additional governance considerations. The chairperson fee will increase from $20,000 to $25,000 and the member fee will increase from $5,000 to $10,000. All increases are effective January 1, 2022.

/s/ Nancy Tellem

Compensation and Talent Committee Chairperson

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ANNUAL REPORT ON DIRECTORS’ COMPENSATION

The following is provided on an audited basis.

Compensation of Executive Directors

The following table sets forth the compensation of David Kenny, our CEO from January 1, 2020 through December 31, 2021 and for David Rawlinson, our CEO, Global Connect from February 3, 2020 through March 5, 2021 and reflects the voluntary pay reductions taken by both of our Executive Directors in 2020 due to COVID-19 pandemic:

	Base Salary	Benefits[1]	Other[2]	Pensions[3]	Total Fixed Remuneration	Annual Bonus	Long Term Incentives[4]	Total Variable Remuneration	Total
Mr. Kenny
2021	1,300,000	34,397	—	8,700	1,343,097	2,271,500	7,837,033	10,108,533	11,451,630
2020	1,268,250	28,202	—	8,550	1,305,002	1,703,625	4,112,070	5,815,695	7,120,697
Mr. Rawlinson
2021	153,816	2,885	—	4,085	949,248	—	2,390,251	2,390,251	2,551,037
2020	774,558	20,977	600,000	6,137	1,401,672	1,000,000	659,049	1,659,049	3,060,721

1	Taxable benefits paid to the CEO include but are not limited to financial planning, work from home allowance, healthcare benefits and Company paid life insurance benefits.

2	The amounts disclosed in this column represent make whole awards associated with Mr. Rawlinson’s hiring in 2020.

3	The amounts indicated represent 401(k) employer matching contributions.

4	The amounts disclosed in this column represent the vesting date fair market value of awards and include any dividend equivalents paid.

•

With respect to Mr. Kenny, values for awards vested in 2021 were due to ongoing employment with the Company. With respect to Mr. Rawlinson, values for awards vested in 2021 were due to his departure in March 2021 in connection with the sale of Global Connect to affiliates of Advent International Corporation.

¡	Mr. Kenny

¡	Stock Options: 12/3/2021 ($0) and 12/3/2021 ($0)

¡	PRSUs: 12/31/2021 ($1,197,312)

¡	Restricted stock units (“RSUs”): 3/1/2021 ($638,919), 3/18/2021 (1,263,063), 12/3/2021 ($1,153,104) and 12/31/2021 ($3,584,635)

¡	Mr. Rawlinson

¡	PRSUs: 03/05/2021 ($547,104)

¡	RSUs: 3/05/2021 ($1,831,829), 3/18/2021 ($11,319)

•	Values for awards vested in 2020 were due to the Executive Director’s ongoing employment with the Company:

¡	Mr. Kenny

¡	Stock Options: 12/3/2020 ($0) and 12/3/2020 ($0)

¡	RSUs: 3/1/2020 ($502,812) and 12/31/2020 ($3,609,258)

¡	Mr. Rawlinson

¡	RSUs: 04/30/2020 ($659,050)

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Compensation of Non-Executive Directors

The following table sets forth the compensation of our Non-Executive Directors during 2020 and 2021 and reflects the voluntary pay reductions taken by Non-Executive Directors in 2020 due to COVID-19:

	Board Fees	Board Chairperson Fee	Committee Chairperson Fees	Committee Member Fee	Total Fixed Remuneration	Equity Vesting	Total Variable Remuneration	Total
James A. Attwood, Jr. 2021 2020
	80,000	150,000	1	5,000	235,001	219,617	219,617	454,618
	68,000	127,500	1		195,501	137,833	137,833	333,334
Thomas H. Castro 2021 2020
	80,000			20,000	100,000	230,357	230,357	330,357
	57,451	—	—		57,451	100,102	100,102	157,553
Guerrino De Luca 2021 2020
	80,000	—	—	25,000	105,000	219,617	219,617	324,617
	68,000	—	—		68,000	137,833	137,833	205,833
Karen M. Hoguet 2021 2020
	80,000	—	30,000	10,000	120,000	219,617	219,617	339,617
	68,000	—	21,250		89,250	137,833	137,833	227,083
Harish Manwani[1] 2021 2020
	32,088	—	10,027		42,115	140,638	140,638	182,753
	68,000	—	17,000		85,000	137,833	137,833	222,833
Janice Marinelli Mazza 2021 2020
	80,000	—		15,000	95,000	230,357	230,357	325,357
	57,451	—	—		57,451	93,605	93,605	151,056
Jonathan F. Miller 2021 2020
	80,000	—		10,000	90,000	230,067	230,067	320,067
	32,174	—	—		32,174	28,122	28,122	60,296
Robert C. Pozen[1] 2021 2020
	32,088	—		6,016	38,104	140,638	140,638	178,742
	68,000	—	3,750		71,750	137,833	137,833	209,583
Stephanie Plaines[2] 2021
	48,791	—	—	9,148	57,940	80,902	80,902	138,842
Nancy Tellem[3] 2021 2020
	80,000	—	14,973	14,011	108,984	238,304	238,304	347,288
	68,000	—	—		68,000	103,283	103,283	171,283
Javier G. Teruel[1] 2021 2020
	32,088	—	—	4,011	36,099	140,638	140,638	176,737
	68,000	—	—		68,000	137,833	137,833	205,833
Lauren Zalaznick 2021 2020
	80,000	—	20,000	10,000	110,000	219,617	219,617	329,617
	68,000	—	12,750		80,750	137,833	137,833	218,583

1	Directors left the Board effective May 26, 2021

2	Director started on the Board effective, April 21 2021

3	Due to an administrative error, $8,984 as Chairperson fee was missed in 2021 and was paid in February 2022

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Following its annual review of Non-Executive Director compensation the Board elected to increase the chairperson and member fees for the Nomination and Governance Committee due to increased responsibility for ESG considerations, increased demand for creating a broad and diverse Board pipeline and additional governance considerations. The chairperson fee will increase from $20,000 to $25,000 and the member fee will increase from $5,000 to $10,000. All increases are effective January 1, 2022. The table below outlines Non-Executive Director compensation for 2022.

Compensation Component (Annual)	2021	Future

Board Fees[1]	$ 80,000	$ 80,000

Board Chairperson Fee[2]	$150,000	$150,000

Committee Chairperson Fee	Governance: $ 20,000 Compensation: $ 25,000 Finance: $ 25,000 Audit: $ 30,000	Governance: $ 25,000 Compensation: $ 25,000 Finance: $ 25,000 Audit: $ 30,000

Committee Member Fee	Governance: $ 5,000 Compensation: $ 10,000 ‘Finance: $ 10,000 Audit: $ 15,000	Governance: $ 10,000 Compensation: $ 10,000 Finance: $ 10,000 Audit: $15,000

Equity Grant[3]	$180,000	$180,000

1	Directors may elect to receive Board fees (including committee chairperson and committee member fees) in cash or in DSUs.

2	Board Chairperson fees may be paid 50% in DSUs and 50% in cash. The Board Chairperson may elect to receive the cash portion in DSUs.

3	The annual equity grant is delivered in DSUs and vests in equal installments each quarter over 1 year.

PERFORMANCE AGAINST PERFORMANCE TARGETS FOR ANNUAL INCENTIVE FOR OUR EXECUTIVE DIRECTOR

Annual Incentive Plan Formula

The funding/initial payout formula (shown below) is based on adjusted EBITDA margin %, organic revenue growth % and free cash flow. All three metrics are measured independently. 100% funding is accomplished when all metrics meet target performance as approved by the Compensation and Talent Committee at the beginning of the plan year. 200% funding is accomplished when all metrics meet maximum performance as approved by the Compensation and Talent Committee at the beginning of each plan year. Funding is capped at 200%.

2021 Performance-Payout Formula

	Growth vs Prior Year (Index %)

Performance Milestones	Organic Revenue	Adjusted EBITDA Margin %	Free Cash Flow	Funding/ Initial Payout %[1]

Maximum	107.0%	120 bps	120.3%	200%

Target	105.0%	50 bps	103.2%	100%

Threshold	103.5%	0 bps	94.7%	50%

< Threshold	<103.5%	<0 bps	<94.7%	0%

1	The AIP funding percentage and initial payout percentage are determined using linear interpolation if actual performance falls between any 2 performance levels.

Additionally, the Compensation and Talent Committee considers total Company financial performance and the Executive Director’s contribution to that performance, prior to determining final awards. Performance against objectives is assessed and consideration given to qualitative factors such as degree of difficulty, extraordinary market circumstances and leadership impact. As a result, the initial payout may be adjusted up or down to ensure that total performance is reflected in the final payout.

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2021 Results

In February 2022, the Compensation and Talent Committee evaluated performance under the 2021 AIP. The Compensation & Talent Committee determined that the Company’s EBITDA margin and free cash flow performance exceeded targets while the organic revenue growth performance was missed by 1/10th of a percent resulting in a total pool funding of 122.9%.

Mr. Kenny’s payout as a percentage of his AIP target was established at 118%. None of the 2021 AIP award was subject to share price appreciation. No payout was made to Mr. Rawlinson by the Company in 2021.

Performance Against Performance Targets for Long Term Incentive Vesting for our Executive Director

2021 Awards

The following table shows the aggregate grant date fair value (based on the share price on the grant date) and the number of RSUs, PRSUs and PSOs granted in 2021 to Mr. Kenny under the Nielsen 2019 Stock Incentive Plan. No new awards were granted to Mr. Rawlinson in 2021.

		Time Vested RSUs			Performance Vested RSUs				Options					Total Value
Date	Share price	Grant Date Fair Value	# of RSUs		Grant Date Fair Value	# of PRSUs		% Receivable if minimum performance achieved	Grant Date Fair Value	# of Options		Exercise price
3/11/2021	$26.06	3,080,005	118,189	[1]	6,262,650	215,656	[2]	50%	1,500,004	195,059	[3]	$35.18	[4]	10,842,659

1	Vesting of these awards will occur in four equal annual installments beginning on March 11, 2022 and ending March 11, 2025.

2	Vesting of these awards will occur on December 31, 2023.

3	Vesting of these awards will occur on March 11, 2025.

4	The difference between the share price at grant and the exercise price reflects a share price hurdle to incentivize Mr. Kenny.

Time-Vested Restricted Stock Unit Awards

The following table provides information regarding the time-vested RSUs outstanding at the beginning and end of the year ended December 31, 2021 for Mr. Kenny:

Award Date	End of Vesting Period	Unvested RSUs Outstanding at 1/1/2021[1]	RSUs Granted	RSUs Vested[1]	Unvested RSUs Outstanding at 12/31/2021[1]	Market Price Per Share on Award Date	Market Price Per Share on Vesting Date
3/11/2021	3/11/2025		118,189		119,168	$26.06
3/18/2020	3/18/2024	193,727		48,542	146,837	$16.08	$26.02
3/1/2019	3/1/2023	82,836		27,611	55,811	$26.98	$23.14
12/3/2018	12/31/2021	172,940		174,775	—	$28.19	$20.51
12/3/2018	12/3/2021	57,772		58,385	—	$28.19	$19.75

1	Amounts include additional shares acquired from dividend equivalents.

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The following table provides information regarding the time-vested RSUs outstanding at the beginning and end of the year ended December 31, 2021 for Mr. Rawlinson:

Award Date	End of Vesting Period	Unvested RSUs Outstanding at 1/1/2021[1]	RSUs Granted	RSUs Vested[1]	Unvested RSUs Outstanding at 12/31/2021	Market Price Per Share on Award Date	Market Price Per Share on Vesting Date
3/18/2020	3/18/2024	150,956		36,743	—	$16.08	$24.95
2/3/2020	4/30/2022	37,026		37,112	—	$20.61	$24.95

1	RSUs vested on Mr. Rawlinson’s separation from the Company on March 5, 2021. Details of his Separation Agreement can be found under “Directors’ Compensation Report — Payments to Past/Former Directors.”

2	The Company declared a dividend to all shareholders of record on March 4, 2021 to be paid on March 18, 2021. Accordingly, 349 and 86 RSUs vested for Mr. Rawlinson on March 18, 2021, at the market price of $26.02 for the March 18, 2020 and February 3, 2020 grants respectively. These shares are included in the numbers listed above.

Performance-Vested Restricted Stock Unit Awards

The following provides information regarding the PRSUs outstanding at the beginning and end of the year ended December 31, 2021 for Mr. Kenny:

Award Date	Vest Date	Measurement Period	Unvested PRSUs Outstanding at 1/1/2021	PRSUs Granted	PRSUs Vested[1]	PRSUs Forfeited	Unvested PRSUs Outstanding at 12/31/2021	Fair Value Per Share on Grant Date	Market Price Per Share on Vesting Date	Value on Vesting Date
3/11/2021	Mar 2023	2021-2023		215,656	—	—	215,656	$26.06	N/A	N/A
3/18/2020	Dec 2022	2020	287,314		—	—	71,829	$16.08	N/A	N/A
3/1/2019	Dec 2021	2019-2021	155,670	—	58,377	—	—	$26.98	$20.51	$1,197,312	[1]

1	None of the 2019 PRSU award was subject to share price appreciation.

The following provides information regarding the PRSUs outstanding at the beginning and end of the year ended December 31, 2021 for Mr. Rawlinson:

Award Date	Vest Date	Measurement Period	Unvested PRSUs Outstanding at 1/1/2021	PRSUs Granted	PRSUs Vested[1]	PRSUs Forfeited	Unvested PRSUs Outstanding at 12/31/2021	Fair Value Per Share on Grant Date	Market Price Per Share on Vesting Date	Value on Vesting Date
3/18/2020	Dec 2022	2020	223,880		21,928	201,952	—	$16.08	$24.95	$547,104

1	A prorated portion of PRSUs vested on Mr. Rawlinson’s separation from the Company on March 5, 2021. Details of his Separation Agreement can be found under “Directors’ Compensation Report — Payments to Past/Former Directors.”

2	None of the 2020 PRSU award was subject to share price appreciation.

LTPP participants are awarded a target number of PRSUs that are earned subject to the Company’s performance against, for 2021 awards, two core performance metrics: 3 year organic revenue growth rate and 3 year cumulative FCF/EBITDA Conversion with assigned weighting of 50% each. Relative TSR acts as a modifier to the overall results of the core metric performance.

The table below summarizes the LTPP performance-payout matrix for the 2021 cycle.

Plan Design[1]
Metric	Weight		Threshold	Target	Maximum
3 year average organic revenue growth rate	50%	Performance	3.5%	5.0%	6.0%
		Payout	50%	100%	200%
3 year cumulative FCF/Adjusted EBITDA Conversion	50%	Performance	40%	45%	50%
		Payout	50%	100%	200%

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The payouts earned from the two core metrics are adjusted by applying a multiplier whose size and direction up or down is based on our RTSR percentile positioning against the peer group. RTSR performance between the 40th and 60th percentile of the peer group does not warrant any modification to payouts earned based on organic revenue growth and FCF/EBITDA conversion performance. If the RTSR performance falls between 60th and 75th percentile, a multiplier of 1.15 is applied to the payout earned based on core metrics. Similarly a multiplier of 1.25 is applied for RTSR performance falling above 75th percentile of the peer group. No upside modifier is applied if one of the core metrics does not meet threshold performance. Total payout under the plan remains capped at 200% of target.

On the downside if RTSR performance falls between the 25th and 40th percentile, a multiplier of 0.85 is applied to the payout earned based on core metrics. Similarly a multiplier of 0.75 is applied for RTSR performance falling below the 25th percentile of the peer group. The illustration below summarizes how the modifier works.

Relative Total Shareholder Return Peer Group

Each year, the Compensation and Talent Committee reviews the peer group in order to determine the appropriate peer companies used to measure our relative total shareholder return for grants made that year under the LTPP. In their review of the peer group used to measure relative total shareholder return, the Compensation and Talent Committee considers the following:

•	Companies in businesses similar to Nielsen and/or representative of the markets it serves;

•	Companies with similar economic profiles to Nielsen; and

•	Companies with historical stock price correlation to Nielsen’s stock price.

After the review, the Compensation and Talent Committee determined following companies would be as peers to determine the RTSR performance

2021 Peer Group

Alliance Data Systems Corporation	Teradata Corporation

comScore Inc	The Interpublic Group of Companies, Inc.

CoreLogic, Inc	The Trade Desk, Inc.

Equifax Inc.	Thomson Reuters Corporation

Experian plc	TransUnion

Fair Isaac Corporation	Verint Systems

Gartner, Inc.	Verisk Analytics, Inc.

IHS Markit Ltd.

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PRSU Payouts under the 2019 and 2020 LTPP

2019 LTPP

The Compensation and Talent Committee determined to end the performance period of the 2019 LTPP at the end of 2020 due to the sale of Global Connect but retained the full three-year period before any PRSUs earned would vest. The performance targets shown below represent the two year targets determined using Years 1 and 2 of the three year plan that was set out in 2019.

Plan Metrics Jan 1, 2019 – Dec 31, 2020		Final Results Based on Performance from Jan 1, 2019 – Dec 31, 2020
Elements	Performance Target for 100% Payout	Result	Weight	Payout Percentage

Adjusted EPS[1]	$3.47	$3.47	50%	100%

Revenue CAGR[2]	2.0%	(0.4%)	50%	0%

Relative Total Shareholder Return[3]	N/A	0.75 Modification	Modifier	N/A

Total Shares	N/A	N/A	100%	37.5%

1	GAAP EPS plus add backs which may include amortization related to acquired intangible assets, restructuring, goodwill and other long-lived asset impairments, and other non-operating items.

2	Income generated from sale of goods or services before any costs or expenses are deducted all in accordance with US GAAP, as depicted in the Condensed Consolidated Financial Statements in Nielsen’s applicable annual financial statements.

3	The relative total shareholder return LTPP performance measure is the change in our stock price over the three-year performance period, assuming monthly reinvestment of dividends, compared to that of a peer group of companies.

2020 LTPP

Due to the impending separation of the Global Connect business, the 2020 plan was set with one-year performance targets. The performance for the plan was approved by the Compensation and Talent Committee in February 2021. The PRSUs will vest at the end of 2022 for the 2020 plan as per the 3 year vesting schedule.

Plan Metrics Jan 1, 2020 – Dec 31, 2020		Final Results Based on Performance from Jan 1, 2020 – Dec 31, 2020
Elements	Performance Target for 100% Payout	Result	Weight	Payout Percentage

Adjusted EPS[1]	$1.77	$1.67	50%	50%

Revenue[2]	3.0%	(2.3%)	50%	0%

Total Shares	N/A	N/A	100%	25%

1	GAAP EPS plus add backs which may include amortization related to acquired intangible assets, restructuring, and other non-operating items.

2	Income generated from sale of goods or services before any costs or expenses are deducted all in accordance with US GAAP, as depicted in the Condensed Consolidated Financial Statements in Nielsen’s applicable annual financial statements.

Stock Option Awards

The following provides information regarding the time-vested stock options outstanding at the beginning and end of the year ended December 31, 2021 for Mr. Kenny:

Award Date	Outstanding at 1/1/21	Granted During 2021	Exercised During 2021	Outstanding at 12/31/2021	# of Shares Underlying Unexercised Options (#) Exercisable	# of Shares Underlying Unexercised Options (#) Unexercisable	Exercise price	Expiration Date

03/11/2021		195,059	—	195,059	—	195,059	$26.06	03/11/2028

12/3/2018	250,000	—	—	—	—	750,000	$40.00	12/3/2025

12/3/2018	122,344	—	—	—	—	—	$28.19

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195,050 performance stock options were awarded to Mr. Kenny in 2021. These performance stock options are subject to a challenging stock price growth hurdle of 35% increase from the date of grant. Awards cliff vest at the end of 4 years. PSOs become exercisable only if:

•	Stock price goal is achieved for a period greater than or equal to 21 consecutive trading days within four years from the date of grant

•	Service vesting conditions are fulfilled

The 2018 performance stock options were canceled in 2021 because they didn’t fulfill the performance criteria within the stipulated three years from the grant. 2018 awards have not had any change in exercise price or exercise date.

PENSIONS

Pension Benefits for 2021

The following table presents information regarding the pension benefits for our Executive Director during the fiscal year ended December 31, 2021:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

David Kenny	Qualified Plan	—	—	—

David Rawlinson	Excess Plan	—	—	—

Participants in the Qualified Plan become fully vested in their accrued benefits after the earlier of five years of service or when the participant reaches normal retirement age (which is the later of age 65 or the fifth anniversary of the date the participant first became eligible to participate in the plan).

Non-Executive Directors do not receive pension benefits.

Effective August 31, 2006, the Company froze its United States qualified and non-qualified defined benefit retirement plans.

Mr. Kenny is not eligible for pension benefits. The 401(k) employer matching contributions are 100% vested after two years of service.

PAYMENTS TO PAST/FORMER DIRECTORS

On March 5, 2021, in connection with the closing of the sale of Nielsen’s Global Connect to Advent International Corporation, the employment of Mr. Rawlinson, the Chief Executive Officer of Global Connect, was terminated effective as of the closing of the transaction. Mr. Rawlinson also ceased to be a director of the Company once he was no longer an employee of the Company.

In connection with the termination of Mr. Rawlinson’s employment with the Company and pursuant to his no longer serving as Chief Executive Officer of Global Connect, Nielsen and an affiliate of Advent International Corporation entered into a Separation Agreement and Release with Mr. Rawlinson.

Pursuant to the terms of the Separation Agreement and Nielsen’s Executive Severance Policy, Mr. Rawlinson was entitled to receive:

•	An aggregate amount equal to two times the sum of his annual base salary and target annual bonus (the “Cash Severance”), payable over the course of 104 weeks.

•	A lump-sum payment of $263,014; which equals a pro rata portion of his target bonus for calendar year 2021 (the “2021 Pro-Rata Bonus”).

•	Vesting of prorated portion of his unvested PRSUs (21,928 shares) and RSU grants (35,985 shares).

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In addition, Mr. Rawlinson also received an accelerated vesting of restricted stock units covering a total of 36,463 Company shares. These RSUs were granted to Mr. Rawlinson at the time of his hire to compensate for the loss of unvested equity at his former employer.

Pursuant to the Separation Agreement, an affiliate of Advent International Corporation is responsible for 50% of the Cash Severance and 100% of the 2021 Pro-Rata Bonus.

Please consult our Current Report on Form 8-K dated as of March 11, 2021 for a more complete description of the Separation Agreement.

STATEMENT OF THE DIRECTORS’ SHAREHOLDINGS AND SHARE INTERESTS

In 2011, our Board adopted share ownership guidelines, pursuant to which our Directors who receive fees for their services are required to maintain equity ownership in our Company. The share ownership guidelines for our Executive Director are six times his base salary and for our Non-Executive Directors is five times their annual fees (including Board Retainer, Board Chairperson, and Committee Chairperson Fees). Shares beneficially owned by these Directors, including vested DSUs and jointly-owned shares, unvested DSUs, and unvested RSUs in the case of our Executive Director, are included in the calculation. These Directors are expected to meet the guidelines within five years from the later of the adoption of the guidelines or their appointment as a Director or the commencement of the receipt of Director Fees. A Director may not sell or dispose of shares for cash unless the share ownership guidelines are satisfied. The share ownership guidelines are reviewed annually generally in the first Compensation and Talent Committee meeting of the year. The following table provides details on the Directors’ shareholdings as of December 31, 2021:

Director	Beneficially Owned Shares	Vested but Unexercised options	Exercised Options	PRSU Awards Subject to Performance	RSU Awards Not Subject to Performance

James A. Attwood, Jr.	366,253	—	—	—	3,538

David Kenny	439,217	750,000	—	287,485	321,816

Thomas H. Castro	17,155	—	—	—	3,538

Guerrino De Luca	40,676	—	—	—	3,538

Karen M. Hoguet	63,598	—	—	—	3,538

Janice Marinelli Mazza	17,155	—	—	—	3,538

Jonathan F. Miller	11,982	—	—	—	3,538

Stephanie Plaines	3,624	—	—	—	3,624

Nancy Tellem	23,110	—	—	—	3,538

Lauren Zalaznick	48,680	—	—	—	3,538

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PERFORMANCE GRAPH

The chart below shows the cumulative TSR of Nielsen stock assuming an initial $100 investment over the period beginning on January 26, 2011 and ending December 31, 2021. We have compared our performance to the S&P 500 and to a market cap-weighted composite of the peer group we use to measure total shareholder return in our LTPP. We believe these two indices are key to measuring our performance in our industry.

NIELSEN HOLDINGS PLC — CUMULATIVE TOTAL SHAREHOLDER RETURN SINCE IPO

CHIEF EXECUTIVE OFFICER’S COMPENSATION IN THE PAST TEN YEARS

	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
CEO Single Figure[1,2]	$11,139,245	$18,270,945	$4,071,634	$4,774,121	$7,280,519	$6,003,866	$10,973,614	$9,406,690	$7,120,697	$11,451,630
Bonus (% of maximum awarded)[3]	49%	53%	51%	52%	43%	43%	0%	54%	53%	59%
Performance based LTI (% of maximum vesting)	N/A	N/A	N/A	N/A	125%	57%	59%	0%	0%	37.5%

[1]	Includes data for former CEO David Calhoun for 2011, 2012 and 2013, Mitch Barns for 2014, 2015, 2016, 2017 and through December 2, 2018, and David Kenny for December 3, 2018 through December 31, 2021.

[2]	Includes the value of all stock and option awards that vested in the respective year.

[3]	Annual incentive maximum payout is 200% of opportunity. In 2013, 2014 and 2015, 75% was paid in cash and 25% was paid in incentive RSUs. The calculation of the Bonus (% of maximum award), used the combined value of the cash and RSU awards.

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CHIEF EXECUTIVE OFFICER PAY RATIO

The table below shows the ratio of the Chief Executive Officer’s total remuneration to the remuneration of UK employees in 2021, 2020 and 2019. The change in pay ratio between the two years is due to changes to the employee population with the sale of Nielsen’s Connect business in March 2021.

Year	Option	25th percentile	Median	75th percentile
2021	A	337 x	230 x	117 x
2020	A	190 x	124 x	81 x
2019	A	170 x	130 x	93 x

The regulations provide three options which may be used to calculate the pay for the employees at the 25th percentile, median and 75th percentile. We have used Option A, following guidance issued by some proxy advisers and institutional shareholders. Option A calculates pay for all UK employees on the same basis as the single figure for remuneration calculated for the Executive Director. The period for which employee pay has been calculated under Option A is the 2021 calendar year. The single figure for remuneration for each employee includes earned salary, annual incentive awarded for 2021 calendar year, equity that vested in 2021 and an estimate for pension and benefits. The estimate of pension and benefits for each employee is calculated using 17% of salary, based on pension and benefits currently available to new hires in the UK. Other elements of pay such as overtime and shift allowances have been excluded on the basis that they are not comparable with the pay structure for the CEO.

The pay at each quartile is set out in the table below:

	25th percentile		Median		75th percentile

	Total Pay	Of Which is Salary	Total Pay	Of Which is Salary	Total Pay	Of Which is Salary
2021	$34,000	$29,060	$49,719	$42,495	$97,665	$77,031

The Company believes the median pay ratio for 2021 is consistent with the pay, reward and progression policies for the Company’s UK employees taken as a whole.

PERCENTAGE CHANGE IN THE DIRECTOR’S COMPENSATION COMPARED TO EMPLOYEES

The table below shows the percentage year on year change on salary/fee and bonus earned by each Director between the year ended December 31, 2021 and the year ended December 31, 2020 compared to the average salary and bonus for participants in our global annual incentive plan.

Name	Base Salary % change	Bonus % change	Total Cash Compensation % change
James A. Attwood, Jr.[5]	20%	0%	20%
Thomas H. Castro[1,5]	74%	0%	74%
Guerrino De Luca[5]	54%	0%	54%
Karen Hoguet[5]	34%	0%	34%
Harish Manwani[2,5]	-50%	0%	-50%
Janice Marinelli Mazza[1,5]	65%	0%	65%
Jonathan F. Miller[1,5]	180%	0%	180%
Stephanie Plaines[3]	NA	NA	NA
Robert Pozen[2,5]	-47%	0%	-47%
David Rawlinson[4]	-80%	-100%	-91%
Nancy Tellem[5]	47%	0%	47%
Javier Teruel[2,5]	-47%	0%	-47%
Lauren Zalaznick[5]	36%	0%	36%
David Kenny[5]	3%	33%	20%
Employee Comparator[6]	4%	46%	8%

[1]	Director’s fee was prorated from start date in 2020.

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[2]	Director’s term on Board ended effective May 26, 2021.

[3]	Director started on the Board effective April 21, 2021.

[4]	Director’s term on Board ended effective March 5, 2021.

[5]	Director participated in voluntary pay cut related to Covid-19 pandemic in 2020.

[6]	The employee population for 2021 is significantly different than in 2020 due to sale of Global Connect in March 2021.

RELATIVE IMPORTANCE OF SPEND ON PAY

The table below shows the total pay for all employees compared to other key financial metrics and indicators:

($ in millions1)	Year Ended:
	December 31, 2020	December 31, 2021	% Change[2]
Personnel Costs[3]	$1,025	$971	-6.27%
Dividends paid[4]	$86	$86	0.00%
Share Buybacks	$—	$—
Average number of employees[3]	$14,590	$14,567	-0.16%
Revenue[5]	$3,361	$3,500	3.43%
EBITDA[4]	$1,452	$1,540	3.84%

[1]	Average number of employees is not provided in millions.

[2]	% change is provided on a constant currency basis. We calculate constant currency by converting 2020 local currency values to 2021 period foreign currency exchange rates (only for revenue & EBITDA).

[3]	The figures are reported in Note 23 of our 2021 UK Annual Report.

[4]	The figures are reported in ‘Strategic Report’ section of our 2021 UK Annual Report.

[5]	The figures are reported in Note 5 of our 2021 UK Annual Report.

The numbers presented above were selected to provide a broad but reasonable context against which to compare the growth of value provided to the CEO, all employees and shareholders.

CONSIDERATION BY THE DIRECTORS OF MATTERS RELATING TO DIRECTORS’ COMPENSATION

In 2021, the Compensation and Talent Committee consisted of the following members:

•	Harish Manwani (Chairperson until May 25, 2021)

•	Nancy Tellem (Chairperson from May 26, 2021 – December31, 2021)

•	Guerrino De Luca

•	Janice Marinelli Mazza

•	Lauren Zalaznick

The Compensation and Talent Committee and the Board are responsible for determining the compensation of our Directors and regularly review the philosophy and goals of the Director Compensation program and assess the effectiveness of compensation practices and processes. The Compensation and Talent Committee sets performance goals and assesses performance against these goals. The Compensation and Talent Committee and the Board operate independently of management and consider the recommendations and market data provided by the Compensation and Talent Committee’s independent consultant when reviewing and making compensation decisions. The CEO does not participate in the Compensation and Talent Committee and Board discussions regarding his own compensation. The Compensation and Talent Committee and the Board make their decisions based on their assessment of both Nielsen and individual performance against goals, market data provided by the Compensation and Talent Committee’s independent compensation consultant, and on their judgment as to what is in the best interests of Nielsen and its shareholders.

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The Compensation and Talent Committee is empowered to study or investigate any matter of interest or concern that the Compensation and Talent Committee deems appropriate and shall have the sole authority to retain, oversee the work of, obtain advice from and terminate any compensation consultant, independent legal counsel or other adviser. The Company shall provide appropriate funding, as determined by the Compensation and Talent Committee, for payment of reasonable compensation to any compensation consultant, independent legal counsel or other advisers retained by the Compensation and Talent Committee, as well as funding for the payment of ordinary administration expenses of the Compensation and Talent Committee that are necessary or appropriate in carrying out its duties.

The Compensation and Talent Committee undertakes an independence assessment prior to selecting any compensation consultant, legal counsel or other advisors that will provide advice to the Compensation and Talent Committee (other than in-house legal counsel) taking into account such factors as may be required by the New York Stock Exchange, the UK Companies Act of 2006 and any other relevant legislation or regulation from time to time.

Any compensation consultant retained by the Compensation and Talent Committee to assist it in connection with setting the amount or form of Director compensation (other than any role limited to consulting on any broad-based plan that does not discriminate in scope, terms, or operation, in favor of executive officers or Directors of the Company, and that is available generally to all salaried employees; or providing information that either is not customized for the Company or that is customized based on parameters that are not developed by the compensation consultant, and about which the compensation consultant does not provide advice) shall not provide any other services to the Company or its subsidiaries, unless such services are pre-approved by the Compensation and Talent Committee. The Compensation and Talent Committee shall evaluate, on at least an annual basis, whether any work provided by the Compensation and Talent Committee’s compensation consultant raised any conflict of interest.

The Compensation and Talent Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant until October 2021 and retained Pay Governance LLC (“Pay Governance”) from November. The compensation consultant has provided market data and perspective on Executive and Non-Executive Director compensation and related governance. Meridian and its affiliates as well as Pay Governance and its affiliates did not provide any services to Nielsen or its affiliates in 2021 other than executive and Director Compensation consulting to the Compensation and Talent Committee. Discussions between the compensation consultant and Nielsen management are limited to those necessary to complete work on behalf of the Compensation and Talent Committee.

The Compensation and Talent Committee determined that the compensation consultant and its lead consultant for Nielsen satisfy the independence factors described in the NYSE listing rules. The Compensation and Talent Committee also determined that the work performed by either compensation consultant in 2021 did not raise any conflict of interest issues.

In 2021, Nielsen paid $161,296 to Meridian for services rendered.

IMPLEMENTATION OF POLICY IN 2022

The Policy will be operated in the same way as it was in 2021 except as set out below.

•	The Chairperson and member fee for Nomination & Governance Committee will be increased by $5,000

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STATEMENT OF VOTING AT GENERAL MEETING

At the Annual General Meeting of Shareholders on May 25, 2021, the shareholder advisory vote on the Directors’ Compensation Report received the following votes:

	Votes	% of Total Votes
Votes Cast in Favor	278,383,272	97%
Votes Cast Against	8,621,024	3%
Total Votes Cast	287,004,296	100%
Votes Withheld[1]	7,985,713	N/A

[1]	For purposes of calculating our overall voter approval, we have excluded votes withheld.

The Directors’ Compensation Policy was put to a vote of shareholders at the 2020 Annual General Meeting of Shareholders and received the following votes:

	Votes	% of Total Votes
Votes Cast in Favor	241,754,374	84%
Votes Cast Against	45,237,617	16%
Total Votes Cast	286,991,991	100%
Votes Withheld[1]	7,998,018	N/A

[1]	For purposes of calculating our overall voter approval, we have excluded votes withheld.

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ANNEX B

DIRECTORS’ COMPENSATION POLICY

Our Directors’ Compensation Policy applies to our Executive Director, as CEO (as well as any individual who may become an Executive Director while this policy is in effect) and our Non-Executive Directors.

COMPENSATION POLICY FOR EXECUTIVE DIRECTORS

Philosophy

Foster meritocracy

•	Our pay-for-performance philosophy differentiates rewards based on business performance and individual contributions toward core objectives.

Pay competitively

•

The Compensation and Talent Committee reviews compensation annually and considers peer group and general industry benchmarks among several factors when making decisions on pay. Other factors include the mix of pay components in total direct compensation, prior year awards, changes in role or responsibilities, Company financial performance, and individual performance.

Emphasize variable, at risk pay subject to performance — the executive compensation framework

•

As outlined below in the Executive Compensation Framework, a significant portion of our Executive Director’s compensation is at risk; dependent on the achievement of challenging annual and long-term performance targets and/or the performance of our share price.

Target Compensation Framework

Pay Component	Target Range (Total Pay)	Guaranteed/At Risk

Base Salary	Up to 20%	Guaranteed

Target Annual Incentive	Up to 30%	At Risk

Total Cash	Not to exceed 50%

Target LTI Performance Awards	30 – 50%	At Risk

Target LTI Time-Vested Awards	20 – 35%	At Risk

Total Equity	No less than 50%

Changes to the Policy

A new Director Compensation Policy was drafted which the Committee will put for the shareholder approval. As compared to the 2018 policy, the following changes have been made:

•	The introduction of performance stock options used for new hire and other one-time awards;

•	The performance metrics for the Annual Incentive Plan and Performance Restricted Stock Units have been amended as compared to the 2018 policy:

•

For the Annual Incentive Plan, the metrics for 2018 AIP were adjusted EBITDA with 75% weighting and revenue with 25% weighting. For 2021, the metrics are organic revenue (35% weighting), adjusted EBITDA margin (30% weighting), and free cash flow (35% weighting); and

•

For the Performance Restricted Stock Units, the 2018 plan metrics were three-year cumulative free cash flow (50%), relative total shareholder return (25%) and three-year revenue CAGR (25%). For 2021, the metrics are three-year average organic revenue growth rate (50%) and three-year cumulative free cash flow/ EBITDA conversion (50%) with a relative total shareholder return modifier.

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•	Non-Executive Director fees which had not been changed since 2016 were revised for 2021. They include

•	Committee Chairperson fees were increased by $5,000.

•	Instituted Committee membership fee; Audit ($15,000), Finance and Compensation & Talent ($10,000) and Governance ($5,000).

•	Annual equity grant was increased from $160,000 to $180,000.

Compensation Policy for Executive Directors

Element	Purpose	Key Characteristics
Base Salary	Attract and retain top talent

•   The Compensation and Talent Committee considers a variety of factors when reviewing and determining increases (or on recruitment)including: (1) our pay for performance philosophy, (2) peer group market data, (3) the NEO’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, and (6) role changes.

Annual Incentive Plan (“AIP”)	Motivate the Executive Director to accomplish short-term business performance goals that contribute to long-term business objectives

•   AIP award opportunities are determined each year by reference to (1) our pay for performance philosophy, (2) peer group benchmarking and general market survey data, (3) the Executive Director’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, (6) role changes, and (7) prior year award.

•   The Committee will assess the AIP based on a variety of financial metrics. For example, in 2021, organic revenue (35% weighting), adjusted EBITDA margin %( 30% weighting), and Free Cash Flow (35% weighting), will be performance metrics for the AIP.

•   Annual incentive plan funding and payouts are subject to a maximum limit of 200% of target.

•   Actual payouts and the performance metrics used to determine them will be disclosed in the Directors’ Compensation Report in the year payouts are made.

•   The calculation of EBITDA and revenue performance for annual incentive plan purposes differs from reported adjusted EBITDA and reported revenue because it is calculated using a standard foreign currency exchange rate established at the beginning of the year in order to eliminate the impact of currency exchange volatility on the performance assessment.

•   Payout is intended to be delivered 100% in cash but may be delivered in a mixture of cash and restricted stock units at the Compensation and Talent Committee’s discretion.

•   Payouts are subject to recoupment under the terms of Nielsen’s Clawback Policy.

Long-Term Incentive (“LTI”)	Deliver long-term sustainable performance and align Executive Directors’ rewards with long-term returns delivered to shareholders

•   LTI award values are determined each year by reference to (1) our pay for performance philosophy, (2) peer group benchmarking and general market survey data, (3) the Executive Director’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, (6) role changes, and (7) prior year award.

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Element	Purpose	Key Characteristics
Performance Restricted Stock Units (“PRSUs”) under Long Term Performance Plan	Alignment with long-term shareholder return

•   Subject to performance against three-year cumulative performance metrics set at the discretion of the Committee. For example, the 2021 plan has two core metrics:

¡   3 year average organic revenue growth rate (“Organic revenue”), weighted 50%.

¡   3 year cumulative Free Cash Flow/ EBITDA Conversion (“FCF Conversion”), weighted 50%.

•   The results from the core metrics are adjusted up or down based on the Relative TSR (RTSR) performance against the peer group of companies.

•   Specific threshold, target and maximum performance metrics will not be disclosed for competitive reasons but targets are designed to be aggressive and achievable and are fully aligned with our approved three-year strategic plan and long-term guidance issued to investors at the beginning of the performance period.

•   Targets and actual results used to determine payouts will be disclosed in the Director’s Compensation Report in the year that payouts are approved.

•   Relative total shareholder return (TSR) is measured against a peer group. Companies in this peer group are selected to represent a comparable investment profile to Nielsen by virtue of their being in comparable businesses, and having a similar financial profile and stock price correlation.

•   Zero payout for performance below threshold. For performance at threshold, the payout opportunity is 50% and for performance at target, 100%.

•   Maximum payout opportunity is capped at 200% of target.

•   Dividend equivalents paid except dividend equivalents on unearned performance RSUs.

•   Subject to recoupment under the terms of Nielsen’s Clawback Policy.

Restricted Stock Units (“RSUs”)	Alignment with shareholder return and retention

•   Service-based equity is delivered in RSUs.

•   Four-year graded service-vesting.

•   Dividend-equivalents on RSU awards are accrued and delivered as additional RSUs upon vesting.

•   Maximum payout not to exceed 100% of shares at the end of the vesting period, plus any earned dividends equivalents (if applicable, whether on vested or unvested).

Performance Stock Options (“PSOs”)	Alignment with long-term shareholder return

•   Used for new hire and other special awards; not part of the regular annual awards.

•   Subject to a challenging stock price growth hurdle of 25% - 35% increase from the date of grant.

•   Awards vest in 3 or 4 years.

•   PSOs become exercisable only if:

¡  Stock price goal is achieved for a period greater than or equal to 21 consecutive trading days within three years from the date of grant.

¡  Service vesting conditions are fulfilled.

•   Dividend equivalents paid except on unearned PSOs.

•   Maximum payout not to exceed 100% of shares at the end of the vesting period.

Health and Welfare plans, Perquisites	Promote overall wellbeing and avoid distractions caused by unforeseen health/financial issues

•   Health and Welfare plans available to Executive Directors and generally to other employees.

•   Defined Contribution Retirement plans available to Executive Directors and generally to other employees.

•   De minimis financial planning and wellness services allowances.

•   Other benefits may include provision of transport.

•   The cost of the Health and Welfare plans and perquisites provided changes in accordance with market conditions and will, therefore, determine the maximum amount that would be paid in the form of benefits during the period of this policy.

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Element	Purpose	Key Characteristics
Retirement	Attract and retain top talent

401(k) Savings Plan

•   Qualified plan available to all eligible employees, enables participants to save for retirement through tax-advantaged combination of employee contributions and a company matching contribution.

•   The company matching contribution matches $.50 per $1.00 of employee contribution up to 6% of pay and subject to IRS annual limits. Full vesting occurs after 2 years of service.

Relocation/Expat Assistance	Attract top talent and provide career enhancing and personal development opportunities

•   Expatriate and relocation benefits are regularly benchmarked against other companies. Current benefits offered include, but are not limited to:

¡   Shipment of goods and services.

¡  Home sale/lease termination.

¡  House hunting trips.

¡   Temporary housing.

¡  Housing allowance.

¡   Automobile disposition.

¡  Goods and services differential allowance.

¡  Car/driver allowance.

¡   Education fees and expenses for dependent children to age 19.

¡   Home leave.

¡  Tax equalization.

¡   Tax preparation.

¡  Language and cultural training.

¡  Destination acclimation services.

PERFORMANCE MEASURE SELECTION

The measures used under the AIP and the LTPP are reviewed and approved by the Compensation and Talent Committee annually. The PSOs are subject to stock price growth hurdles and used for new hire or other one time grants and are not part of annual grant program. The other elements in the table above are not subject to the accomplishment of specific performance targets.

Nielsen has a strong culture of pay for performance which serves to align Company goals and performance with pay outcomes for the Company’s executives. Nielsen conducts quantitative assessments of business financial performance and also evaluates individual contributions toward key business objectives in order to differentiate rewards. The CEO and other executives participate in the same performance assessment process applicable to all managerial employees, including an annual performance review.

Our CEO and other executives participate in the same annual cash incentive plan that is applicable to all managerial employees, which in 2021 was funded based on full company annual organic revenue, adjusted EBITDA Margin and Free Cash Flow performance.

LTPP participants are awarded a target number of PRSUs that are earned subject to the Company’s performance against three cumulative three-year performance metrics. For the 2021 plan, there are two core metrics. 50% of the total LTPP award opportunity will be based on 3 year average organic revenue growth rate and the remaining 50% will be based on 3 year cumulative Free Cash Flow/ EBITDA Conversion. The results from the core metrics are adjusted up or down based on the Relative TSR (RTSR) performance against the peer group of companies. The PRSUs will vest, to the extent earned, at the end of a three year period.

Under the rules governing the design and operation of the AIP and LTPP, the Compensation and Talent Committee has the discretion to select other performance metrics and alter their weighting as business conditions may dictate in the future.

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REMUNERATION POLICY FOR OTHER EMPLOYEES

The remuneration policy for other employees is based on the same philosophy and principles that govern the remuneration policy for Executive Directors. Annual salary reviews take into account Company and individual performance, local pay and market conditions, and salary levels for similar roles in the relevant geographies. Senior executives are eligible to participate in the AIP and in LTI programs on similar terms as the Executive Directors. Managerial and professional employees are eligible to participate in the AIP provided for executives; opportunities vary by organizational level and an individual’s role. Some employees below the executive level are eligible to participate in the stock option, PRSU and RSU components of the LTI program; opportunity levels are commensurate with organizational level.

LOSS OF OFFICE AND SERVICE AGREEMENTS

In general we do not provide employment agreements for Executive Directors. The principal terms of employment for Executive Directors are as provided to other eligible employees with the exception of certain de minimis benefits (described within) and certain payments provided in the event the Executive Director is terminated not for cause or resigns for good reason (as defined in the documents referenced below under “Potential Payments Upon Termination or Change In Control”). In certain circumstances the Compensation and Talent Committee may provide employment agreements for Executive Directors where it is essential for continued sound governance.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance terms for Executive Directors are defined in the U.S. Severance policy for Section 16 Officers and Senior Executives (the “Severance Policy”) approved by the Committee on July 20, 2017.

The following is a summary of the material terms of the Severance Policy:

a)

Qualifying Termination Outside of the Change in Control Protection Period: If the Executive Director subject to the Severance Policy is terminated by the Company without Cause or resigns for Good Reason (as such terms are defined in the Severance Policy) at any time other than during the 24-month period following a change in control (the “Change in Control Protection Period”), such individual has the right to payments equal to, with respect to the CEO, two times, or with respect to other Executive Directors, one times the sum of the Executive Director’s annual base salary and the average of the annual incentive payments paid to the Executive Director in the prior three years.

b)

Qualifying Termination During the Change in Control Protection Period: If the Executive Director subject to the Severance Policy is terminated by the Company without Cause or resigns for Good Reason during the Change in Control Protection Period, the Executive Director has the right to payments equal to two times the sum of the Executive Director’s annual base salary and the average of the annual incentive payments paid to the Executive Director in the prior three years.

Change in control is defined in the Severance Policy and includes the acquisition of shares of the Company representing more than 40% of the Company’s capital stock, merger, consolidation or reorganization where pre-transaction shareholders do not continue to hold at least 50% of the Company’s voting power, change in majority of the Board within a 12-month period, and liquidation, dissolution or a material asset sale. The Severance Policy provides for a 280G best-after-tax cutback, which applies to any payments or benefits that individuals subject to the Severance Policy are entitled to receive that are “excess parachute payments” under the “golden parachute” excise tax rules of the Internal Revenue Code.

Additionally, under the terms of the Nielsen 2019 Stock Incentive Plan (the “2019 Plan”), if the Executive Director is terminated by the Company without “Cause” or the Executive Director resigns for “Good Reason” (as such terms are defined in the plan document) they will forfeit all unvested equity as of the date of termination with the following exceptions:

•

PRSUs: Executive Directors will receive a payout on the regularly scheduled payout date reduced pro-rata to their service through the performance period, calculated as the number of days between the beginning of the performance period and the termination date divided by 1095.

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•

Option and RSU Awards: Pro-rata vesting of the equity tranche that would have vested, but for the termination, on the next vesting date following the termination date calculated by the number of days between the most recent vesting and the termination date divided by the number of days in the vesting tranche.

The Committee has the discretion to adjust the above payments in the event of extraordinary circumstances including but not limited to approved retirements, death, and permanent disability.

CHANGE IN CONTROL POLICY

Under the 2019 Plan, as amended, unvested options and RSUs do not vest automatically in the event of a change in control.

CLAWBACK POLICY

Our clawback policy requires the Executive Director, in all appropriate cases, to repay or forfeit any bonus, short-term incentive award or amount, or long-term incentive award or amount awarded to the Executive Director, and any non-vested equity-based awards previously granted to the Executive Director if:

a)

The amount of the incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement or the correction of a material error;

b)	The Executive Director engaged in intentional misconduct that caused or partially caused the need for the restatement or caused or partially caused the material error; and

c)

The amount of the incentive compensation that would have been awarded to the Executive Director, had the financial results been properly reported, would have been lower than the amount actually awarded.

RECRUITMENT OF EXECUTIVE DIRECTORS

The compensation package for a new Executive Director will be set in accordance with the terms of the Directors’ Compensation Policy as set forth above or in force at the time of appointment or hiring. In determining the appropriate remuneration structure and levels, the Compensation and Talent Committee will take into consideration all relevant factors to ensure that arrangements are in the best interests of the Company and its shareholders.

In addition, to facilitate the recruitment of an individual to an Executive Director position, the Compensation and Talent Committee can use cash and/or LTI awards to buy-out previously-granted incentive awards and no limits will apply under this policy.

For external hires and internal appointments the Company may provide certain relocation reimbursements or allowances including expatriate benefits within limits set by the Compensation and Talent Committee that fairly reimburse Executive Directors for expenses incurred and provide for a smooth transition free of unnecessary distractions.

NOTICE PERIODS

There is no written policy for notice period for the Executive Directors.

CONSIDERATION OF CONDITIONS ELSEWHERE IN THE COMPANY

The Compensation and Talent Committee does not consult with employees specifically on its Executive Director compensation policy and framework however, when determining pay for Executive Directors, the Committee takes into account several data elements including but not limited to:

•	company and individual performance;

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•	salary increase budgets provided for other employees;

•	annual incentive plan funding levels;

•	local pay and market conditions; and

•	market data provided by independent compensation consultant.

CONSIDERATION OF SHAREHOLDER VIEWS

On a regular basis, the Compensation and Talent Committee engages with shareholders to solicit direct input regarding its Executive Director Compensation programs. Input provided during these meetings and from shareholder advisory firms is used to shape our compensation programs. The majority of shareholders continue to express support for our compensation programs.

ILLUSTRATION OF APPLICATION OF COMPENSATION POLICY FOR EXECUTIVE DIRECTOR

The estimated compensation amounts received by the Executive Director i.e. our CEO are shown in the following graph.

The amounts show payments at three levels of performance-threshold, target and maximum

For the purpose of this illustration the following components’ values are constant at each level of performance:

•	Salary: reflects annualized rate for 2021

•	Restricted stock units: planned grant date fair value in 20211

•

Pension/Benefits: Estimated based on 2020 figures and 2021 premium or reimbursement rates including 401(k) savings match, health saving account plan match, relocation benefits, health and welfare perquisite and tax planning perquisite.

The following components’ values vary by each level of performance:

•	Annual Incentive: reflects potential cash payouts based solely on the plan’s incentive funding formula

•	LTPP: reflects the fair value1 of PRSUs at grant date at target and percentage payouts of target in accordance with the plan design at threshold and maximum levels of performance.

•

Both of the above values will differ from the actual payments earned by Mr. Kenny under the 2020 AIP paid to him in March, 2021. Payment details are disclosed in our 2021 Proxy Statement under “Summary Compensation Table.”

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[1]	Calculated in accordance with IFRS 2, Share-based Payments. For a discussion of the assumptions and methodologies used to value the awards granted in 2020 please see Note 18 “Share-Based compensation” to our audited consolidated financial statements, included in our Annual Report for the year ended December 31, 2020. In all cases, the values reported assume no share price change relative to closing price of a Nielsen share on the date of grant.

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ILLUSTRATION OF MAXIMUM DIRECTOR PAY

The charts below show the potential value of the current Executive Directors’ 2021 total remuneration in three main scenarios: ‘Minimum’ (i.e. Fixed Pay, Pension and benefits), ‘Mid-point’ (i.e. Fixed Pay, Pension, benefits and target bonus that may be awarded) and ‘Maximum’ (i.e. Fixed Pay, Pension, benefits and the maximum variable pay that may be awarded). For the purposes of these charts, the value of benefits is based on an estimated annual value for 2021 regular benefits. Additional ad hoc benefits may arise but will always be provided in line with the Director’s Compensation Policy. A significant proportion of the potential remuneration of the Executive Directors is variable and is therefore performance related. In line with the new reporting requirements, we have provided an indication of the maximum remuneration receivable, assuming share price appreciation of 50% on the Long Term Incentives.

TOTAL CEO 2021 REMUNERATION OPPORTUNITY ($,000)

COMPENSATION POLICY FOR NON-EXECUTIVE DIRECTORS

As of the effective date of this Policy, all of our Directors, with the exception of David Kenny, our CEO, are Non-Executive Directors.

PURPOSE

Nielsen’s Compensation Policy for our Non-Executive Directors is designed to:

•	attract and retain talented individuals to help oversee the Company as members of the Board;

•	align with the market value of the role; and

•	align with long-term shareholder returns.

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PRACTICE

The Compensation and Talent Committee reviews the Non-Executive Director compensation program annually taking account of market benchmarking data to establish compensation levels that are competitive and serve the stated purpose. Market adjustments may be made to Non-Executive Director compensation following these reviews. Otherwise, the Compensation and Talent Committee generally intends to make adjustments every three years unless special circumstances require otherwise. The values quoted in each category are fixed, do not vary subject to a performance condition and therefore represent the current maximum payout opportunity.

Compensation Element	How Component Operates	Current Fee Structure (per annum)
Board Fees	• Annual retainer paid on a quarterly basis • Director may elect to receive fees in cash or in DSUs1 • DSUs accrue dividend equivalents in the form of additional DSUs	$80,000
Board Chair Fee	• Annual retainer payable on a quarterly basis; 50% in DSUs and 50% in cash • Director may elect to receive cash fees in DSUs1 • DSUs accrue dividend equivalents in the form of additional DSUs	$150,000
Committee Chair Fees	• Annual retainer payable on a quarterly basis • Director may elect to receive fees in cash or in DSUs1 • DSUs accrue dividend equivalents in the form of additional DSUs	Audit Committee: $30,000 Compensation and Talent Committee: $25,000 Finance Committee: $25,000 Nomination and Corporate Governance Committee: $20,000
Committee Member Fee	• Annual retainer payable on a quarterly basis • Director may elect to receive fees in cash or in DSUs1 • DSUs accrue dividend equivalents in the form of additional DSUs	Governance: $ 5,000 Compensation: $ 10,000 Finance: $ 10,000 Audit: $ 15,000
Lead Independent Director Fee	• Annual retainer payable on a quarterly basis • Director may elect to receive fees in cash or in DSUs1 • DSUs accrue dividend equivalents in the form of additional DSUs	$30,000
Annual Equity Grant	• Offered to all Non-Executive Directors • Executive compensation peer group plus general industry benchmark provided by Meridian are used as benchmarks • Annual equity grant delivered in DSUs vests in four equal quarterly installments • DSUs accrue dividend equivalents in the form of additional DSUs	$180,000

[1]	The Company can, but does not have to offer this choice to the Non-Executive Directors.

B-10

Non-Executive Directors will only receive compensation for those services outlined in this Policy. There are no contracts or agreements that provide guaranteed amounts payable for service as a Non-Executive Director of Nielsen, and there are no similar arrangements that provide for any guaranteed compensation (other than for any accrued or deferred amounts, if applicable, for services rendered as a Non-Executive Director) upon a Non-Executive Director’s termination of service from our Board of Directors. The Compensation and Talent Committee may in exceptional circumstances provide compensation that exceeds or is different from that payable to Non-Executive Directors but is aligned with the policy for Executive Directors. An example may include when an Executive Director transitions from Company employee to Non-Executive Director. In these cases, the Committee may find it appropriate to elect to continue components of the Executive Director Compensation program for the former employee. When recruiting for a new external Non-Executive Director, the Committee or Board will structure pay in line with the existing policy for Non-Executive Directors set out above.

B-11

ANNEX C

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

CONSTANT CURRENCY PRESENTATION

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. No adjustment has been made to foreign currency exchange transaction gains or losses in the calculation of constant currency net income.

We define organic constant currency revenue as constant currency revenue excluding the net effect of business acquisitions and divestitures over the past 12 months. We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

The below table presents a reconciliation from revenue on a reported basis to revenue on a constant currency basis and organic constant currency basis for the years ended December 31, 2021 and 2020, with our Global Connect business presented as a discontinued operations.

(IN MILLIONS) (UNAUDITED)	Twelve Months Ended December 31, 2021 Reported	Twelve Months Ended December 31, 2020 Reported	% Variance 2021 vs. 2020 Reported	Twelve Months Ended December 31, 2020 Constant Currency	% Variance 2021 vs. 2020 Constant Currency	Twelve Months Ended December 31, 2021 Organic	Twelve Months Ended December 31, 2020 Organic Constant Currency	% Variance 2021 vs. 2020 Organic Constant Currency
Measurement	$2,545	$2,455	3.7%	$2,465	3.2%	$2,538	$2,441	4.0%
Impact / Content	955	906	5.4%	919	3.9%	950	884	7.5%
Total	$3,500	$3,361	4.1%	$3,384	3.4%	$3,488	$3,325	4.9%

Net Income to Adjusted EBITDA Reconciliation

Net Income to Adjusted EBITDA Reconciliation

We define Adjusted EBITDA as net income or loss from continuing operations of our consolidated statements of operations before interest income and expense, income taxes, depreciation and amortization, restructuring charges, impairment of goodwill and other long-lived assets, share-based compensation expense and other non-operating items from our consolidated statements of operations, as well as certain other items that arise outside the ordinary course of our continuing operations specifically described below.

Restructuring charges: We exclude restructuring expenses, which primarily include employee severance, office consolidation and contract termination charges, from our Adjusted EBITDA to allow more accurate comparisons of the financial results to historical operations and forward-looking guidance. By excluding these expenses from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value these assets will generate for us. Furthermore, we believe that the adjustments of these items more closely correlate with the sustainability of our operating performance.

C-1

Impairment of goodwill and other long-lived assets: We exclude the impact of charges related to the impairment of goodwill and other long-lived assets. We believe that the exclusion of these impairments, which are non-cash, allows for more meaningful comparisons of operating results to peer companies. We believe that this increases period-to-period comparability and is useful to evaluate the performance of the total company.

Share-based compensation expense: We exclude the impact of costs relating to share-based compensation. Due to the subjective assumptions and a variety of award types, we believe that the exclusion of share-based compensation expense, which is typically non-cash, allows for more meaningful comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.

Other non-operating expenses, net: We exclude foreign currency exchange transaction gains and losses primarily related to intercompany financing arrangements as well as other non-operating income and expense items, such as, gains and losses recorded on business combinations or dispositions, sales of investments, net income attributable to noncontrolling interests and early redemption payments made in connection with debt refinancing. We believe that the adjustments of these items more closely correlate with the sustainability of our operating performance.

Other items: To measure operating performance, we exclude certain expenses and gains that arise outside the ordinary course of our continuing operations. Such costs primarily include legal settlements, acquisition related expenses, business optimization costs and other transaction costs. We believe the exclusion of such amounts allows management and the users of the financial statements to better understand our financial results.

Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA may vary from the use of similarly titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. Adjusted EBITDA margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period.

We use Adjusted EBITDA to measure our performance from period to period, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. In addition to Adjusted EBITDA being a significant measure of performance for management purposes, we also believe that this presentation provides useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance.

Adjusted EBITDA should not be considered as an alternative to net income or loss, operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance or cash flows as measures of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies and may, therefore, have limitations as a comparative analytical tool.

C-2

The below table presents reconciliations from net income to Adjusted EBITDA for the years ended December 31, 2021 and 2020, with our Global Connect business presented as discontinued operations.

	Twelve Months Ended December 31, (Unaudited)
(IN MILLIONS)	2021	2020
Net income from continuing operations	$559	$203
Less: net income attributable to noncontrolling interests	8	12
Net income from continuing operations attributable to Nielsen shareholders	551	191
Interest expense, net	285	329
(Benefit)/provision for income taxes	(2)	144
Depreciation and amortization	512	550
EBITDA	1,346	1,214
Equity in net loss of affiliates	1	—
Other non-operating (income)/expense, net	37	15
Restructuring charges	13	37
Impairment of other long-lived assets	—	146
Share-based compensation expense	36	34
Dis-synergy costs[1]	—	(70)
Other items[2]	58	35
Adjusted EBITDA	$1,491	$1,411

[1]	Costs to stand-up Nielsen as a standalone company including incremental Real Estate, IT/Infrastructure, Transition Services Agreements (TSAs) and Commercial Arrangements.

[2]	For the twelve months ended December 31, 2021, other items primarily consist of legal settlements and related fees, business optimization costs and transaction related costs. For the twelve months ended December 31, 2020, other items primarily consist of business optimization costs, including strategic review costs and transaction related costs.

The below table presents a reconciliation of Net Income and Adjusted EBITDA on a reported basis to a constant currency basis for the year ended December 31, 2021, with our Global Connect business presented as a discontinued operations.

(IN MILLIONS) (UNAUDITED)	Year Ended December 31, 2021 Reported	Year Ended December 31, 2020 Reported	% Variance 2021 vs. 2020 Reported	Year Ended December 31, 2020 Constant Currency	% Variance 2021 vs. 2020 Constant Currency
Net Income attributable to Nielsen Shareholders	$551	$191	188.5%	$194	184.0%
Adjusted EBITDA	$1,491	$1,411	5.7%	$1,415	5.4%

Free Cash Flow

We define free cash flow as net cash provided by operating activities, less capital expenditures, net. We believe providing free cash flow information provides valuable supplemental liquidity information regarding the cash flow that may be available for discretionary use by us in areas such as the distributions of dividends, repurchase of common stock, voluntary repayment of debt obligations or to fund our strategic initiatives, including acquisitions, if any. However, free cash flow does not represent residual cash flows entirely available for discretionary purposes; for example, the repayment of principal amounts borrowed is not deducted from free cash flow. Key limitations of the free cash flow measure include the assumptions that we will be able to refinance our existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt. Free cash flow is not a presentation made in accordance with GAAP.

C-3

The following table presents reconciliation from net cash provided by operating activities to free cash flow, and free cash flow, on a continuing operations basis for the year ended December 31, 2021 and 2020. Free cash flow is presented as if the Global Connect transaction and resulting de-levering occurred on

January 1, 2020.

(IN MILLIONS)	2021	2020
Net cash provided by operating activities	$666	$999
Less; Capital expenditures, net	(338)	(519)
Consolidated free cash flow	328	480
Less; Discontinued operations free cash flow	(270)	(151)
Free cash flow from continuing operations	$598	$631
Interest adjustment[1]	24	39
Dis-synergies adjustment[2]	—	(84)
Separation related costs[3]	25	—
Free cash flow	$647	$586

[1]	Reflects an adjustment to interest payments as if the Global Connect transaction and the resulting de-levering occurred on January 1, 2020.

[2]	Includes net payments related to costs to stand-up Nielsen as a standalone company including incremental Real Estate, IT/Infrastructure, TSAs and Commercial Arrangements.

[3]	Primarily includes capital expenditures to position Nielsen to be a standalone company and tax payments related to the separation.

Adjusted Earnings per Share

We define Adjusted Earnings per Share as net income attributable to Nielsen shareholders per share (diluted) from continuing operations from our consolidated statements of operations, excluding depreciation and amortization associated with acquired tangible and intangible assets, restructuring charges, impairment of goodwill and other long-lived assets, share-based compensation expense, other non-operating items from our consolidated statements of operations, certain other items considered unusual or non-recurring in nature and separation-related costs, adjusted for income taxes related to these items. Management believes that this non-GAAP measure is useful in providing period-to-period comparisons of the results of the Company’s ongoing operating performance.

The below table presents reconciliations from diluted net income per share to Adjusted earnings per share for the twelve months ended December 31, 2021 and 2020, with our Global Connect business presented on a discontinued operations basis:

	Twelve Months Ended December 31, (Unaudited)
(IN MILLIONS)	2021	2020
Net income/(loss) from continuing operations attributable to Nielsen shareholders per share of common stock, diluted	$1.53	$0.53
Depreciation and amortization associated with acquisition-related tangible and intangible assets	0.42	0.46
Impairment of other long-lived assets	—	0.41
Restructuring	0.04	0.10
Share-based compensation	0.10	0.09
Other non-operating expense, net	0.08	0.01
Other items[1]	0.16	0.10
Interest adjustment[2]	0.04	0.15
Dis-synergy costs[3]	—	(0.20)
Tax effect of above items	(0.19)	(0.18)
Discrete tax provision	(0.37)	(0.03)
Adjusted earnings per share	$1.81	$1.45

C-4

[1]	For the twelve months ended December 31, 2021, other items primarily consist of legal settlements and related fees, business optimization costs and transaction related costs. For the twelve months ended December 31, 2020, other items primarily consist of business optimization costs, including strategic review costs and transaction related costs.

[2]	As if the Global Connect sale and the resulting de-levering occurred on January 1, 2020.

[3]	Costs to stand-up Nielsen as a standalone company including incremental Real Estate, IT/Infrastructure, Transition Services Agreements (TSAs) and Commercial Arrangements.

The below table presents reconciliations from diluted net income per share to Adjusted earnings per share for the twelve months ended December 31, 2020 and 2019, prior to the requirement to present the Global Connect business on a discontinued operations:

	Twelve Months Ended December 31, (Unaudited)
(IN MILLIONS)	2020	2019
Net loss attributable to Nielsen shareholders per share of common stock, diluted	$(0.02)	$(1.17)
Depreciation and amortization associated with acquisition-related tangible and intangible assets	0.55	0.58
Restructuring	0.40	0.22
Impairment of goodwill and other long-lived assets	0.52	2.82
Share-based compensation	0.15	0.14
Other non-operating expense, net[1]	0.06	0.50
Separation related costs[2]	0.35	—
Other items[3]	0.13	0.16
Tax effect of above items	(0.49)	(0.31)
Discrete tax provision/(benefit)	0.01	(1.14)
Adjusted earnings per share	$1.67	$1.80

[1]	For the twelve months ended December 31, 2019, other non-operating expense, net includes $0.48 of expenses related to the settlement of certain pension plans obligations.

[2]	Separation-related costs consists of costs that would not have been incurred if we were not undertaking the separation of the Nielsen Global Connect business from the Nielsen Global Media business and positioning Global Connect and Global Media to operate as two independent companies.

[3]	For the twelve months ended December 31, 2020, other items primarily consist of business optimization costs and transaction related costs. For the twelve months ended December 31, 2019, other items primarily consist of business optimization costs, including strategic review costs and transaction related costs.

Net Debt and Net Debt Leverage Ratio

The net debt leverage ratio is defined as net debt (gross debt less cash and cash equivalents) as of the balance sheet date divided by Adjusted EBITDA for the 12 months then ended. Net debt and the net debt leverage ratio are commonly used metrics to evaluate and compare leverage between companies and are not presentations made in accordance with GAAP. The calculation of the net debt leverage ratio as of December 31, 2021 as if the Global Connect sale closed on January 1, 2020 is as follows:

(IN MILLIONS) (UNAUDITED)
Gross debt as of December 31, 2021	$5,626
Less: Cash and cash equivalents as of December 31, 2021	(380)
Net debt as of December 31, 2021	$5,246
Adjusted EBITDA for the year ended December 31, 2021	$1,491
Net debt leverage ratio as of December 31, 2021	3.52x

C-5

ANNEX D

RULE 10B – 18 REPURCHASE CONTRACT

This agreement is made on , 20[•]	(the “Agreement”)

BETWEEN:

Nielsen Holdings plc 5th Floor Endeavour House, 189 Shaftesbury Avenue London WC2H 8JR United Kingdom Registered No. 9422989	(the “Company”) and

[•]	(the “Counterparty”)

It is agreed that the Counterparty will purchase on a principal basis interests in ordinary shares of the Company, nominal (i.e., par) value €0.07 per share (the “Ordinary Shares”), for subsequent sale and delivery to the Company pursuant to the terms of this Agreement as follows:

1.

Throughout the period of this Agreement, Ordinary Shares will be purchased in the open market or through privately negotiated transactions by the Counterparty upon instructions provided from time to time by the Company as to the number of Ordinary Shares to be purchased over a designated period of time and the price or prices that the Company is willing to pay for the Ordinary Shares (the “Purchase Price”), such instructions to be provided by the Company from one or more authorised person(s) to be notified to the Counterparty by the Company (each an “Authorised Person”).

2.	Ordinary Shares will be purchased by the Counterparty in accordance with all applicable laws and regulations, including (without limitation) in accordance with:

(a)

the volume limitations of Rules 10b-18(b)(4) and 10b-18(c)(2) of the Securities Exchange Act of 1934, as may be amended or superseded from time to time (the “Exchange Act”), provided, that the Counterparty shall not be responsible for compliance with such volume limitations to the extent that the Company or any affiliated purchaser of the Company has purchased shares through any other broker or dealer on any single day (including the purchase of a block of stock under the “one block per week” exemption provided for under Rule 10b-18(b)(4)) and the Company either (i) has not informed the Counterparty of any such purchases executed on the same day (or, in the case of block purchases, during the same week) on which the Company has instructed the Counterparty to effect purchases under this Agreement or (ii) in the case of block purchases, has not informed the Counterparty of the volume of all such block purchases effected during the prior four weeks for purposes of computing allowable trading volume. The Counterparty shall also promptly notify the Company if it makes any purchases of blocks on behalf of the Company or any “affiliated purchaser” as defined in Rule 10b-18, pursuant to the proviso in Rule 10b-18(b)(4). The maximum value of Ordinary Shares, at acquisition cost, to be purchased under this program will be advised to the Counterparty by an Authorised Person from time to time following the execution of this Agreement;

(b)	Rules 10b-18(b)(2) and 10b-18(c)(1) of the Exchange Act regarding timing of purchases; and

(c)	Rule 10b-18(b)(3) of the Exchange Act regarding price of purchases.

The Counterparty agrees to provide the Company and to other persons as the Company designates, at its request from time to time, with information that evidences the conformity of such repurchases with such conditions.

D-1

3.	Notwithstanding the foregoing:

(a)

the maximum price that may be paid to purchase an Ordinary Share shall be 110% of the fair market value of the Ordinary Shares on the New York Stock Exchange or such other exchange on which the Ordinary Shares are principally listed from time to time (the “Principal Market”), in each case calculated at the time that the purchase is made; and

(b)

the maximum aggregate number of Ordinary Shares which may be purchased pursuant to this Agreement shall not exceed 20% of the total issued ordinary shares of the Company as at 5:00 pm (New York time) on May 17, 2022 as adjusted on a proportionate basis to take into account any consolidation or division of shares from time to time.

4.

The Company confirms that all purchases will be effected pursuant to Rule 10b-18 of the Exchange Act, from or through only one broker or dealer on any single day or as otherwise allowed by Rule 10b-18(b) of the Exchange Act.

5.

Purchases may be made on any national securities exchange, electronic communication network (ECN), alternative trading system (ATS), in over-the-counter (OTC) transactions or through privately negotiated transactions.

6.	Before purchases commence under this Agreement, the Company will have disclosed the repurchase program to the public.

7.

The Company reserves the right to instruct the Counterparty to suspend purchases at any time, without prejudice to the settlement of purchases effected by the Counterparty prior to the receipt of notice of such suspension. Notification of suspension will be communicated directly to the Counterparty via email or such other methods as are agreed between the Company and the Counterparty. The Company agrees that purchases shall not be made at any time when, for legal or regulatory reasons, it would be inappropriate for the Counterparty or the Company to effect such purchases.

8.

The Company represents that the purchases of Ordinary Shares by the Counterparty pursuant to the terms of this Agreement will not violate or contravene any legal, regulatory or contractual restriction applicable to the Company or the Ordinary Shares, including Section 10(b) and Rule 10b-5 of the Exchange Act.

9.

The Counterparty represents that it has established reasonable policies and procedures to ensure that its agents and representatives responsible for executing purchases of Ordinary Shares pursuant to this Agreement will not violate materially the federal insider trading laws and will use good faith efforts to comply with the requirements of Rule 10b-18.

10.

The Company may provide to the Counterparty the maximum number of Ordinary Shares that the Counterparty is authorized to purchase on a particular day in accordance with the volume condition set forth in Rule 10b-18. Such instructions may be augmented or superseded by the Company by further instructions provided on any day within the instruction period. Daily purchase information will be provided by the Counterparty to the Company by phone or email, and trade confirmations will be sent by email on each relevant trade date.

11.	Purchases of Ordinary Shares, in accordance with the instructions contained herein, will commence on the date to be agreed between the Company and the Counterparty.

12.

Notices for the attention of the Company shall be sent to the Company’s Treasurer (or such other person(s) as notified in writing to the Counterparty by the Company) at the address and/or email address (as applicable) notified in writing to the Counterparty by the Company.

13.	Notices for the attention of the Counterparty shall be sent to the address notified in writing to the Company by the Counterparty.

14.

Any notice shall be deemed given on the date received by the recipient pursuant to Paragraph 12 or 13 above or, if received after 4:00 PM New York City time on a day on which the Principal Market is open for business and the Ordinary Shares trade in the regular way on the Principal Market (a “Trading Day”) or on a non-Trading Day, on the next Trading Day.

D-2

15.

The Counterparty shall (including, without limitation, by liaising with the transfer agent and registrar of the Company (the “Transfer Agent”)) procure that any Ordinary Share to be sold by the Counterparty to the Company is transmitted or delivered by DWAC or similar means of transmission so that such Ordinary Share is withdrawn from the facilities of the Depositary Trust Company (the “DTC System”) (in particular by removing any Ordinary Share deposited with the nominee of the DTC System, Cede & Co.) and the Company receives the Ordinary Share in record form (a “Record Share”).

16.

In accordance with Paragraph 15, the Counterparty shall sell, and the Company shall purchase, all such Record Shares. Such purchase(s) shall be (a) settled on the same day that the Counterparty acquires the shares upon the settlement of its purchase(s) pursuant to Paragraph 1 and; (b) on the same terms as the purchase(s) were effectuated by the Counterparty pursuant to Paragraph 1. Following such purchase and delivery, the Company shall be registered as the record holder of such Record Shares, or such Record Shares shall otherwise be cancelled by the Company. The Company shall be responsible for any stamp duty that is due in respect of the purchase of Record Shares from the Counterparty.

17.

The Counterparty shall deliver to the Transfer Agent any documents as may be necessary or as may be reasonably requested by the Transfer Agent to give effect to the purchase, delivery, registration or cancellation of any Record Shares to the Company in accordance with the terms of this Agreement.

18.

The Company will pay for any and all Record Shares purchased by it in accordance with Paragraph 15 above by wiring funds to the bank account of the Counterparty or other designee by no later than the date of delivery of Record Shares or such other date as may be agreed between the Company and the Counterparty. Any commission payable by the Company in respect of the delivery of Record Shares shall be agreed in writing from time to time between the Company and the Counterparty, and shall be paid to the Counterparty by the Company on delivery of Record Shares or such other date as may be agreed between the Company and the Counterparty. The relevant bank account details of the Counterparty shall be notified to the Company by the Counterparty in writing from time to time.

19.	The Counterparty and the Company each acknowledge and agree that:

(a)

Prior to an acquisition by the Company under Paragraph 15 hereof, the Company shall not acquire, nor have any legal or beneficial interest in, any Ordinary Share purchased by the Counterparty pursuant to this Agreement;

(b)

Nothing in this Agreement is or shall constitute a party acting as the agent of the other for any purpose. Neither party shall describe itself as an agent or in any way hold itself out as being an agent of the other; and

(c)

The Counterparty shall act as principal in respect of its acquisition of the Ordinary Shares and shall effect purchases of shares hereunder in “riskless principal transactions” as defined in Rule 10b-18(a)(12) of the Exchange Act.

20.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the law of the State of New York. The parties hereto irrevocably submit to the exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan, in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

21.	This Agreement may not be assigned by any party without the prior written consent of the other party.

22.	This Agreement is binding upon, and inures to the benefit of, the parties and their respective permitted successors and assigns.

D-3

23.	This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

24.

If any provision of this Agreement is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. Without limiting the foregoing, any reference herein to a specific Rule under the Exchange Act shall be deemed to reference any successor Rule if applicable. All other provisions of this Agreement will continue and remain in full force and effect.

25.

This Agreement may be terminated by either party at any time, and with immediate effect, upon written notice from one party to the other by overnight mail, email or facsimile, at the addresses or fax numbers previously notified by the other party.

NIELSEN HOLDINGS PLC (the “Company”)

By:
Name: Title:

[•] (the “Counterparty”)

By:
Name: Title:

D-4

ANNEX E

RULE 10B5-1 REPURCHASE PLAN

RULE 10B5-1 REPURCHASE PLAN

Repurchase Plan, dated , 20[•]	(the “Repurchase Plan”),

BETWEEN:

Nielsen Holdings plc 5th Floor Endeavour House 189 Shaftesbury Avenue London WC2H 8JR United Kingdom Registered No. 9422989	(the “Company”) and

[•]	(the “Counterparty”)

Capitalized terms used and not otherwise defined in the body of this Repurchase Plan shall have the meaning given to such terms in Exhibit A hereto, which is incorporated herein and made part of this Repurchase Plan.

WHEREAS, the Company desires to establish this Repurchase Plan to purchase its ordinary shares, nominal (i.e., par) value €0.07 per share (the “Ordinary Shares”); and

WHEREAS, the Company desires to purchase Ordinary Shares from the Counterparty in accordance with this Repurchase Plan.

NOW, THEREFORE, the Company and the Counterparty hereby agree as follows:

I. Implementation of the Plan

1.

Prior to the commencement of the transactions contemplated by this Repurchase Plan the parties shall agree in writing in a form substantially as set forth in Exhibit A hereto to certain terms in respect of the proposed repurchases.

2.

During the Repurchase Period, the Counterparty shall effect one or more purchases as principal of Ordinary Shares having a maximum aggregate value of no more than the Total Repurchase Amount. On each Trading Day, the Counterparty shall purchase that number of Ordinary Shares having an aggregate value of up to the Maximum Amount in accordance with the volume condition set forth in Rule 10b-18, plus or minus up to $1,000. Notwithstanding the foregoing, the Counterparty shall not purchase any Ordinary Shares at a price exceeding the Limit Price and the maximum aggregate number of Ordinary Shares which may be purchased pursuant to this Repurchase Plan shall not exceed the Repurchase Cap.

3.

If, consistent with ordinary principles of best execution or for any other reason, the Counterparty cannot purchase the Maximum Amount on any Trading Day, then the amount of such shortfall may be purchased as soon as practicable on the immediately succeeding Trading Day and on each subsequent Trading Day as is necessary to purchase such shortfall consistent with ordinary principles of best execution; provided that in no event may the amount of such shortfall be purchased later than the fourth business day after such Trading Day.

4.

Nevertheless, if any such shortfall exists after the close of trading on the last Trading Day of the Repurchase Period, the Counterparty’s authority to purchase such shares under this Repurchase Plan shall terminate.

5.	The Counterparty may make purchases pursuant to this Repurchase Plan in the open market or through privately negotiated transactions. The Counterparty agrees to comply with the manner of

E-1

purchase requirements of paragraphs (b)(2), (b)(3) and (b)(4) of Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in effecting any purchase of Ordinary Shares in the open market pursuant to this Repurchase Plan. The Company agrees not to take any action that would cause any purchase in the open market not to comply with Rule 10b-18, nor to attempt to influence when or whether purchases are made by the Counterparty.

6.

The Counterparty shall (including without limitation, by liaising with the transfer agent and registrar of the Company (the “Transfer Agent”)) procure that any Ordinary Share to be sold by the Counterparty to the Company is transmitted or delivered by DWAC or similar means of transmission so that such Ordinary Share is withdrawn from the facilities of the Depositary Trust Company (the “DTC System”) (in particular by removing any Ordinary Share deposited with the nominee of the DTC System, Cede & Co.) and the Company receives the Ordinary Share in record form (a “Record Share”).

7.

In accordance with Article I, Paragraph 6 and Exhibit A, the Counterparty shall sell, and the Company shall purchase, all such Record Shares. Such purchase(s) shall be (a) settled on the same day that the Counterparty acquires the shares upon the settlement of its purchase(s) pursuant to Article I, Paragraph 2 and; (b) on the same terms as the purchase(s) were effectuated by the Counterparty pursuant to Article I, Paragraph 2. Following such purchase and delivery, the Company shall be registered as the record holder of such Record Shares or such Record Shares shall otherwise be cancelled. The Company shall be responsible for any stamp duty that is due in respect of the purchase of Record Shares from the Counterparty. The Counterparty shall deliver to the Transfer Agent any documents as may be necessary or as may be reasonably requested by the Transfer Agent to give effect to the purchase, delivery, registration or cancellation of any Record Shares to the Company in accordance with the terms of this Repurchase Plan.

8.

The Company will pay for any Record Shares purchased by it in accordance with Article I, Paragraph 6 above by wiring funds to the bank account of the Counterparty or other designee by no later than the date of delivery of the Record Shares or such other date as may be agreed between the Company and the Counterparty. Any commission payable by the Company in respect of the delivery of Record Shares shall be set forth in Exhibit A, and shall be paid to the Counterparty by the Company on delivery of the Record Shares or such other date as may be agreed between the Company and the Counterparty. The relevant bank account details of the Counterparty or its designee shall be notified to the Company by the Counterparty in writing from time to time.

9.

Following the commencement of the Repurchase Period, this Repurchase Plan shall terminate on the earliest of: (i) the date an aggregate purchase amount of Ordinary Shares (exclusive of commissions) equal to the Total Repurchase Amount (as defined in Exhibit A) have been purchased pursuant to this Repurchase Plan; (ii) the date that any person publicly announces a tender or exchange offer with respect to the Ordinary Shares; (iii) the date of public announcement of a merger, acquisition, reorganization, recapitalization or comparable transaction affecting the Company as a result of which either (A) the Ordinary Shares are to be exchanged or converted into other securities or property or (B) the alternate volume calculations set forth in Rule 10b-18(a)(13) have become effective; (iv) the date on which Counterparty receives notice of the intended or actual commencement of any proceedings in respect of or triggered by the Company’s bankruptcy, insolvency or similar proceeding; (v) the date on which any event of termination described herein shall occur; (vi) promptly after the receipt of written notice of termination signed by an officer of the Company and confirmed by telephone (provided that (A) any such termination shall not cause purchases previously effected pursuant to this Repurchase Plan to fail to be entitled to the benefits of Rule 10b5-1(c) and (B) any such termination notice shall not indicate the reasons for the termination or contain any material non-public information); or (vii) the date on which the Repurchase Period ends as set out in Exhibit A.

Upon termination of this Repurchase Plan, the Counterparty shall immediately suspend executing purchases pursuant to the Repurchase Plan.

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10.

It is the intent of the Company and the Counterparty that the Repurchase Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and Rule 10b-18 under the Exchange Act, and this Repurchase Plan shall be interpreted to comply with the requirements thereof.

11.

The Counterparty agrees to purchase Ordinary Shares in accordance with (i) Rules 10b-18(b)(2) and 10b-18(c)(1) of the Exchange Act (“Time of Purchases”), (ii) Rule 10b-18(b)(3) of the Exchange Act (“Price of Purchases”) and (iii) the volume limitations of Rules 10b-18(b)(4) and 10b-18(c)(2) of the Exchange Act.

12.	If the Counterparty must suspend purchases of Ordinary Shares under the Repurchase Plan on a particular day for any of the following reasons (any such reason, a “Blackout”):

a.	the Ordinary Shares are not trading in the regular way on the New York Stock Exchange (the “Exchange”);

b.	trading of the Ordinary Shares on the Exchange is suspended for any reason;

c.

the Counterparty cannot effect a purchase of Ordinary Shares due to legal, regulatory or contractual restrictions applicable to it (including without limitation, Regulation M, Rule 10b-5 or Rule 10b-18 of the Exchange Act) or a restriction under the terms of any contract applicable to the Counterparty;

d.

the Counterparty, in its commercially reasonable discretion, deems such purchase to be inadvisable as a result of a disruption in the financial markets, or in the market activity in the Ordinary Shares, that would materially interfere with the Counterparty’s ability to carry out the terms of the Purchase; or

e.

the Counterparty has received a Suspension Notice (as defined in Article I, Paragraph 13 below) from the Company in accordance with Article I, Paragraph 13 below, then the Counterparty will resume purchases in accordance with this Repurchase Plan on the next day specified in the Repurchase Plan if practicable (or as soon as otherwise practicable) after the condition causing the suspension of purchases has been resolved or, in the event of a suspension caused by the receipt of a Suspension Notice from the Company, receipt of notice from the Company requesting that the Counterparty resumes purchases pursuant to this Repurchase Plan. Any purchases that would have been executed in accordance with the terms of this Repurchase Plan but are not executed due to the existence of a Blackout shall be deemed to be cancelled and shall not be effected pursuant to this Repurchase Plan.

13.

The Counterparty agrees that if the Company enters into a transaction that results, in the Company’s good faith determination, in the imposition of trading restrictions on the Company, and if the Company shall provide the Counterparty prior notice (a “Suspension Notice”), then Counterparty will cease effecting purchases under this Repurchase Plan until notified by the Company that such restrictions have terminated. Any Suspension Notice shall be delivered pursuant to Article III, Paragraph 1 and shall indicate the anticipated duration of the suspension, but shall not include any other information about the nature of such suspension or its applicability to the Company and shall not in any way communicate any material non-public information about the Company or its securities to the Counterparty.

14.

The number of Ordinary Shares, together with other share amounts and prices, if applicable, as set forth in Exhibit A, shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Ordinary Shares or any change in capitalization with respect to the Company that occurs during the term of this Repurchase Plan.

15.

Except as otherwise expressly set forth in this Repurchase Plan, the Company acknowledges and agrees that it does not have authority, influence or control over any purchase executed by the Counterparty pursuant to this Repurchase Plan, and the Company will not attempt to exercise any authority, influence or control over such purchases. The Counterparty agrees not to seek advice from the Company with respect to the manner in which it executes purchases under this

E-3

Repurchase Plan. The Company agrees that it shall not, directly or indirectly, communicate any information relating either to the Ordinary Shares or to the Company to any member of Counterparty’s securities division at any time during the term of this Repurchase Plan. The Company shall be solely responsible for complying with all reporting or filing requirements, or with any laws not mentioned herein, that may apply to purchases under this Repurchase Plan.

16.

The Company agrees that, in the absence of bad faith, gross negligence or willful misconduct, Counterparty and its affiliates and their directors, officers, employees and agents (collectively, “Broker Persons”) shall not have any liability whatsoever to the Company for any action taken or omitted to be taken in connection with this Repurchase Plan or the making of any purchase hereunder. The Company further agrees to hold each Broker Person free and harmless from any and all losses, damages, liabilities or expenses (including reasonable attorneys’ fees and costs) incurred or sustained by such Broker Person in connection with or arising out of any suit, action or proceeding relating to this Repurchase Plan (each an “Action”) and to reimburse each Broker Person for such Broker Person’s expenses, as they are incurred, in connection with any Action, unless such loss, damage, liability or expense is determined in a non-appealable order of a court of competent jurisdiction to be solely the result of such Broker Person’s bad faith, gross negligence or willful misconduct. This paragraph shall survive termination of this Repurchase Plan.

II. Representations and Warranties

1.	The Counterparty represents and warrants to the Company as follows:

a.

The Counterparty has established reasonable policies and procedures to ensure that its agents and representatives responsible for executing purchases of Ordinary Shares pursuant to this Repurchase Plan will not violate the insider trading laws and will comply with the requirements of Rule 10b-18 and Rule 10b5-1(c)(2) of the Exchange Act. These policies and procedures include those intended to restrict any purchase or sale, or the causing of any purchase or sale, of any security as to which the individual making the investment decision has material nonpublic information, as well as those intended to prevent individuals from becoming aware of or being in possession of material nonpublic information.

b.	The Counterparty that it will be in compliance with all laws and regulations pursuant to this Repurchase Plan in purchasing Ordinary Shares pursuant to this Repurchase Plan.

2.	The Company represents that, as of the date hereof:

c.	the Board of Directors of the Company has authorized the repurchase of the Ordinary Shares;

d.	the Company publicly announced its authorization to effect repurchases of Ordinary Shares in a press release;

e.

as of the date hereof, the Company is not aware of material non-public information concerning the Company and is entering into this Repurchase Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1;

f.

the Company will not, during the period this Repurchase Plan is in effect, enter into any comparable agreement with any other broker if the period of such comparable agreement shall overlap with the period of this Repurchase Plan;

g.	purchases of Ordinary Shares pursuant to this Repurchase Plan are not prohibited or restricted by any legal, regulatory or contractual restriction or undertaking binding on the Company; and

h.	the Company shall immediately notify Counterparty if any of the statements contained in paragraphs 3(d) or 3(e) above become inaccurate prior to the termination of this Repurchase Plan.

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III. General

1.	All notices given by the parties under this Repurchase Plan shall be given by fax, email, certified mail or overnight courier as specified below:

a.	If to the Counterparty:

Address:

Attention:

Email address:

Fax:

or such other address, email address and/or fax number (as applicable) notified in writing to the Company by the Counterparty.

b.	If to the Company:

Address:

Attention:

Email address:

Fax:

or such other address, email address and/or fax number (as applicable) notified in writing to the Counterparty by the Company.

Any notice shall be deemed given on the date received by the recipient pursuant to this Paragraph or, if received after 4:00 PM New York City time on a Trading Day (as defined in Exhibit A) or on a non-Trading Day, on the next Trading Day.

2.

The Counterparty shall provide information regarding purchases of Ordinary Shares daily to the Company by phone or email followed by trade details via fax, email, or such other methods as are agreed between the Company and the Counterparty. The Counterparty also shall email a trade confirmation to the Company on each trade date and provide summaries of trades on a daily basis via email as provided in Paragraph 1 of this Article. Names, phone numbers and email addresses for Company contacts may be changed by the Company by written notice to the Counterparty in accordance with Paragraph 1 of this Article. Other reports or information shall be provided at such times and with such frequency as are agreed between the Company and the Counterparty. The Counterparty and the Company each acknowledges and agrees that:

a.

Prior to an acquisition by the Company pursuant to Article I, Paragraph 6, the Company shall not acquire, nor have any legal or beneficial interest in, any Ordinary Shares purchased by Counterparty pursuant to this Repurchase Plan;

b.

Nothing in this Repurchase Plan is or shall constitute a party acting as the agent of the other for any purpose. Neither party shall describe itself as an agent or in any way hold itself out as being an agent of the other; and

c.

The Counterparty shall act as principal in respect of its acquisition of Ordinary Shares and shall effect purchases of Ordinary Shares hereunder in “riskless principal transactions” as defined in Rule 10b-18(a)(12) of the Exchange Act.

3.

This Repurchase Plan and any claim, controversy or dispute arising under or related to this Repurchase Plan shall be governed by and construed in accordance with the law of the State of New York. The parties hereto irrevocably submit to the exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan, in the City of New York in any suit or proceeding arising out of or relating to this Repurchase Plan or the transactions contemplated hereby. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS REPURCHASE PLAN OR ANY TRANSACTION CONTEMPLATED HEREBY.

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4.

This Repurchase Plan may be modified or amended only by written agreement signed by the parties hereto and provided that any such modification or amendment shall only be permitted at a time when the Company is not aware of material non-public information concerning the Company or its securities. In the event of a modification or amendment to this Repurchase Plan, no purchases shall be effected during the ten business days immediately following such modification or amendment (other than purchases already provided for in this Repurchase Plan prior to modification or amendment). For the avoidance of doubt, the foregoing requirements applicable to modifications and amendments shall not apply to a termination of this Repurchase Plan.

5.	This Repurchase Plan may not be assigned by any party without the prior written consent of the other party.

6.	This Repurchase Plan is binding upon, and inures to the benefit of, the parties and their respective permitted successors and assigns.

7.	This Repurchase Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

8.

If any provision of this Repurchase Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. Without limiting the foregoing, any reference herein to a specific Rule under the Exchange Act shall be deemed to reference any successor Rule if applicable. All other provisions of this Repurchase Plan will continue and remain in full force and effect.

9.

This Repurchase Plan may be terminated by either party at any time, and with immediate effect, upon written notice from one party to the other by overnight mail, email or facsimile, at the addresses or fax numbers previously notified by the other party.

10.

The Counterparty agrees to maintain the confidentiality of this Repurchase Plan, the transactions contemplated herein, and any information obtained about the Company in connection with this Repurchase Plan, including the terms of Exhibit A hereof, except that this Repurchase Plan may be disclosed (a) to its affiliates and its or its affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisers (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Repurchase Plan and instructed to keep such Repurchase Plan confidential), (b) to the extent requested by any regulatory authority or self-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Repurchase Plan, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Repurchase Plan or the enforcement of rights hereunder, (f) with the consent of the Company or (g) to the extent such information (i) becomes publicly available other than as a result of a breach of this Paragraph, or (ii) becomes available to the Counterparty from a source other than the Company that does not owe an obligation of confidentiality to the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Repurchase Plan as of the date first written above.

NIELSEN HOLDINGS PLC (the “Company”)

By:
Name:
Title:

[•] (the “Counterparty”)

By:
Name:
Title:

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EXHIBIT A

The Counterparty and the Company shall hereby agree that the following terms shall have the following meanings:

“Limit Price” shall mean a per share price of the lesser of $ [                ] and 110% of the fair market value of the Ordinary Shares on the Exchange or such other exchange on which the Ordinary Shares are principally listed from time to time, in each case calculated at the time that the purchase is made.

“Maximum Amount” shall mean the maximum purchase amount in a single Trading Day and shall mean $ [                ] (which amount may be increased or decreased by the Counterparty in its sole discretion by an additional 15% for any given Trading Day).

“Repurchase Cap” shall mean 20% of the total issued ordinary shares of the Company as at 5:00 pm (New York time) on May 17, 2022 as adjusted on a proportionate basis to take into account any consolidation or division of shares from time to time.

“Repurchase Period” shall mean the period commencing on [                 ], 2022 and terminating at close of business [                ], 20[    ].

“Total Repurchase Amount” is the maximum aggregate purchase amount in the Repurchase Period and shall mean $ [                ].

“Trading Day” shall mean each day during the Repurchase Period on which the Exchange or such other exchange on which the Ordinary Shares are principally listed from time to time is open for trading and the Ordinary Shares trade in the regular way.

Commission paid under this Repurchase Plan shall equal $ [                ] per Record Share sold to the Company.

E-7

ANNEX F

APPROVAL COUNTERPARTIES

Bank of America Corporation

BNP Paribas Securities Corp.

Bank of Tokyo-Mitsubishi UFJ, Ltd.

CIBC World Markets Corp.

Citibank Global Markets Inc.

Fifth Third Securities, Inc.

Guzman & Company

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Loop Capital Markets LLC

Mizuho Securities USA Inc.

R. Seelaus & Co., LLC

Roberts & Ryan Investments, Inc.

Siebert Williams Shank & Co., LLC

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

Wells Fargo Securities, LLC

F-1

ANNEX G

RESOLUTIONS TO BE PROPOSED AT THE 2022 ANNUAL MEETING

Proposal 1: Ordinary Resolutions to Approve the Election of Directors

IT IS PROPOSED THAT each of the following individuals be, and each of the following hereby is, by way of separate ordinary resolution, elected to serve as director until the conclusion of the next annual meeting of the Nielsen Holdings plc (the “Company”):

James A. Attwood, Jr.

Thomas H. Castro

Guerrino De Luca

Karen M. Hoguet

David Kenny

Janice Marinelli Mazza

Jonathan F. Miller

Stephanie Plaines

Nancy Tellem

Lauren Zalaznick

Proposal 2: Ordinary Resolution Ratifying the Appointment of Independent Registered Public Accounting Firm

IT IS PROPOSED THAT the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022 be, and it hereby is, ratified and approved.

Proposal 3: Ordinary Resolution to Approve the Reappointment of Ernst & Young LLP as the Company’s UK Statutory Auditor

IT IS PROPOSED THAT the re-appointment of Ernst & Young LLP as the Company’s UK statutory auditor from the conclusion of the annual meeting of the Company to be held on May 17, 2022, until the conclusion of the next annual meeting of the Company at which accounts are laid be, and hereby is, approved.

Proposal 4: Ordinary Resolution to Authorize the Audit Committee to Determine the Company’s UK Statutory Auditor’s Remuneration for and on behalf of the Board

IT IS PROPOSED THAT the audit committee be authorized for and on behalf of the board of directors of the Company to determine the remuneration of Ernst & Young LLP, the Company’s UK statutory auditor.

Proposal 5: Ordinary Advisory Resolution on Executive Compensation

IT IS PROPOSED THAT, the compensation paid to the Company’s Named Executive Officers, as disclosed in the proxy statement pursuant to the SEC rules, including the compensation discussion and analysis, compensation tables and any related narrative discussion, is hereby approved.

Proposal 6: Ordinary Advisory Resolution on Director Compensation Report

IT IS PROPOSED THAT, the Directors’ Compensation Report set out in Annex A of this proxy statement and included in the Company’s annual report and accounts for the year ended December 31, 2021, be and hereby is, approved.

G-1

Proposal 7: Ordinary Resolution to Authorize the Board to Issue Equity Securities

IT IS PROPOSED THAT, in substitution for all existing authorities, the directors of the Company be generally and unconditionally authorized (in accordance with section 551 of the Companies Act 2006 (the “UK Companies Act”) to exercise all the powers of the Company to allot shares (as defined in section 540 of the UK Companies Act) in the Company or grant rights to subscribe for or to convert any security into shares in the Company:

a.	up to an aggregate nominal amount of €8,392,844; and

b.

up to a further aggregate nominal amount of €8,392,844; provided that (i) they are equity securities (within the meaning of section 560 of the UK Companies Act) and (ii) they are offered by way of a rights issue.

Unless previously renewed, revoked or varied by the Company in general meeting, the authority conferred by this resolution shall apply until the earlier of the next annual meeting of the Company or the close of business on August 17, 2023, save that the Company may, before such expiry, make offers or enter into agreements which would or might require shares to be allotted or rights to subscribe for, or to convert any security into, shares to be granted after such expiry and the directors may allot shares or grant such rights in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

In this Proposal 7:

i.	“rights issue” means an offer to:(x) holders of ordinary shares in proportion (as nearly as may be practicable) to their existing holdings; and

y.

holders of other equity securities as required by the rights of those securities or, subject to such rights, as the directors may otherwise consider necessary, to subscribe for further securities by means of the issue of a renounceable letter (or other negotiable document) which may be traded for a period before payment for the securities is due, including an offer to which the directors may impose any limits or restrictions or make any other arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under, the laws of any territory or the requirements of any regulatory body or stock exchange or any other matter; and

ii.

the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for, or to convert any securities into, shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

Proposal 8: Special Resolution to Authorize the Board to Issue Equity Securities without Preemptive Rights

IT IS PROPOSED THAT, in substitution for all existing authorities, subject to the passing of Proposal 7, the directors of the Company be generally empowered (in accordance with section 570 of the UK Companies Act) to allot equity securities (as defined in section 560(1) the UK Companies Act) for cash pursuant to the authority conferred by Proposal 7 and/or pursuant to section 573 of the UK Companies Act to sell ordinary shares held by the Company as treasury shares for cash, in each case free of the restriction in section 561 of the UK Companies Act, such authority to be limited:

a.

to the allotment of equity securities and/or sale of treasury shares for cash in connection with an offer of equity securities (but in the case of an allotment pursuant to the authority granted by paragraph (b) of Proposal 7, by way of a rights issue only):

i.	to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

G-2

ii.	to holders of other equity securities, as required by the rights of those securities or, subject to such rights, as the directors otherwise consider necessary,

iii.

and so that the directors may impose any limits or restrictions or make any other arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or the requirements of any regulatory body or stock exchange or any other matter; and

b.

to the allotment of equity securities pursuant to the authority granted by paragraph (a) of Proposal 7 and/or sale of treasury shares for cash (in each case otherwise than in the circumstances set out in paragraph (a) of this Proposal 8) up to a nominal amount of €1,258,927 (calculated, in the case of equity securities which are rights to subscribe for, or to convert securities into, ordinary shares by reference to the aggregate nominal amount of relevant shares which may be allotted pursuant to such rights).

Unless previously renewed, revoked or varied by the Company in general meeting, the power conferred by this resolution shall apply until the earlier of the end of the next annual meeting of the Company and August 17, 2023, save that the Company may, before such expiry make offers or enter into agreements that would or might require equity securities to be allotted (and/or treasury shares to be sold) after such expiry and the directors may allot equity securities (and/or sell treasury shares) in pursuance of any such offer or agreement notwithstanding that the authority conferred by this resolution has expired.

For the purposes of this Proposal 8, “rights issue” has the meaning given in Proposal 7.

Proposal 9: Special Resolution to Authorize the Board to Issue Equity Securities without Preemptive Rights in connection with an acquisition or specified capital investment

IT IS PROPOSED THAT, in addition to any authority granted under Proposal 8, and subject to the passing of Proposal 7, the directors be generally empowered pursuant to section 570 of the UK Companies Act to allot equity securities (as defined in section 560(1) of the UK Companies Act) for cash pursuant to the authority granted by Proposal 7 and/or pursuant to section 573 of the UK Companies Act to sell ordinary shares held by the Company as treasury shares for cash, in each case free of the restriction in section 561 of the UK Companies Act, such authority to be:

a.

limited to the allotment of equity securities and/or sale of treasury shares for cash up to an aggregate nominal amount of €1,258,927 (calculated, in the case of equity securities which are rights to subscribe for, or to convert securities into, ordinary shares by reference to the aggregate nominal amount of relevant shares which may be allotted pursuant to such rights); and

b.

used only for the purposes of financing (or refinancing, if the authority is to be used within six months after the original transaction) a transaction which the directors of the Company determine to be an acquisition or other capital investment of a kind contemplated by the Statement of Principles on Disapplying Pre Emption Rights most recently published by the Pre Emption Group prior to the date of this notice.

Unless previously renewed, revoked or varied by the Company in general meeting, the power conferred by this resolution shall apply until the earlier of the end of the next annual meeting of the Company and August 17, 2023, save that the Company may, before such expiry make offers or enter into agreements that would, or might, require equity securities to be allotted (and/or treasury shares to be sold) after such expiry and the directors may allot equity securities (and/or sell treasury shares) in pursuance of any such offer or agreement notwithstanding that the authority conferred by this resolution has expired.

G-3

Proposal 10: Special Resolution to Approve Forms of Share Repurchase Contracts and Repurchase Counterparties

IT IS PROPOSED THAT the terms of the proposed share repurchase agreements set out in Annex D and Annex E of this proxy statement (the “Share Repurchase Agreements”) be and hereby are, approved, provided that:

a.

the maximum price that may be paid to purchase an ordinary share shall be 110% of the last reported sale price per share for ordinary shares on the NYSE or such other exchange on which the ordinary shares are principally listed from time to time, in each case determined at the time that the purchase is made;

b.

the maximum aggregate number or ordinary shares that may be purchased pursuant to the Share Repurchase Agreements shall not exceed 20% of the total issued ordinary shares of the Company as at 5:00 pm (London time) on May 17, 2022, as adjusted on a proportionate basis to take into account any consolidation or division of shares from time to time; and

c.

the authority conferred by this resolution shall, unless varied, revoked, or renewed prior to such time, apply until the earlier of the end of the next annual meeting of the Company and August 17, 2023, and the directors and officers of the Company, any one of whom individually or jointly with other director(s) and/or officer(s), be and are hereby authorized to enter into and complete the Share Repurchase Agreements between the Company and any of the approved counterparties listed in Annex F of this proxy statement as the Company may determine.

G-4

About Nielsen

Nielsen shapes the world’s media and content as a global leader in audience measurement, data and analytics. Through our understanding of people and their behaviors across all channels and platforms, we empower our clients with independent and actionable intelligence so they can connect and engage with their audiences—now and into the future.

An S&P 500 company, Nielsen (NYSE: NLSN) operates around the world in more than 55 countries. Learn more at www.nielsen.com or www.nielsen.com/investors and connect with us on social media.

Audience Is Everything®

www.proxyvote.com

NIELSEN HOLDINGS PLC 675 AVENUE OF AMERICAS NEW YORK, NY 10010	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or from a mobile phone scan the QR code above.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (Eastern Time) on May 16, 2022 (May 12, 2022 for 401(k) plan shareholders). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NLSN2022
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (Eastern Time) on May 16, 2022 (May 12, 2022 for 401(k) plan shareholders). Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your vote must be received by 9:00 a.m. (Eastern Time) on May 13, 2022 (May 12, 2022 for 401(k) plan shareholders).

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D72333-P67650                      KEEP THIS PORTION FOR YOUR RECORDS

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —  — — —— — — — —  — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NIELSEN HOLDINGS PLC
Our Board of Directors recommends that you vote “FOR” each director nominee listed below and “FOR” each of Proposals 2 through 10 listed below.

1.	Election of directors:		For	Against	Abstain

	1a.	James A. Attwood, Jr.	☐	☐	☐

	1b.	Thomas H. Castro	☐	☐	☐

	1c.	Guerrino De Luca	☐	☐	☐

	1d.	Karen M. Hoguet	☐	☐	☐

	1e.	David Kenny	☐	☐	☐

	1f.	Janice Marinelli Mazza	☐	☐	☐

	1g.	Jonathan F. Miller	☐	☐	☐

	1h.	Stephanie Plaines	☐	☐	☐

	1i.	Nancy Tellem	☐	☐	☐

	1j.	Lauren Zalaznick	☐	☐	☐

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

3.	To reappoint Ernst & Young LLP as our UK statutory auditor to audit our UK statutory annual accounts for the year ending December 31, 2022.	☐	☐	☐

4.	To authorize the Audit Committee to determine the compensation of our UK statutory auditor.	☐	☐	☐

5.	To approve on a non-binding, advisory basis the compensation of our named executive officers as disclosed in the proxy statement.	☐	☐	☐

6.	To approve on a non-binding, advisory basis the Directors’ Compensation Report for the year ended December 31, 2022.	☐	☐	☐

7.	To authorize the Board of Directors to allot equity securities.	☐	☐	☐

8.	To authorize the Board of Directors to allot equity securities without rights of pre-emption.	☐	☐	☐

9.	To authorize the Board of Directors to allot equity securities without rights of pre-emption in connection with an acquisition or specified capital investment.	☐	☐	☐

10.	To approve of forms of share repurchase contracts and share repurchase counterparties.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

NIELSEN HOLDINGS PLC

2022 Annual General Meeting of Shareholders

May 17, 2022

9:00 a.m. (Eastern Time)

675 Avenue of the Americas

New York, NY 10010

or to attend the meeting live via the Internet-please visit

www.virtualshareholdermeeting.com/NLSN2022

ADMISSION TICKET

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. Each shareholder may be asked to present valid picture identification, such as a driver’s license. Cameras, videotaping equipment and other recording devices and large packages, banners, placards and signs will not be permitted at the meeting.

If you submit your proxy by telephone or Internet, do not return your proxy card.

Thank you for your proxy submission.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement, the US Annual Report and the UK Annual Report are available at www.proxyvote.com. You will need the 16-digit control number included on this proxy card in order to access the proxy materials on www.proxyvote.com.

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D72334-P67650

NIELSEN HOLDINGS PLC

Annual General Meeting of Shareholders

May 17, 2022 9:00 a.m. (Eastern Time)

This proxy is solicited on behalf of the Board of Directors

The undersigned shareholder(s) of Nielsen Holdings plc hereby: revoke(s) all proxies heretofore given by the signer(s) to vote at the Annual General Meeting of Shareholders and any adjournments or postponements thereof; acknowledges receipt of the Notice of the Annual General Meeting of Shareholders of Nielsen Holdings plc and related Proxy Statement; and appoint(s) David Kenny, Linda Zukauckas, George D. Callard and Jennifer Meschewski, and each of them, as the undersigned’s true and lawful proxies, each with the power to appoint his or her substitute(s), and hereby authorize(s) them to represent and to vote all of the shares of Nielsen Holdings plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 9:00 a.m. (Eastern Time) on May 17, 2022, and at any adjournment or postponement thereof, upon all subjects that may properly come before such meeting, including the matters described in the proxy statement furnished with this proxy card, subject to the directions indicated on the reverse side of this card, with all the power the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S) ON THE REVERSE SIDE OF THIS PROXY CARD. IF THE PROXY CARD IS SIGNED BUT NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2 THROUGH 10 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE